UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                         RUSHMORE FINANCIAL GROUP, INC.
                 (Name of small business issuer in its charter)

                 TEXAS                                    6411                                 75-2375969
    (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)             Classification Code Number)                 Identification No.)


      13355 Noel Road, Suite 650                                            D. M. Moore, Jr., Chief Executive Officer

          Dallas, Texas 75240                                                     Rushmore Financial Group, Inc.
            (972) 450-6000                                                          13355 Noel Road, Suite 650
                                                                                        Dallas, Texas 75240
    (Address and telephone number,                                                        (972) 450-6000
 including area code, of registrant's                                           (Name, address and telephone number,

      principal executive officer              _________________________                 of agent for service)

                                                      Copies To:
         Ronald L. Brown, Esq.                                                          Peter A. Lodwick, Esq.
    Glast, Phillips & Murray, P.C.                                                      Thompson & Knight, P.C.
      13355 Noel Road, Suite 2200                                                   1700 Pacific Avenue, Suite 3300
          Dallas, Texas 75240                                                             Dallas, Texas 75201
       Telephone: (972) 419-8302                                                       Telephone: (214) 969-1700
       Facsimile: (972) 419-8329               _________________________               Facsimile: (214) 969-1751

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. ................|_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                        ................|-|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                        ................|-|

         If delivery of the  Prospectus is expected to be made pursuant to Rule
434, please check the following box.                    ................|_|

                            -------------------------
                         CALCULATION OF REGISTRATION FEE








                                                                          Proposed         Proposed
                                                                          maximum          maximum            Amount of
      Title of each class of securities           Amount to be        offering price per   aggregate         registration
               to be registered                    registered              share(1)       offering price         fee

Common Stock, par value $.01 per share . . .        1,250,000             $5.50             $6,875,000         $2,028


============================================== =================== ==================== ================== ===============

(1) The offering price has been estimated and the registration fee has been computed pursuant to Rule 457(a). -------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Regis tration Statement shall thereafter become effective in accordance with Sec tion 8(a)of the Securities Act of 1933 or until the Registration State ment shall become effective on such date as the Commission, acting pur suant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION DATED DECEMBER 15, 1997


PROSPECTUS                                               _______________, 199___

                             UP TO 1,250,000 SHARES

                         RUSHMORE FINANCIAL GROUP, INC.

                                     [LOGO]




                                  COMMON STOCK

         Rushmore Financial Group, Inc., a Texas corporation ("Rushmore" or the "Company"), is offering for sale a minimum of 750,000 shares and a maximum of 1,250,000 shares of its common stock, par value $0.01 per share (the "Common Stock"). The offering made hereby is referred to as the "Offering."

         Prior to this Offering, there has been no public market for the Common Stock. It is currently anticipated that the initial Price to Public will be $5.50 per share. For a discussion of the factors considered in determining the Price to Public for the Common Stock, see "Underwriting." Following the
Offering, it is expected that the Common Stock will trade in the over-the-counter market and will be quoted on the Nasdaq SmallCap Market under the symbol "RFGI" . See "Underwriting."

         SEE "RISK FACTORS" BEGINNING ON PAGE 6, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                Price        Underwriting         Proceeds
                                  to          Discounts and           to
                                Public       Commissions(1)       Company(2)
--------------------------------------------------------------------------------
Per Share . . . . . . . .. . . .$             $                  $
--------------------------------------------------------------------------------
Minimum Total . . . . . .. . . .$             $                  $
--------------------------------------------------------------------------------
Maximum Total. . . . . ... . .  $             $                  $
--------------------------------------------------------------------------------

(1) The Company has agreed to issue to First Southwest Company as the Representative of the Underwriters warrants (the "Warrants") exercisable for five years from the date hereof, to purchase 50,000 shares of Common Stock at 110% of the Price to Public per share. For information concerning indemnification arrangements with the Underwriters and other compensation payable to the Representative, see "Underwriting."
(2) Before deducting expenses of the Offering payable by the Company estimated at $300,000.

     The shares of Common Stock are offered by the several Underwriters named herein on a best efforts basis. In the event the Underwriters have not sold a minimum of 750,000 shares within 45 days after the date of this Prospectus, unless extended by agreement between the Underwriters and the Company for an additional 15 days, this Offering will terminate and all subscription funds will promptly be returned in full to subscribers, without interest.

         The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to the approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of First Southwest Company, Dallas, Texas, on or about _______________, 1998.

FIRST SOUTHWEST COMPANY                         RUSHMORE SECURITIES CORPORATION

[Map of United States showing headquarters, branch office locations and states represented.]




























     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING ENTERING STABILIZING BIDS. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated all share and per share data have been adjusted to give effect to a one for two reverse stock split in November 1997. All references to the "Company" or "Rushmore" refer to Rushmore Financial Group, Inc. and its subsidiaries.

                                   THE COMPANY

     Rushmore is a financial services holding company that provides a wide range of investment and insurance services and products to its clients through a national distribution network of more than 1,450 securities representatives and insurance agents in 39 states. The Company believes that it is well positioned to take advantage of demographic trends in the aging of America and the increasing overlap of investment services with other financial security products. The Company's activities in these two complementary sectors of the financial services industry, investment services and insurance services, allow Rushmore to provide a full range of financial services to its clients and enhance the cross-selling opportunities of its select product lines.

         The Company's investment services business consists of securities brokerage services, mutual fund distribution, variable life insurance and annuities sales and other financial services offered by Rushmore Securities Corporation ("Rushmore Securities"), which has 125 registered representatives in 24 states. In addition, Rushmore Investment Advisors, Inc. ("Rushmore Advisors") provides fee-based advisory services, using a proprietary asset allocation program known as RushMap.

         The Company's insurance services business selects and markets a wide range of life, disability, accident and health insurance and annuity products distributed through 16 exclusive and more than 1,300 independent agents of its affiliated agency, Rushmore Insurance Services, Inc. ("Rushmore Agency"). In addition, Rushmore Life Insurance Company ("Rushmore Life") acquires and coinsures up to a 50% interest in the policies written through representatives of Rushmore Agency that are issued by full-line life insurance companies that have entered into modified coinsurance agreements with Rushmore Life.

                                 Growth Strategy

         The Company's growth strategy focuses on expanding its national distribution network and continually identifying and evaluating new products and acquisition opportunities that are consistent with the Company's objective to provide a full range of financial products and services. Over the past ten years, the amount invested in retirement and other financial security products and services has grown over 185%. According to the Federal Reserve Board of Governors, in 1986 the total amount invested in retirement and other financial security products by households and non-profit organizations was approximately $7.16 trillion, as compared to over $20.45 trillion at year end 1996, an 11% compounded annual growth rate. The Company's objective is to capture an increasing share of the commission revenues and assets related to the investment and insurance services industry. The key components of Rushmore's growth strategy include:

         o expanding its distribution network by recruiting and retaining high quality and productive agents and representatives, including both exclusive "Career Partners" insurance agents and registered securities representatives and independent insurance agents;

         o providing its sales force with a wide range of financial products and services, including exclusive insurance and investment products;

         o offering incentives to its agents and employees including favorable commission structures, stock option plans and award programs to attract and retain a loyal base of highly motivated personnel;

         o maintaining a modern management information system to allow its agents and representatives to maintain an efficient and orderly flow of sales orders; and

         o acquiring other insurance, securities and investment advisory firms and complementary financial services companies.

          The Company's primary goal through these components is to enhance shareholder value by building a base of fully integrated financial service professionals and a loyal, well served clientele. See "Business."

          The Company's principal executive offices are located at 650 One Galleria Tower, 13355 Noel Road, Dallas, Texas 75240, and its telephone number is (972) 450-6000. The Company's website is http://www.rushmark.com.


                                  THE OFFERING


Common Stock offered by the Company
         Minimum..........................................................750,000 shares
         Maximum..........................................................1,250,000 shares

Common Stock to be outstanding after the Offering (1)
         Minimum..........................................................2,856,664 shares
         Maximum..........................................................3,356,664 shares

Estimated net proceeds (2)
         Minimum..........................................................$3,495,000
         Maximum..........................................................$6,025,000

Use of proceeds...........................................................Invest $300,000 in Rushmore Life's capital surplus, allocate $1,500,000 to $2,000,000
                                                                          to Rushmore Agency to support the addition
                                                                          of new agents, allocate $1,000,000 to
                                                                          Rushmore Securities to support the addition
                                                                          of new representatives, allocate $500,000 to
                                                                          Rushmore Advisors to add new marketing
                                                                          and investment advisory personnel, and
                                                                          use the balance to provide additional operating
                                                                          capital and fund possible acquisitions.  See
                                                                          "Use of Proceeds".


Proposed Nasdaq SmallCap Market Symbol....................................RFGI
---------------

(1) Excludes 163,573 shares of Common Stock subject to stock options with an exercise price averaging $0.96 per share and Warrants to the
         Representative to acquire 50,000 shares of Common Stock. See "Capitalization," "Management--1997 Stock Option Plan," and " --- 1993 Option Plan" and "Underwriting."
(2) After subtracting underwriting discounts and commissions and estimated offering expenses payable by the Company.

                  SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED
               FINANCIAL AND OPERATING INFORMATION OF THE COMPANY

         The following table sets forth certain summary consolidated historical and pro forma financial and operating information of the Company. See "Selected and Pro Forma Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following information should be read in conjunction with the financial statements and the notes thereto presented elsewhere in this Prospectus.

                                                                                               Nine Months Ended
                                                        Year Ended December 31,                   September 30,
                                            -----------------------------------------------      ------------------------
                                              1994    1995    1996     Pro forma 1996   1996    1997   Pro forma 1997
                                              ----    ----    ----     --------------   ----    ----   --------------
                                                           (dollars in thousands, except per share data)
Statement of Operations Data:
Revenues from investment services.........    $828    $857  $1,523         $1,523         $999 $1,724     $1,693
Revenues from insurance services..........     191     152     347          6,345          286  3,216      4,800
     Total revenues.......................   1,031   1,020   1,885          7,884        1,297  4,981      6,535
Investment services expense...............     749     787   1,325          1,325          865  1,485      1,485
Insurance services expense................     (44)     33      13          6,207           32  2,867      4,430
General and administrative expenses.......     347     431     663            663          512    630        629
                                            ------  ------  ------         ------       ------ ------     ------
     Total expenses.......................   1,051   1,251   2,001          8,195        1,409  4,982      6,544
Loss from continuing operations...........     (20)   (234)   (120)          (311)        (112)    (1)       (10)
Net loss..................................     (31)   (210)   (171)          (340)        (149)  (127)      (109)
Net loss per share........................    (.08)   (.18)   (.12)          (.18)        (.11)  (.07)      (.06)

Other Data:
Insurance agents..........................     839   1,127   1,271          1,271        1,249  1,341      1,341
     States represented...................      32      36      38             38           38     39         39
Securities representatives................      97     112     105            105          105    125        125
     States represented...................      10      13      23             23           23     24         24
Insurance in force........................      --      --      --     $1,019,000          --$978,000   $978,000
Premium income............................      --      --      --          4,154          --   2,092      3,112
Funds under management
     Discretionary........................      --      --   4,600          4,600        2,900 13,400     13,400
     Non-discretionary.................... 18,900   45,200  67,700         67,700       59,000 89,400     89,400

                                            December 31, 1996              September 30, 1997
                                            Actual    Pro forma        Actual       As Adjusted
                                                        (dollars in thousands)
Balance Sheet Data:
Cash and equivalents......................    $118       $1,368        $1,426           $7,451
Amounts on deposit with Insurers..........      --       28,095        28,894           28,894
Total assets..............................     543       35,689        35,586           41,611
Policy reserves...........................      --       33,436        33,258           33,258
Total debt................................      39           39            48               48
Shareholders' equity......................     351        1,346         1,310            7,335



                           FORWARD-LOOKING INFORMATION

         This Prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," "should" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations, results of operations, liquidity and growth strategy of the Company, including competitive factors and pricing pressures, changes in legal and regulatory requirements, interest rate fluctuations, and general economic conditions, as well as other factors described in this Prospectus. Should one or more of the risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing shares of Common Stock offered hereby. Each of the following factors may have a material adverse effect on the Company's operations, financial results, financial condition, liquidity, market valuation or market liquidity in future periods.

Historical Loss From Operations

         The Company began operations in 1991 and has experienced losses from operations in five of the last six years. For the year ended December 31, 1996, the Company incurred a net loss of $170,891, and as of such date, the Company's accumulated deficit in retained earnings was $531,246. For the nine months ended September 30, 1997, the Company incurred a net loss of $126,559, and the Company anticipates that it will incur a net loss in the fourth quarter of 1997. The Company will continue to incur substantial costs related to its continued growth, and there can be no assurance that the Company will achieve targeted levels of growth or profitability in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

Regulatory Exposure

         The Company operates in two of the most highly regulated industries in the United States, the insurance and securities businesses. Detailed restrictions and guidelines promulgated and enforced by such regulatory agencies govern virtually every aspect of the Company's operations, as well as the operations of Rushmore Securities and Rushmore Advisors. Violations of these rules and regulations can result in fines, suspension or revocation of licenses and other disciplinary action and could have a material adverse effect on the success and profitability of the Company. The regulatory agencies involved include the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), the Texas State Securities Board and other state securities and insurance regulators. For example, the SEC and NASD require Rushmore Securities, a broker/dealer, to supervise its sales representatives' conduct and to maintain a minimum liquid net worth at all times and impose, among others, "sales practices" rules which govern methods of selling and conduct of sales representatives, investor suitability rules, escrow funds handling, and stringent record keeping and retention requirements.

         Rushmore Life is subject to laws and regulations of the Arizona Department of Insurance applicable to life insurance companies, including laws and regulations requiring approval of changes in the control of Rushmore Life, approval of transactions between Rushmore Life and its affiliates and limitations on the payment of dividends.

         Rushmore Agency is subject to the laws and regulations of the Texas Department of Insurance and other states in which it conducts business, including laws and regulations regarding agent background qualifications, licensing, sales practices and relations with insurance companies it represents.

         The  Company's  emphasis  on  growth  coupled  with the  challenges  of managing its business could result in increased exposure to regulatory violations. Although the Company has formal controls in effect to prevent violation of applicable rules and regulations, there can be no assurance that these controls will be sufficient to manage a larger and more complex business in the future. See "Business--Regulation."

Competition

         The securities and insurance industries are highly competitive, with many large, diversified, well-capitalized brokerage firms, financial institutions and other organizations. The Company, in many instances, competes directly with such organizations for market share of commission dollars, and qualified registered representatives and insurance agents. While the Company believes that its relations with its independent agents and representatives are generally good, there can be no assurance that the Company will continue to be able to maintain these relationships, that a majority of its agents and representatives will continue to be affiliated with the Company or that the Company will continue to be able to attract and retain quality independent agents and representatives. If a significant number of the Company's agents and representatives cease to be affiliated with the Company, the Company's financial condition and results of operations would be adversely affected. Many of the Company's competitors are better capitalized, have more established reputations, greater marketing experience or prowess, better relationships with investment product suppliers or have other competitive advantages. Competitive pressures may adversely affect the Company and its prospects. See "Business--Competition."

Integration of Unspecified Acquisitions

         A material element of the Company's growth strategy is to expand its existing business through strategic acquisitions. While the Company continuously evaluates opportunities to make strategic acquisitions, it has no present commitments or agreements with respect to any material acquisitions. There can be no assurance that the Company will be able to identify and acquire such companies or that it will be able to successfully integrate the operations of any company it acquires. Further, any acquisition may initially have an adverse effect upon the Company's results while the acquired business is adapting to the Company's management and operating practices. There can be no assurance that the Company's personnel, systems, procedures, and controls will be adequate to support the Company's growth. In addition, there can be no assurance that the Company will be able to establish, maintain or increase profitability of an entity once it has been acquired. There can be no assurance that the Company will be able to obtain adequate financing for any acquisition, or that, if available, such financing will be on terms acceptable to the Company. See "The Company."

Dependence on Key Personnel

     The Company's success is largely dependent on the skills, experience and performance of certain key members of its management, including particularly D.
M. Moore, Jr., the Company's Chief Executive Officer, and Jim W. Clark, President of Rushmore Securities. The loss of the services of any key employee could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows. The Company has not obtained key man life insurance on the lives of any individual other than Mr. Moore. The Company has entered into three year employment contracts with Mr. Moore and Mr. Clark, but the Company has not entered into employment agreements with any of its other employees. The Company's future success and plans for growth also depend on its ability to attract, train and retain skilled personnel in all areas of its business. See "Management."

Shares Eligible for Future Sale

         Sales of substantial amounts of Common Stock in the public market following the Offering could adversely affect the market price for the Common Stock. Upon completion of this Offering, the Company will have a maximum of 3,356,664 shares outstanding. Of these shares, the maximum of 1,250,000 shares offered hereby will be freely tradeable without restriction or registration under the Securities Act of 1933 (the "Securities Act") by persons other than "affiliates" of the Company, as defined under the Securities Act. The remaining 2,106,664 shares of Common Stock will be "restricted securities" as that term is defined by Rule 144 as promulgated under the Securities Act. Upon the closing of the Offering, the Company will have options and warrants outstanding to purchase an aggregate additional 213,573 shares of Common Stock. See "Shares Eligible for Future Sale," "Description of Capital Stock" and "Principal Shareholders."

         Under Rule 144, the Company believes that the earliest date on which any of the shares of its Common Stock currently outstanding will be eligible for sale under Rule 144 is 90 days following the completion of this Offering. All executive officers and directors and certain shareholders collectively owning 1,583,603 shares of Common Stock in the Company have executed lock-up agreements restricting the transfer and sale of Common Stock. Pursuant to these restrictions, the holders of such restricted shares, including all of the Company's executive officers and directors, have agreed that they will not, directly or indirectly , offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract to sell, pledge, grant of any options to purchase or sale or disposition) of any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exercisable or exchangeable for, any shares of Common Stock or other capital stock of the Company without the prior written consent of the Representative, on behalf of the Underwriters, for a period of 180 days from the date of this Prospectus.

         Prior to this Offering, there has been no public market for the Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

Absence of Prior Market

         The public offering price of the Common Stock has been determined solely by negotiations between the Company and the Representative based on several factors that may not be indicative of future market prices. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. Among the factors considered in determining the price were the Company's current financial condition and prospects, market prices of similar securities of comparable publicly traded companies, and the general condition of the securities market. However, the public offering price of the Common Stock does not necessarily bear any relationship to the Company's assets, book value, earnings or any other established criterion of value.

         There has been no public market for the Common Stock prior to the Offering, and there can be no assurance that an active trading market will develop or be sustained after completion of the Offering or that the market price of the Common Stock will remain at or above the public offering price. In the event that the Company's operating results are below the expectations of public market analysts and investors in one or more future periods, it is likely that the price of the Common Stock will be materially adversely affected. In addition, the stock market has experienced significant price and volume fluctuations that have affected the market prices of equity securities of many companies and that often have been unrelated to the operating performance of such companies. General market fluctuations may also adversely affect the market price of the Common Stock. See "Underwriting."

No Commitment to Purchase Common Stock; Deposits of Subscriptions

         The Underwriters, in selling the Common Stock, are acting as agents of the Company on a "best efforts" basis. The Underwriters are only obligated to use their best efforts to sell the Common Stock, and the Company will not receive any proceeds of the Offering unless the Underwriters sell shares equal to the minimum Offering. If the minimum Offering is not sold, potential investors will lose the use of their funds for the Offering period, and any extension thereof, without receiving any consideration thereof, although the funds invested by them will be returned.

Possible Delisting of Common Stock from Nasdaq SmallCap Market

         Nasdaq has implemented changes to the standards for companies to remain listed on the SmallCap Market, including, without limitation, new corporate governance standards, a new requirement that a listed company have net tangible assets of $2,000,000, market capitalization of $35,000,000 or net income of $500,000 and other qualitative requirements. The Company has applied for listing of its Common Stock on the Nasdaq SmallCap Market, subject to completion of this Offering. There can be no assurance, however, that an active trading market will develop or that if such a market is developed that it will be sustained. If the Company is unable in the future to satisfy the requirements for continued quotation on the Nasdaq SmallCap Market, trading in the Common Stock offered hereby would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the Common Stock offered hereby.

Exercise of Representative's Warrants

         In connection with this Offering, the Company will sell to the Representative, for nominal consideration, warrants (the "Warrants") to purchase an aggregate of 50,000 shares of Common Stock. The Warrants will be exercisable for five years after the date of this Prospectus at an exercise price of 110% of the initial price to public set forth on the cover page of this Prospectus. To the extent that any of the Warrants are exercised, the ownership interest of the Company's shareholders may be diluted. The Company also has granted registration rights to the Underwriters with respect to the 50,000 shares of Common Stock issuable upon exercise of the Warrants.

Over-the-Counter Market; Penny Stock Trading Rules

         The Common Stock will be traded in the over-the-counter market and may be subject to the "penny stock" trading rules. The over-the-counter market is characterized as volatile in that securities traded in such market are subject to substantial and sudden price increases and decreases and at times price (bid and asked) information for such securities may not be available. In addition, when there is a limited number of market makers (a dealer holding itself out as ready to buy and sell the securities on a regular basis), there is a risk that the dealer or group of dealers may control the market in the security and set prices that are not based on competitive forces and the available offered price may be substantially below the quoted bid price.

         Generally, at any time the bid price of the Common Stock in the over-the-counter market is less than $5.00, the Company's equity securities will be subject to the "penny stock" trading rules, unless the Company meets certain other exemptions under the "penny stock" trading rules. The "penny stock" trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in such equity securities of the Company, including determination of the purchaser's investment suitability, delivery of certain information and disclosures to the purchaser, and receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction. Compliance with the "penny stock" trading rules affect or will affect the ability to resell the Common Stock by a holder principally because of the additional duties and responsibilities imposed upon the broker-dealers and salespersons recommending and effecting sale and purchase transactions in such securities. In addition, many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the "penny stock" trading rules. Consequently, the "penny stock" trading rules may materially limit or restrict the number of potential purchasers of the Common Stock and the ability of a holder to resell the Company's equity securities. See "Underwriting."

Lack of Dividends

     The Company does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company intends to retain profits, if any, to fund growth and expansion. See "Dividend Policy."

Dilution

         The principal shareholders of the Company have acquired Common Stock at a cost per share that is significantly less than that at which the Company intends to sell the Common Stock in this Offering. Therefore, an investment in the Common Stock offered hereby will result in the investors experiencing immediate and substantial dilution in net tangible book value of $3.68 per share of Common Stock, or 66.9%, as a result of the Offering. See "Dilution."

Anti-Takeover Provisions

     The Company's Articles of Incorporation and Bylaws may make it difficult to effect a change in control of the Company and replace incumbent management. See "Description of Securities--Anti-Takeover Provisions." The Articles of Incorporation authorize the Board of Directors to issue Preferred Stock in classes or series, and to determine voting, redemption and conversion rights and other rights related to such class or series of Preferred Stock that, in some circumstances, could have the effect of preventing a merger, tender offer or other takeover attempt which the Company's Board of Directors opposes. The
Company's directors are elected for three-year terms, with approximately one-third of the Board standing for election each year, which may make it difficult to effect a change of incumbent management and control. Further, Rushmore Life is regulated by the Arizona Department of Insurance, and no change of control of the Company could occur without the approval of that department. See "Description of Securities--Anti-Takeover Provisions", "--Preferred Stock", "--Classified Board" and "Business--Regulation."


                                   THE COMPANY

         The Company was incorporated in September 1990 and began operations in March 1991. The Company's growth strategy has emphasized acquisitions of businesses and their personnel. Since 1991, the Company has acquired the stock or assets of four companies totaling more than $35 million in assets and 206 employees and agents. The Company's securities business was acquired in 1991 in two separate transactions by purchasing all of the common stock of Ken Davis Securities, Inc. and the assets of Discount Securities of the Southwest, Inc. In June 1994, Rushmore acquired a 20% interest in the holding company of Rushmore Life Insurance Company (then known as First Financial Life Insurance Company) ("Rushmore Life") and completed the acquisition of the entire company by merger in April 1997 in exchange for 508,144 shares of Common Stock and $137,900. Rushmore acquired the Wesley Financial Group in June 1995, an insurance agency marketing organization, in exchange for 50,280 shares of Common Stock. A diagram of the organizational structure of the Company is as follows:




                         Rushmore Financial Group, Inc.


                -------------------------------------------------





           Investment Services                      Insurance Services


                                                   (1)



      Rushmore            Rushmore             Rushmore            Rushmore Life
     Investment          Securities            Insurance             Insurance
   Advisors, Inc.       Corporation         Services, Inc.            Company

-------------------- --------------------  -------------------   ---------------


---------------
(1) All subsidiaries are wholly owned, except Rushmore Insurance Services, Inc., which is owned by D. M. Moore, Jr., the Company's Chairman and Chief Executive Officer, because the Texas Insurance Code prohibits life insurance agencies to be owned by corporations. However, pursuant to an Overhead Services Agreement, all revenues and expenses of Rushmore Insurance Services, Inc. are passed through to the Company as permitted by insurance regulations. In addition, Mr. Moore has granted the Company an irrevocable option for the Company to appoint any other qualified person to acquire the agency on its behalf.

                                 USE OF PROCEEDS

       The estimated net proceeds to the Company from the sale of the Common Stock will be $3,495,000 if the minimum number of shares offered pursuant to the Offering is sold and $6,025,000 if the maximum number of shares offered pursuant to the Offering is sold. If the minimum number of shares offered pursuant to the Offering is sold, the Company intends to use the net proceeds of this Offering
(i) to contribute $1,500,000 to $2,000,000 to Rushmore Agency to support the addition of new agents; (ii) to contribute $300,000 to Rushmore Life's capital surplus in order to support the growth in new insurance business; (iii) to contribute $1,000,000 to Rushmore Securities to support the addition of new representatives; and (iv) to contribute $500,000 to Rushmore Advisors to add new marketing and advisory personnel. The balance of the proceeds, if any, will be used for operating capital and general corporate purposes. Assuming that the minimum number of shares offered pursuant to this Offering is sold, the Company believes that the proceeds of this Offering together with funds generated from operations will meet the Company's anticipated funding needs at least through the end of 1998. If the maximum number of shares offered pursuant to the Offering is sold, the Company intends to use the net proceeds of this Offering in addition to the foregoing items for working capital and general corporate purposes. In addition, the Company has evaluated and may continue to evaluate the acquisition of additional insurance and securities companies and other complementary financial services businesses, and may apply certain of the net proceeds not required to meet operating needs to such acquisitions.

                                 DIVIDEND POLICY

       The Company paid one dividend on its Common Stock in March 1995 in the amount of $0.08 per share, and pays dividends quarterly to the holders of its Preferred Stock at a rate of 9% per year. The Company has no current plans to pay any future cash dividends on the Common Stock. Instead, the Company intends to retain all earnings, other than those required to be paid to the holders of the Preferred Stock, to support the Company's operations and future growth. The payment of any future dividends on the Common Stock will be determined by the Board of Directors based upon the Company's earnings, financial condition and cash requirements, possible restrictions in future financing agreements, if any, restrictions in the Certificates of Designation for the Preferred Stock, business conditions and such other factors deemed relevant.

                                    DILUTION

       As of September 30, 1997, the net tangible book value of the Company was $772,827 or $0.31 per share of Common Stock. Net tangible book value per share of the Company is the amount of its tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 1,250,000 shares of Common Stock at the offering price per share of $5.50, and the application of the net proceeds therefrom, the pro forma net tangible book value per share would increase from $0.62 to $1.82. This represents an immediate increase in net tangible book value of $1.51 per share to current holders of Common Stock, and an immediate dilution of $3.68 per share, to new investors, as illustrated in the following table.

   Assumed Offering price per share                                        $5.50
         Net tangible book value per share before this Offering      0.31
         Increase per share attributable to new investors            1.51
   Adjusted net tangible book value per share after this Offering           1.82
                                                                           -----
   Dilution per share to new investors                                     $3.68
                                                                           =====

         The following table summarizes, as of the date of this Prospectus, the number of shares of Common Stock purchased from the Company, the total consideration paid, and the average price per share paid by the existing shareholders and the number of shares of Common Stock purchased from the Company and the total consideration paid by the new investors purchasing shares of Common Stock in this Offering before deduction of the underwriting discounts and commissions and offering expenses payable by the Company:

                                                                        Average
                             Shares Purchased      Total Consideration    Per
                            Number      Percent    Amount     Percent    Share

Existing Shareholders      2,106,664     62.8     $1,909,631    24.1        .91
New Shareholders           1,250,000     37.2      6,025,000    75.9       5.50
                           ---------   --------  -----------  --------
Total                      3,356,664    100.00    $7,934,631   100.00
                           =========    ======    ==========   ======


                                 CAPITALIZATION

         The following table sets forth both the short-term and long-term debt and capitalization of the Company as of September 30, 1997 on an actual basis and as adjusted to reflect the receipt of the estimated net proceeds from the sale by the Company of 750,000 shares of Common Stock pursuant to this Offering at the minimum level and 1,250,000 shares of Common Stock at the maximum level at an assumed initial public offering price of $5.50 per share and after deducting underwriting discounts and commissions and estimated offering expenses, and the application of the estimated net proceeds therefrom. See "Use of Proceeds."


                                                                                       September 30, 1997
                                                                                                 As Adjusted
                                                                             Actual(1)       Minimum      Maximum
                                                                              (in thousands, except share data)

Total debt:...........................................................           48               48         48

Stockholders' equity (deficit):
      Preferred Stock, 9% cumulative, $10 par value, 4,300 shares issued
      and outstanding.....................................................       43               43         43
      Preferred Stock, Series A Cumulative, $10 par value, 13,792 shares
             issued and outstanding.......................................      138              138        138
      Common Stock, $0.01 par value; 10,000,000 shares authorized;
             2,481,593 shares issued and outstanding,  actual;  3,231,593 shares issued and outstanding, as adjusted at the minimum level; 3,731,593 shares issued and outstanding, as adjusted at the
             maximum level................................................       25               32         37
      Additional paid-in capital..........................................    1,934            5,422      7,947
      Accumulated deficit.................................................     (658)            (658)      (658)
      Shareholder loans and due from affiliate............................     (172)            (172)      (172)
                                                                             -------          -------    -------
Total shareholders' equity................................................    1,310            4,805      7,335
                                                                             -------          -------    -------
Total capitalization......................................................   $1,310           $4,853     $7,383
                                                                             =======          =======    =======
---------------
(1)  Derived from the Company's unaudited consolidated financial statements included elsewhere in this Prospectus.  See
     "Financial Statements."


            SELECTED AND PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The  following  selected  financial   information  should  be  read  in
conjunction with the financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The information for the years ended December 31, 1995 and 1996, are derived from the audited financial statements included elsewhere in this Prospectus. The information for the year ended December 31, 1994 and the nine months ended September 30, 1997 and the pro forma information are derived from unaudited financial statements that are included elsewhere in this Prospectus and that include, in the opinion of management, all normal recurring adjustments necessary for a fair presentation of the information set forth therein. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of results for the year ending December 31, 1997.

                                                                                              Nine Months Ended
                                                        Year Ended December 31,                  September 30,
                                            -----------------------------------------------------------------------
                                            1994    1995     1996     Pro forma 1996      1996   1997   Pro forma 1997
                                            ----    ----     ----     --------------      ----   ----   --------------
                                                              (in thousands except per share data)
Statement of Operations Data:
Revenues from investment services.........    $828    $857  $1,523         $1,523         $999 $1,724     $1,693
Revenues from insurance services..........     191     152     347          6,345          286  3,216      4,800
Total revenues............................   1,031   1,020   1,885          7,884        1,297  4,981      6,535
Investment services expense...............     749     787   1,325          1,325          865  1,485      1,485
Insurance services expense................     (44)     33      13          6,207           32  2,867      4,430
General and administrative expenses.......     347     431     663            663          512    630        629
                                            ------  ------  ------         ------       ------ ------     ------
Total expenses............................   1,051   1,251   2,001          8,195        1,409  4,982      6,544
Loss from continuing operations...........     (20)   (234)   (120)          (311)        (112)    (1)       (10)
Net loss..................................     (31)   (210)   (171)          (340)        (149)  (127)      (109)
Net loss per share........................    (.08)   (.18)   (.12)          (.18)        (.11)  (.07)      (.06)

Other Data:
Insurance agents..........................    839    1,127   1,271          1,271        1,249  1,341      1,341
     States represented...................     32       36      38             38           38     39         39
Securities representatives................     97      112     105            105          105    125        125
     States represented...................     10       13      23             23           23     24         24
Insurance in force........................     --       --      --     $1,019,000          --$978,000   $978,000
Premium income............................     --       --      --          4,154          --   2,092      3,112
   Funds under management
     Discretionary........................     --       --   4,600          4,600        2,900 13,400     13,400
     Non-discretionary.................... 18,900   45,200  67,700         67,700       59,000 89,400     89,400

                                            December 31, 1996            September 30, 1997
                                            Actual      Pro forma      Actual      As Adjusted
                                                         (dollars in thousands)
Balance Sheet Data:
Cash and equivalants......................      $118     $1,368        $1,426          $7,451
Amounts on deposit with Insurers..........        --     28,095        28,894          28,894
Total assets..............................       543     35,689        35,586          41,611
Policy reserves...........................        --     33,436        33,258          33,258
Total debt................................        39         39            48              48
Shareholders' equity......................       351      1,346         1,310           7,335


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information presented in this section should be read in conjunction with the information contained in the financial statements, including the notes thereto, and the other financial statements appearing elsewhere in this Prospectus.

General

     Rushmore is a financial services holding company that provides a wide range of investment and insurance services and products to its clients through a national distribution network of more than 1,450 securities representatives and insurance agents in 39 states.

     The Company has posted net losses from operations in all but one year of its existence, when in 1993 it made a small net profit. As of September 30, 1997, it had a cumulative deficit in its retained earnings of $657,805. The Company has emphasized the building of a national distribution network of representatives and agents and has developed an infrastructure to effect sales of investment and insurance products and services. The Company has achieved growth in total revenues in each year of its existence. (Excluding discontinued operations, revenues have grown each year execept from 1994 to 1995.) Management believes it has established the necessary corporate infrastructure to increase its revenues without adding significant additional overhead. The Company has financed its growth through revenues from operations and sales of its equity securities to its officers, employees and independent agents.

     One of the principal indicators of the Company's ability to compete effectively among the many providers of financial services and products is the number of agents and representatives it is able to attract. The number of these persons has grown steadily, and the proceeds of this Offering will provide the operating capital needed to increase this base. Growth in the Company's sales force has also been accomplished through acquisitions. See "The Company" and "Use of Proceeds." The number of agents and representatives has increased as shown by the following table:

                      NUMBER OF AGENTS AND REPRESENTATIVES

                                                 December 31,                     September 30,
                                 1992       1993       1994       1995      1996         1997
                                 ----       ----       ----       ----      ----         ----

Insurance agents                 481        645         839     1,127    1,271          1,341
Securities representatives        48         71          97       112      105            125

         Another priority for the Company has been to increase the productivity of its representatives and agents. It has accomplished this by allowing attrition of nonproducing sales personnel and by equipping its producing agents and representatives with training, technology and a wide range of investment and insurance products. The productivity of its agents and representatives, as measured by the average amount of gross commisions per person, is indicated by the following table. Gross commissions for purpose of this table includes the dollar amount of all management fees, premiums or gross commissions produced annually by the top 25 agents and representatives, who account for more than 70% of all commissions each year:


                                            AVERAGE COMMISSIONS PER TOP PRODUCER
                                                  Years Ended                   Nine Months Ended
                                                  December 31,                     September 30,
                               1992       1993       1994       1995      1996         1997
                               ----       ----       ----       ----      ----         ----

                             $36,134    $37,138    $51,500     $48,382   $59,584       $57,528



Results of Operations

Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

     Revenues. Total revenues increased 284% from $1,296,492 in the first nine months of 1996 to $4,980,984 during the first nine months of 1997. The increase included a $724,474 (72.5%) increase in investment services revenues, resulting from additional representatives, revenues generated from the business of Rushmore Advisors and favorable equity markets during 1997; a $212,345 (74.3%) decrease in insurance services revenues from agency operations as a result of a one-time gain from the settlement of litigation for back commissions from an Insurer in 1996 of $156,000; and $3,142,054 from the consolidated operations of Rushmore Life following its acquisition in full in April 1997. The revenues of Rushmore Life included $2,092,002 net premium income, representing Rushmore Life's quota share of policy premiums paid under coinsurance agreements, and $1,050,052 net investment income of Rushmore Life. Excluding the effect of the Rushmore Life acquisition, the comparable revenues increased 41.8% from $1,296,565 to $1,838,930. Revenues from insurance services from the operations of Rushmore Agency historically are not a large amount, because the bulk of commissions from Insurers on sales of insurance proceeds are paid directly from the Insurers to the agents and are not recognized by Rushmore Agency.

         Expenses.

     Investment services expenses increased 71.7% from $864,855 to $1,485,268 primarily due to commissions paid to representatives of $1,425,141 in the 1997 interim period. The increase corresponded to the growth in revenues. Commissions paid as a percentage of commission revenues increased to 87.9% in the first nine months of 1997 compared to 86.0% in the first nine months of 1996. Direct overhead associated with investment services increased 252.9% from $17,039 to $60,127, primarily due to the net premium on an errors and omissions insurance policy implemented in 1997, offset by increased collections from representatives for their share of such premiums.

     Insurance services expense components changed substantially due to the consolidation of Rushmore Life beginning in April 1997. In years prior to 1997, insurance services expenses included only the loss (or income) of the Company's minority ownership in Rushmore Life, accounted for on the equity method. The first three months of the interim 1997 period included an equity in subsidiary loss, whereas the next six months included the consolidated operations of Rushmore Life, including expense categories of benefit, claims and losses, representing claims against policies coinsured by Rushmore Life in the amount of $1,128,230, amortization of deferred acquisition costs of $1,041,328 and other insurance company expenses of $697,655. Deferred acquisition costs are recorded for purposes of generally accepted accounting principles as an asset consisting of the commissions and other costs of underwriting a new insurance policy and are amortized over the life of the policy. Such payments are treated as an expense under statutory accounting principles applicable to insurance companies, resulting in greater income under generally accepted accounting principles.

         General and administrative expenses increased 23% from $511,856 to $629,514 due to staff increases and office relocation expenses in 1997.

         Operating Loss.

     The Company's operating loss for the nine months ended September 30, 1997 decreased 99.1% from $112,404 to $1,011. The Company's net loss for the nine months ended September 30, 1997 decreased 15.3% from $149,362 or $0.11 per share to $126,559 or $0.07 per share. The net loss in the 1997 period included an allowance for $95,393 of federal income tax that resulted from the write off of net operating loss carry forwards following the acquisition of Rushmore Life.

     Pro forma revenues and expenses for the nine months ended September 30, 1997 were $6,534,609 and $6,544,383 respectively, compared to $4,980,984 and
$4,981,995 for the actual nine months, a net operating loss difference of $9,774 pro forma compared to $1,011 actual. The principal difference is due to the inclusion of the full nine months of revenue and expense of Rushmore Life in the pro forma figure as though Rushmore Life had been acquired on January 1, 1996. Pro forma results are not necessarily indicative of actual results, but are helpful to demonstrate the full effect of an acquisition accounted for as a purchase transaction.

1996 Compared to 1995

         Revenues.

     Revenues increased 84.9% from $1,019,662 in 1995 to $1,885,492 in 1996. The primary component of revenues in both years was commissions and other income from investment services (84.1% of revenues in 1995 and 80.8% of revenue in 1996). The increase during 1996 included a 77.7% increase in investment services, and a 128.9% increase in insurance services. The growth in revenue was due to an increase in producing representatives, favorable market conditions, and the settlement proceeds described above.

     Expenses.

     Investment services expenses included commissions paid to representatives, which increased 74.0% from $713,308 to $1,241,476, resulting from increased sales of securities. Commission expense as a percentage of commission revenues was 83.1% in 1996 and 83.2% in 1995. Direct overhead increased 13.2% from $74,058 to $83,803 due primarily to licensing fees to expand operations to additional states.

     Insurance services expense in both years consisted solely of the equity in subsidiary loss, which decreased 61.1% from $33,184 to $12,893.

     General and administrative expenses increased 54.0% from $430,551 to $663,172 due primarily to legal fees and expenses associated with the litigation mentioned above

     Operating Loss.

     Operating loss decreased 49.9% from $231,439 to $115,852. The Company's net loss decreased 18.7% from $210,221 or $0.18 per share in 1995 to $170,891 or $0.12 per share in 1996. Net loss in 1996 of $170,891 included a loss from discontinued operations of $50,504 compared to income from discontinued operations of $24,207 in 1995.

1995 Compared to 1994

     Revenues.

     Revenues  declined 1.1% from  $1,031,421 in 1994 to $1,019,662 in 1995. The primary component of revenues in both years was revenue from investment services (80.3% of revenues in 1994 and 84.1% of revenues in 1995). The 3.5% increase in revenues from investment services from 1994 to 1995 was offset by a decrease of 20.4% in revenues from insurance services, due to a disruption in revenues following a change of Insurers.

         Expenses.

         Investment Services expenses consist of commissions paid to representatives and direct overhead related to Rushmore Securities and Rushmore Advisors. Commissions increased 6.1% from $672,284 to $713,308 corresponding generally to the increase in sales of securities. Direct overhead decreased 2.9% from $76,235 to $74,058.

     Insurance Services expenses in 1994 and 1995 consisted of the equity in subsidiary loss attributed to the Company's 25% interest in Rushmore Life during 1994 and 1995, which decreased from a $44,373 profit in 1994 to a $33,184 loss in 1995, resulting from a chargeback of a litigation settlement in 1995 from an Insurer.

     General and administrative expenses increased 24.1% from $346,973 in 1994 to $430,551 in 1995 due to increased staffing and upgrading of computer hardware and software.

         Operating Loss.

     Operating loss increased 1,069% from $19,798 in 1994 to $231,439 in 1995. The Company's net loss increased 585.3% from $30,676 or $0.08 per share in 1994 to $210,221 or $0.18 per share in 1995. Operating loss in 1994 was offset by a $24,207 net profit from discontinued operations.

Discontinued Operations

     The Company experienced net losses totaling $61,925 during the three years and nine months ended September 30, 1997 from its mortgage lending operation, which was closed in March 1997. The revenues and expenses of such operations are combined and reflected as a loss from discontinued operations.

Liquidity

     Cash Flows from Operating Activities. The Company's net loss of $170,891 for the year ended December 31, 1996 was offset by non-cash depreciation expense and equity of loss in subsidiary resulting in a net cash flow used by operating activities in the amount of $79,558. For the nine months ended September 30, 1997, the net loss of $126,559 was offset by numerous items from the consolidation of Rushmore Life following its acquisition in a transaction accounted for as a purchase in April 1997, and the net cash flows provided by operating activities was $342,856.

     Cash Flows From Investing Activities. The Company acquired $26,749 of fixed assets during 1996 consisting primarily of office furniture and equipment. In the nine months ended September 30, 1997, the Company purchased $50,373 of capitalized equipment and recorded $119,353 for the purchases of the remaining interest in Rushmore Life.

     Cash Flows from Financing Activities. The Company raised $251,180 during the year ended December 31, 1996, from the proceeds of sales of Common and Preferred Stock, including $68,572 from its officers and directors. During the nine months ended September 30, 1997, the Company added $1,182,790 to shareholders' equity resulting primarily from the acquisition for Common Stock of the remaining 75% ownership of Rushmore Life. The remaining changes in both periods resulted from loan principal payments, additional borrowings and dividends.

     Credit Facilities and Resources. The Company's cash and short term investments at September 30, 1997 was $1,426,363, of which $1,290,170 is held by Rushmore Life and is not immediately available to the Company for operating needs. The Company will be entitled to a dividend from Rushmore Life after January 1, 1998 in an amount equal to Rushmore Life's net profit on a statutory accounting basis. As of September 30, 1997, such profit was $192,273. The Company is entitled to receive monthly management fee payments from Rushmore Life equal to $14,000 plus expenses directly attributable to Rushmore Life. The Company does not have any unused lines of credit available to it and must rely on the proceeds of securities sales and operating revenue to fund its liquidity requirements. The Company believes that the proceeds of the Offering and revenues from operations during 1998 will be adequate to meet its cash needs through the end of 1998.

     The Company intends to use the net proceeds from this Offering to invest $300,000 in Rushmore Life's capital surplus, allocate $1,500,000 to $2,000,000 to Rushmore Agency to support the addition of new agents, allocate $1,000,000 to Rushmore Securities to support the addition of new representatives, allocate $500,000 to Rushmore Advisors to add new marketing and advisory personnel, and use the balance used to provide additional operating capital and fund possible acquisitions. See "Use of Proceeds".

     The Company has historically grown through acquisitions and will continue to review companies for possible acquisition. Any such future acquisitions will be financed through Company securities or new sources of funding, although certain proceeds of this Offering may be applied to fund acquisitions if they are not otherwise required to meet the Company's basic cash needs.

                                    BUSINESS

     Rushmore is a financial services holding company that provides a wide range of investment and insurance services and products to its clients through a national distribution network of more than 1,450 securities representatives and insurance agents in 39 states. The Company believes that it is well positioned to take advantage of demographic trends in the aging of America and the increasing overlap of investment services with other financial security products. The Company's activities in these two complementary sectors of the financial services industry, investment services and insurance services, allow Rushmore to provide a full range of financial services to its clients and enhance the cross-selling opportunities of its select product lines.

     The Company's investment services business consists of securities brokerage services, mutual fund distribution, variable life insurance and annuities sales and other financial services offered by Rushmore Securities Corporation ("Rushmore Securities"), which has 125 registered representatives in 24 states. In addition, Rushmore Investment Advisors, Inc. ("Rushmore Advisors") provides fee-based advisory services, using a proprietary asset allocation program known as RushMAP.

     The Company's insurance services business selects and markets a wide range of life, disability, accident and health insurance and annuity products distributed through 16 exclusive and 1,400 independent agents of its affiliated agency, Rushmore Insurance Services, Inc. ("Rushmore Agency"). In addition, Rushmore Life Insurance Company ("Rushmore Life") acquires and coinsures up to a 50% interest in the policies written through representatives of Rushmore Agency that are issued by full-line life insurance companies that have entered into modified coinsurance agreements with Rushmore Life.

Growth Strategy

     The Company's growth strategy focuses on expanding its national distribution network and continually seeking out and evaluating new products and acquisition opportunities that are consistent with the Company's objective to provide a full range of financial products and services. Over the past ten years, the amount invested in retirement and other financial security products and services has grown over 185% per year. According to the Federal Reserve Board of Governors, in 1986 the total amount invested in retirement and other financial security products by households and non-profit organizations was approximately $7.16 trillion, as compared to over $20.45 trillion at year end 1995, an 11% compounded annual growth rate. The Company's objective is to capture an increasing share of the commission revenues and assets related to the investment and insurance services industry. The key components of Rushmore's growth strategy include:

         o expanding its distribution network by recruiting and retaining high quality and productive agents and representatives, including both exclusive "Career Partners" insurance agents and registered securities representatives and independent insurance agents;

         o providing its sales force with a wide range of financial products and services, including exclusive insurance and investment products;

         o offering incentives to its agents and employee, including favorable commission structures, stock option plans and award programs to attract and retain a loyal base of highly motivated personnel; and

         o maintaining a modern management information system to allow its agents and representatives to maintain an efficient and orderly flow of sales orders;

         o acquiring other insurance, securities and advisory firms and complementary financial services companies.

     Insurance Services. The Company intends to expand its coinsurance activities with existing and new carriers, and actively seeks to acquire other full-line life insurance companies licensed in multiple states to begin selling the products of such companies through the Company's agency force. The Company intends to contribute $300,000 of the proceeds of the Offering to Rushmore Life in order to increase its capital surplus and increase the percentage of coinsurance retained. The Company will also pursue acquisitions of blocks of life insurance in force. There is no assurance the Company will be able to acquire life insurance companies or blocks of business on terms acceptable to the Company. The Company will also allocate $1,500,000 to $2,000,000 to Rushmore Agency to support the addition of new agents.

     Securities Brokerage. Rushmore Securities's strategy is to continue its growth by means of recruiting quality representatives, opening new branch offices, acquiring other broker-dealers and increasing its volume of business referred from other Rushmore subsidiaries and customers. The Company will devote approximately $1,000,000 from the proceeds of this Offering to these expansion plans.

     Advisory Services. Rushmore Advisors' strategy is to increase its assets under management by maximizing crossselling opportunities to clients of Rushmore Securities and Rushmore Agency and acquiring other investment advisory firms. Rushmore Advisors will emphasize three profit centers in these efforts: (i) the Rushmore Managed Asset Program ("RushMAP"), (ii) estate and financial planning for high net worth individuals, corporations and pension funds, and (iii) a partnership investment that is structured as a "fund of funds", or a grouping of experienced money managers selected to meet specific return objectives within a defined risk tolerance level. The Company will devote approximately $500,000 from the proceeds of the Offering to these plans.

Investment Services

     Securities Brokerage--Rushmore Securities Corporation. Rushmore Securities provides investment services to its clients through a network of 125 registered representatives in 24 states, as of September 30, 1997. Rushmore Securities maintained eight branch offices. Rushmore Securities is a member of the NASD, the Municipal Securities Rulemaking Board ("MSRB") and the Securities Investors Protection Corporation ("SIPC").

     Rushmore Securities functions as a full commission retail broker for clients to whom it makes trading recommendations, on a discretionary or non-discretionary basis, and as a discount broker as to unsolicited orders from its customers and from trades initiated by other Rushmore subsidiaries. It also sells mutual funds and variable annuity products.

     Rushmore Securities acts as a broker/dealer for a full line of securities products, including stocks, bonds, mutual funds, variable annuities and certificates of deposit. It is known as a "fully disclosed" originating broker, meaning that it does not hold clients' funds, does not clear clients' trades on securities markets, and is not a member of any stock exchange. Instead, it forwards all clients' trades to one of the clearing firms with which it maintains a contractual relationship to execute such trades on the appropriate market. This arrangement allows the Company to reduce some of the risk associated with trading and the amount of net capital it is required to maintain under applicable securities laws.

     All but 15 of Rushmore Securities' registered representatives were also licensed as insurance agents with Rushmore Agency. All such persons are employees of Rushmore Securities and are compensated on the basis of commissions on sales of investment securities. Each representative executes an agreement with Rushmore Securities to sell securities to their clients exclusively through Rushmore Securities and comply with Rushmore Securities' rules and procedures and all applicable federal and state laws. Rushmore Securities supervises the efforts of these representatives through 31 registered securities principals and branch office managers, who earn commissions and overrides on sales by persons under their supervision.

     Rushmore Securities is continually seeking to add new representatives, especially those with prior brokerage experience and an established client base. Rushmore Securities believes it competes effectively for registered representatives based on its favorable commission structure, its ability to provide its representatives access to all securities markets and research reports from leading analysts, and the opportunity for representatives to earn stock options in the Company. Through its affiliate, Rushmore Advisors, Rushmore Securities also provides its representatives the flexibility to generate commission-based or fee-based income.

     Investment Advisory Services--Rushmore Investment Advisors, Inc. The Company formed Rushmore Advisors in January 1996, in order to provide fee-based investment advisory and money management services to its clients. As of September 30, 1997, Rushmore Advisors provided services to 59 clients in six states, with more than $18 million under management.

     Rushmore Advisors enters into investment advisory agreements with its clients that outline the services to be provided and the compensation to be paid. Such agreements are required by regulatory authority to contain various provisions, including the right of the client to terminate the agreement at will. The agreements in force provide for annual compensation to Rushmore Advisors of up to 2.5% of funds under management.

     The investment philosophy of Rushmore Advisors is to provide superior returns without materially increasing the associated investment risk. In equities, Rushmore Advisors seeks to achieve long-term capital appreciation by limiting its selections to listed stocks trading at more than $12 per share, with consistent records of earnings growth and strong balance sheets. With fixed income securities, Rushmore Advisors seeks income and preservation of capital through a diversified portfolio for each client considering its income needs and risk tolerance.

     Rushmore Advisors does not execute trades of the clients' investment transactions, nor does it hold its clients' funds or securities. As of September 30, 1997, it had discretionary authority to direct the investments of approximately 55% of the funds under its management. The client may specify which securities broker to use to effect its investment trades, but virtually all trades effected by Rushmore Advisors are conducted through Rushmore Securities, which executes such trades on a discounted basis.

     Rushmore Advisors cooperates with Rushmore Securities in providing its services to clients of both firms through the Rushmore Managed Asset Program ("RushMAP"). RushMAP is a proprietary system used to provide strategic and tactical asset management allocation of mutual funds and equities for accounts beginning at $100,000.

         Rushmore Advisors directs its marketing efforts to high net worth individuals, corporations and pension plans having substantial funds to invest and who can benefit from the efforts of a professional money manager. Rushmore Advisors seeks to obtain clients having portfolios of at least $100,000 and believes it can fill a niche being neglected by larger money managers.

     Rushmore Advisors' marketing efforts are performed by its portfolio managers, and it does not currently employ a separate sales force. While this limits the amount of time its personnel can spend on marketing to new clients, it permits its managers to interact directly with potential customers for its services. Rushmore Advisors also relies on Rushmore Agency's and Rushmore Securities' network of brokers and agents to market the RushMAP investment management products. The Company plans to hire a marketing officer during 1998.

Insurance Services

     Rushmore Insurance Services, Incorporated. The Company markets life, health and disability insurance and annuities to individuals and small businesses through a network of exclusive and independent agents. The Rushmore Agency group has primarily marketed policies under national marketing agreements with Massachusetts General Life Insurance Company, a subsidiary of Conseco Companies ("Conseco"), Southwestern Life Insurance Company and Great Southern Life Insurance Company, the companies with which it has entered into coinsurance agreements (the "Insurers"). For the nine months ended September 30, 1997, the gross premiums for insurance written with the Insurers accounted for 67% of Rushmore Agency's total premium produced. Rushmore Agency's agents also market policies issued by 35 other life insurance companies that have appointed Rushmore Agency and its agents to sell on their behalf (the "Other Insurers"). Of the 38 Insurers and Other Insurers, all but three are rated "A" or better by A.M. Best. The Company's agents are employed by or have contracts with Rushmore Agency, which is owned by D. M. Moore, Jr., Chairman and Chief Executive Officer of Rushmore, because the Texas Insurance Code does not permit life insurance agencies to be owned by corporations. However, pursuant to an Overhead Services Agreement all revenues and expenses of Rushmore Agency are passed through to the Company as permitted by regulatory requirements. In addition, Mr. Moore has granted the Company an irrevocable option for the Company to appoint any other qualified person to acquire Rushmore Agency on its behalf.

     Insurance Products. The Company's insurance agents sell a wide range of insurance and annuity products issued by the Insurers and Other Insurers. These include life insurance in the form of term life, universal life and variable universal life; health insurance including cancer insurance, major medical, group health; fixed and variable annuities; and group and individual long-term disability insurance. Agents who sell variable life and annuity products are licensed as securities representatives with Rushmore Securities.

     Rushmore Agency has entered into an agreement with the American Financial Freedom Association, a not-for-profit organization ("AFFA"), to be its exclusive marketing organization for insurance services and investment services and other benefits to AFFA members. AFFA offers its members, including Rushmore clients, the opportunity to participate in lower cost group insurance and other benefits of AFFA, including discounted optical and dental benefits, prescription drug cards and consumer discounts. Rushmore Agency has also entered into a national marketing agreement with Legion Insurance Company to market its individual and group health insurance plans to AFFA members through the Career Partners Group.

     Sales and Marketing. As of September 30, 1997, the Company either employed or contracted with 1,341 insurance agents in 39 states. With the exception of 16 agents who are employed by the Company in its Career Partners Group, all others are independent agents who have been appointed by Rushmore Agency, the Insurers and Other Insurers to sell policies of the Insurers and Other Insurers as part of Rushmore Agency's marketing organization.

     In July 1997, the Company's Career Partners Group began developing full-time, career-oriented agents to market the products and services of the Insurers and Other Insurers on an exclusive basis. The Career Partners agents market bundled and packaged products, primarily to individuals in the small business and self-employed market in Texas. Rushmore Agency plans to expand the Career Partners Group to other states.

     Rushmore Agency continually seeks to recruit new agents to join its marketing force. It recruits primarily existing licensed agents who are dissatisfied with their current affiliations. It also recruits previously unlicensed persons with proven sales backgrounds whom it trains to become licensed. The Company utilizes both advertising and referrals to locate qualified persons. Rushmore Agency is able to compete for new agents on the basis of the quality of the insurance products it offers, the opportunity for increased income through higher payouts and a more diversified product portfolio, sales training, and the opportunity to participate in the Company's Stock Option Plans. The Company has added 74 insurance agents during the past 9 months, and has terminated or lost 4 agents during such period.

     Rushmore Life Insurance Company. A key feature of the Company's strategy has been to acquire a life insurance subsidiary to capture, through coinsurance agreements, a portion of the premiums from sales of insurance policies in addition to commissions. The Company acquired a 20% interest in Rushmore Life in 1994, added to its ownership in 1995 and 1996, and in April 1997 completed a merger transaction to acquire the balance of Rushmore Life in exchange for 508,144 shares of Rushmore Common Stock and $137,900. Rushmore Life is chartered as a life reinsurance company in the State of Arizona and is not licensed in any other state. Its business is therefore limited to coinsuring policies written by Rushmore agents and issued by full-line life insurance companies that have entered into modified coinsurance agreements with Rushmore Life.

     Rushmore Life's coinsurance arrangements typically consist of a modified coinsurance agreement, under which Rushmore Life receives between 33-1/3% and 50% of the premium income and associated insurance risk on policies written by Rushmore Agency's agents. Because Rushmore Life's retention limit is $25,000 per policy, the differential between such retention and the amount coinsured with the Insurer is then reinsured back to the Insurer or another reinsurance carrier. A portion of the net proceeds of the Offering will be contributed to Rushmore Life to permit it to increase its retention limit and add new insurance to its books. Rushmore Life earns a spread between the net coinsured premium income and the lower reinsurance premium. In the case of the coinsurance arrangement with the block of insurance written with Conseco, Rushmore Life is also party to an administrative services agreement pursuant to which a subsidiary of Conseco administers the block. Rushmore life will continue to pursue national marketing and coinsurance agreements with other full-line life insurance companies.

Competition

     The brokerage and insurance industries are highly competitive with many large, diversified, well-capitalized brokerage firms, financial institutions and other organizations. The Company, in many instances, competes directly with such organizations for market share of commission dollars, and qualified registered representatives and insurance agents.

     Insurance Services. The Company's agency operations are intensely competitive in all of its phases, and there are more than 2.5 million insurance agents in the United States representing more than 1,100 life and health insurance companies. The Company believes it is able to compete effectively on the basis of the quality and prices of the insurance products offered by the Insurers, its ability to incent it agents to sell the Company's products through the Company's commission structure, administrative and marketing support, achievement awards, management opportunities and ownership opportunities, and the loyalty of its client base. See "Management - 1993 Option Plan."

     Securities Brokerage. Rushmore Securities' sales market is characterized by intense competition among more than 5,400 NASD member firms employing more than 500,000 registered representatives. Most of the Company's competitors are very large, well capitalized global organizations that offer a full range of investment products. Rushmore Securities believes it is able to compete effectively due to Rushmore Securities' access to the same securities as larger firms and the experience and qualification of its sales force. Rushmore Securities believes it competes effectively for registered representatives based on its favorable commission structure, its ability to provide its
representatives   access  to  all  securities   markets  and  research  and  the
opportunity to earn stock options in the Company. In addition, Rushmore Securities has benefited from the increase in securities trading volume during recent years. Combined, listed companies on the New York Stock Exchange and American Stock Exchange and NASDAQ have increased from 6,414 in 1987 to 9,272 in 1997 with market capitalization increasing from $2.67 trillion in 1987 to $10.68 trillion in 1997, according to reports published by such exchanges. Combined average daily share volume for the New York Stock Exchange and American Stock Exchange and NASDAQ have increased from 341 million shares in 1987 to 1.1 billion shares in 1997.

     Investment Advisory. Rushmore Advisors attracts funds for management utilizing the broad network of brokers and agents of Rushmore Insurance and Rushmore Securities. Rushmore Advisors also utilizes a network of CPA's and other professionals who actively market fee-based advisory services. Rushmore Advisors markets its services emphasizing its flexible fee structure and its investment track record, which it believes is competitive within the industry. Rushmore Advisors has an information system that provides direct and timely access to the world markets and information systems, as well as, a proprietary investment management reporting system that is in compliance with the performance reporting standards of the Association of Investment Management and Research ("AIMR").

Employees

         As of September 30, 1997, Rushmore had a total of 151 employees, including 127 in its securities operations, 17 in its insurance services area, 2 in its advisory business, and 5 in its executive offices. A total of 22 are located at the Company's offices in Dallas. All but seven employees are compensated on the basis of commissions and other incentive- based compensation.

     The Company is under contract with an additional 1,341 independent agents to market life insurance in 39 states.

     None of the Company's employees is represented by a union, and the Company believes that its relationship with its employees and agents is satisfactory.

Properties

     The Company leases 12,305 square feet in two offices at the Dallas Galleria One Office Tower. The Company occupies 5,190 square feet in various branch locations which are leased by its branch office managers. The Company believes these facilities are adequate to meet its requirements for the foreseeable future.

Regulation

     The Company's business is subject to a high degree of regulation. The insurance and securities businesses are two of the most highly regulated industries in the United States, and regulatory pressures can have a direct effect on the Company's operations.

     Insurance Regulation. Rushmore Life is subject to comprehensive state insurance regulation by the Division of Insurance of the State of Arizona. Additionally, Rushmore Life will be subject to regulation in any other states in which it conducts business in the future. The powers of the Commissioner of Insurance in Arizona and other states include the granting and revocation of certificates of authority to transact insurance business, review of adequacy of reserves and of guaranty funds and surplus required by statute, determination of the form and content of required financial statements, approval of policy forms, and review of Rushmore Life's business practices so as to ascertain that certain standards are met. These supervisory agencies periodically examine the business and accounts of insurers and require insurers to file detailed annual convention statements.

     Rushmore Life can also be required under the solvency or guaranty laws of the State of Arizona to pay assessments (up to prescribed limits) to fund liabilities of insurance companies that become impaired or insolvent. These assessments may be abated or deferred if they would endanger the ability of Rushmore Life to fulfill its contractual obligations. The amount of any future assessments under these laws cannot reasonably be estimated.

     Arizona and substantially all other states regulate members of insurance holding company systems. Under the insurance holding company statute in Arizona, the insurance authorities in such state must approve in advance the direct or indirect acquisition of 10% or more of the voting securities of an insurance company chartered in Arizona. Such statutes also regulate certain transactions among affiliates, including the payment of dividends or service fees by an insurance company to its holding company parent. In states such as Arizona, without the consent of the state's insurance authority, an insurance company may not pay during any year dividends to its holding company parent in excess of the lesser of net gains from operations, which generally represent net income, or 10% of the insurance company's surplus, which generally represents paid in capital and retain earnings.

     The Company has entered into an Administrative Services Agreement with Rushmore Life, approved by the Arizona Department of Insurance, that allows the Company to charge a share of its overhead and all direct costs to Rushmore Life.

     In the event Rushmore Life should fail to comply with applicable insurance laws and regulations, the Commissioner of Insurance of Arizona is empowered, depending upon the circumstances and the particular provisions in question, to impose fines and/or penalties against Rushmore Life, suspend or revoke Rushmore Life's certificate of authority, to direct supervision of or appoint a conservator for Rushmore Life's property and conduct of its business or to seek such other relief as the circumstances and interest of Rushmore Life policy holders and creditors may require.

     Rushmore Agency is subject to regulation as an insurance agency by the Texas Department of Insurance. Such regulations includes the requirement for all agents to pass tests and background checks. Rushmore Agency is subject to periodic examination and can be fined, censured or even liquidated if it is found to be in violation of applicable standards.

     Securities Regulation. Rushmore Securities is subject to regulation by the Securities and Exchange Commission, the NASD, the SIPC, the Texas State Securities Board and the securities exchanges. The NASD and State Securities Board regularly inspect Rushmore Securities' books and records to determine compliance with laws applicable to securities dealers.

     Investment Adviser Regulation. Depending on their size, investment advisers are subject to regulation by the Securities and Exchange Commission or state securities regulators. Until Rushmore Advisors has $25 million under management, it will be regulated by the Texas State Securities Board. Such regulation covers testing and background checks on officers and employees of the advisor; review and approval of business methods, compensation structures and advisory agreements; and advertising.

Legal Proceedings

     The Company is engaged from time to time in routine litigation incidental to its business. There is no pending litigation likely to have any adverse effect on the Company's business prospects.

                                   MANAGEMENT

     The executive officers, directors and key employees of the Company upon completion of the Offering and their respective ages and positions are as follows:

                                                                                                    Term as
Name                        Age           Position(s)                                           Director Expires
----                        ---           -----------                                           ----------------

D. M. (Rusty) Moore, Jr.    48            Chairman, President, Chief Executive Officer and Director    1999
Jim W. Clark                45            President of Rushmore Securities, Director and Secretary     2000
F. E. (Fritz) Mowery        42            President of Rushmore Advisors and Director                  1998
Timothy J. Gardiner         42            Director                                                     1999
H. Gary Curry               57            Director                                                     1998
Mark S. Adler               43            Director                                                     2000
James Fehleison (a)         39            Director                                                     1999
Harlan T. Cardwell, III     41            Director                                                     1998
Gayle C. Tinsley (a)        67            Director                                                     2000

Key Employees
-------------

Christine E. Miller         59            Vice President of Administration
Howard M. Stein             49            Controller and Chief Financial Officer
G. A. Brunott, Jr.          47            President of Rushmore Agency
Thomas G. Coleman, Jr.      46            Vice President of Rushmore Securities
Benjamin H. Dean            34            Director of RushMAP
Richard C. Lee              32            Director of Career Partners Division
------------------------------
(a) Will become a director and member of Audit Committee and Compensation Committee following the closing of the Offering.

         D. M. (Rusty) Moore, Jr., is the founder and has been President of the Company since its formation in 1990. Prior to that he was a senior vice president and national sales director of a large insurance and securities marketing organization.

         Jim W. Clark has been President of Rushmore Securities since 1991 and Secretary of the Company since 1993. He is a general securities registered principal and financial operations principal and supervises all registered representatives and branch office operations.

         F. E. (Fritz) Mowery has been President of Rushmore Advisors since January 1996. From November 1990 to September 1995, he was a senior portfolio manager with Comerica Bank-Texas, and from September 1995 to January 1996, he was President of Guardian Financial Management. He is a certified financial planner.

         Timothy J. Gardiner has been a director of the Company since April 1997. He has been a regional director of Managed Economics for Doctors, Inc. since 1991, a company engaged in financial planning to members of the medical profession.

         H. Gary Curry has been a director of the Company since April 1997 and an officer and director of Rushmore Life since 1989. He has been President of ORBA Financial Management, Inc. since 1982, which is a financial services marketing organization providing product and support services to financial services professionals.

         Mark S. Adler has been a director of the Company since April, 1997 and a director of Rushmore Life since 1996. He has served as President and a co-founder of A&R Associates, Inc., since 1984, a company that markets insurance and investment services to Public Safety Unions throughout California.

     Harlan T. (Tra) Cardwell, III has served as a director of the Company since April 1997. He formerly served as a loan officer for Herring Bank. He is also director of the Company's annuity division and is a certified financial planner.

     James Fehleison will become a director following the Offering. He is currently the Chief Financial Officer of First Southwest Holdings, Inc., the parent of the Representative of the Underwriters. From 1995 to 1997, he was Chief Financial Officer of the corporate services division of Fidelity Investments. From 1985 to 1995, he was Senior Vice President and Controller of Rauscher Pierce Refsnes, Inc. He is a certified public accountant.

     Gayle C. Tinsley will become a director following the Offering. He has served as a consultant to small businesses since 1988 in the areas of business and marketing plan development and capital funding. Prior to 1988, he was Vice President of Sales, Marketing and Technical Services of VMX Corporation, and is a former President and Chief Executive Officer of Docutel/Olivetti Corporation. Mr. Tinsley has held management positions with Xerox Corporation, Recognition Equipment, Inc. and IBM Corporation.

     Christine E. Miller has served as Vice President of Administration of the Company since February 1992 and has been employed by the Company since its inception.

     Howard M. Stein has served as Controller and Chief Financial Officer of the Company since February 1995. Prior to joining the Company, he was a Controller for First Gibraltar Bank and FTS Life Insurance Agency, Inc. He is a certified public accountant in the State of Texas.

     G.A. (Chip) Brunott, Jr. has served as President of Rushmore Agency since January, 1996 and as director of marketing from 1993 to 1996. He has a background in retail sales, small business management and church and ministry organization.

     Thomas G. Coleman, Jr. has served as Vice President of Rushmore Securities in charge of its discount brokerage division since February, 1994. Prior to that he was a registered representative with Ellsworth Investments, Inc. Mr. Coleman is a certified public accountant.

     Benjamin H. Dean has served as director of RushMAP since July 1996. Prior to that he was manager of advisory services for 1st Global Capital Corp. Mr. Dean is a certified financial planner.

     Richard C. Lee has served as director of Rushmore Agency's Career Partners Division since April 1997. Prior to that, he served as President of ASA Promotions from 1989 to 1996, a specialty advertising and promotions firm for the telecommunications industry.

Committees of Directors

         Following the completion of the Offering, the Board of Directors will have the following committees:

         Committee                               Members
         ---------                               -------

         Executive                               D. M. Moore, Jr. - Chairman
                                                 Jim W. Clark
                                                 F. E. Mowery

         Audit                                   James Fehleison - Chairman
                                                 Gayle C. Tinsley

         Compensation                            Gayle C. Tinsley- Chairman
                                                 James Fehleison

     The Executive Committee conducts the normal business operations of the Company except for certain matters reserved to the Board of Directors. The Audit Committee recommends an independent auditor for the Company, consults with such independent auditor and reviews the Company's financial statements. The Compensation Committee recommends to the Board of Directors the compensation of officers and key employees for the Company and the granting of stock options.

Compensation of Directors

     The Company pays each non-employee director a fee of $2,500 per year, plus a meeting fee of $250 for each Board meeting attended, and automatically grants to each director non-qualified stock options for 2,500 shares of Common Stock per year.

Executive Compensation

     The following summary compensation table sets forth the total annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each other executive officer of the Company whose total cash compensation for the fiscal year ended December 31, 1996 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

Annual Compensation
                                                                     Securities
Name and             Salary     Bonus    Other        Long Term      Underlying
Principal Position    ($)        ($)      ($)    Compensation Awards Options (#)
------------------ ---------  ---------  ------- ------------------- -----------
D. M. Moore, Jr.    $60,000             $114,124                      $ 23,823
                                ---                         ---


1997 Stock Option Plan

     The Rushmore Financial Group, Inc. 1997 Stock Option Plan (the "1997 Option Plan") provides for the grant to eligible employees and directors of options for the purchase of Common Stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of Common Stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non qualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the Common Stock on the date of the grant of the option. As of September 30, 1997, options for 37,000 shares had been granted under the 1997 Option Plan at an exercise price of $1.92 per share, including options for 1,250 shares granted to D. M. Moore, Jr.

     The Board of Directors administers and interprets the 1997 Option Plan and is authorized to grant options thereunder to all eligible employees of the Company, including officers. The Board of Directors designates the optionees, the number of shares subject to the options and the terms and conditions of each option. Options under the 1997 Option Plan generally vest over a five year period. Certain changes in control of the Company will cause the options to vest immediately. Each option granted under the 1997 Option Plan must be exercised, if at all, during a period established in the grant which may not exceed 10 years from the later of the date of grant or the date first exercisable. An optionee may not transfer or assign any option granted and may not exercise any options after a specified period subsequent to the termination of the optionee's employment with the Company.

1993 Option Plan

     The Rushmore Incentive Stock Option Plan (the "1993 Option Plan") provided for the grant of options to eligible employees, agents and directors to purchase Common Stock. The 1993 Option Plan provided for the grant of both incentive stock options and non-qualified stock options at exercise prices equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

     A total of 250,000 shares of Common Stock were reserved for issuance under the 1993 Option Plan, and Options for 250,000 shares were granted between 1993 and 1997 at prices ranging from $0.20 to $1.50 per share. Of the options granted, 123,426 shares have been exercised, and 126,574 shares remain outstanding and expire between March 1998 and April 2002.

     Of the options granted under the 1993 Option Plan, options for 130,833 shares were granted to D. M. Moore, Jr. at exercise prices ranging form $0.20 to $1.50 per share. Mr. Moore holds unexercised options under both plans for a total of 23,823 shares at an aggregate exercise price of $14,498, and the value of his in-the-money options is $116,556, based on an Offering price of $5.50.

Stock Purchase Plan

     The Company has offered shares of Common Stock in private placements each year since 1992 to its employees, agents and representatives at a price based on the net asset value of the shares. The amount offered to each has varied based upon the productivity of the offeree as determined by the Company. A total of 1,602,093 shares have been issued to 545 purchasers under such arrangement. The Company has discontinued this plan and will use stock options to incent its employees and agents.

Limitation on Liability and Indemnification Matters

     The Company's Articles of Incorporation limit the liability of directors of the Company to the Company or its shareholders to the fullest extent permitted by Texas Business Corporation Act (the "TBCA").

     The Company's Bylaws provide that the Company shall indemnify each of its directors and officers to the maximum extent allowed by the TBCA. The TBCA permits such indemnification, so long as such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Such indemnification may be made only upon a determination by the Board of Directors that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law. The Company is also permitted to advance to such persons payment for their expenses incurred in defending a proceeding to which indemnification might apply, provided the recipient provides an undertaking agreeing to repay all such advanced amounts if it is ultimately determined that he is not entitled to be indemnified.

     As of this date hereof, there is no pending litigation or proceeding involving a director, officer, employee or agent of the Company where indemnification will be required or permitted, and the Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

     Insofar as indemnification for liabilities arising from the Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Employment Agreements

     The Company has entered into employment agreements with D. M. Moore, Jr. and Jim W. Clark for three year periods that are renewed each month. Such agreements are terminable only upon death, disability or for good cause, including resignation. Upon termination for any other reason, the executive is entitled to receive three year's severance pay.

                              CERTAIN TRANSACTIONS

     The Company believes that all of the transactions set forth below were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

     D. M. Moore, Jr., the Company's President and Chief Executive Officer, owns 100% of Rushmore Agency, due to provisions of the Texas Insurance Code that prohibit ownership of life insurance agencies by corporations. Pursuant to an agreement between Mr. Moore and the Company, all activities of the agency are administered by Rushmore, and all revenues and expenses of the agency are passed through to the Company. Mr. Moore has also granted the Company an irrevocable option for the Company to appoint any other qualified person to acquire Rushmore Agency on its behalf.

     Mr. Moore is also the 100% owner of a company known as Rushmore Realty Advisors, Inc., which is a licensed real estate agent in Texas ("Rushmore Realty"). Rushmore Realty acted as the real estate agent for Rushmore in negotiating two new office leases during 1997, and received commissions of $27,693 that were paid by the landlord and sublessor.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1997 (including exercisable options) and as adjusted to reflect the sale of Common Stock being offered by the Company hereby, for (1) each person known by the Company to own beneficially 5% or more of the Common Stock, (2) each director and executive officer of the Company and (3) all directors and executive officers of the Company as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares. The addresses of all such persons are in care of the Company.

                                                                  Beneficial Ownership
                                                                   of Common Stock



                                                  Percentage Prior        Percentage After       Percentage After
Name                                  Shares           to Offering       Minimum Offering        Maximum Offering
----                                  ------      --------------------   ----------------        ----------------
D. M. Moore, Jr. (1)                  535,295           25.1                    18.6                    15.8
Mark S. Adler (2)                     188,941            8.9                     6.6                     5.6
H. Gary Curry (2)                     108,557            5.1                     3.8                     3.1
Jim W. Clark (4)                       58,116            2.7                     2.0                     1.7
F. E. Mowery (3)                       32,057            1.5                     1.1                     1.0
Timothy J. Gardner                     26,041            1.2                      *                       *
Harlan T. Cardwell, III                11,250             *                       *                       *
James Fehleison                         5,000             *                       *                       *
Gayle C. Tinsley                       12,000             *                       *                       *

All executive officers and            977,257           44.9                    33.4                    28.6
directors and prospective directors
as a group (9 persons)
-----------------------------------
*        Less than 1%

(1)Includes options to purchase 23,823 shares of Common Stock and 7,629 shares held of record by Mr. Moore's spouse.
(2)Includes  options to purchase  1,500 shares of Common  Stock.
(3)Includes options to  purchase  2,334  shares of Common  Stock.
(4)Includes  options to purchase 35,833 shares of Common Stock.

     All of the foregoing and 24 other shareholders holding a total of 1,583,603 shares have agreed with the Representative that they will not offer their shares for sale without the Representative's consent for a period of 180 days following the completion of the Offering.

                            DESCRIPTION OF SECURITIES

     The following summary of the Company's capital stock is qualified in its entirety by reference to the Company's Articles of Incorporation and its Bylaws, each of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Common Stock

     Rushmore has authorized 10,000,000 shares of Common Stock, par value $0.01 per share, of which a maximum of 3,356,664 shares will be outstanding immediately following this Offering. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. All shares of Common Stock have equal voting rights on the basis of one vote per share on all matters to be voted upon by shareholders. Cumulative voting for the election of directors is not permitted, so that the holders of a majority of shares outstanding have the power to elect the entire Board of Directors. Shares of Rushmore Common Stock have no preemptive, conversion, sinking fund or redemption provisions and are not liable for assessment. Each share of Rushmore Common Stock is entitled to share proportionately in any assets available for distribution upon liquidation of Rushmore.

Preferred Stock

     Rushmore has authorized 100,000 shares of preferred stock, par value $10.00 per share, 18,092 shares of which will be outstanding immediately following this Offering. The Preferred Stock maybe issued in series or classes as determined by the Board of Directors from time to time, although the Directors do not anticipate any additional issuances of preferred stock. There are two classes of preferred stock now outstanding totaling 6,274 shares having a liquidation preference of $10.00 per share, totaling $62,740. The Board of Directors has designated an authorized class of 25,000 preferred shares, called 9% Cumulative Preferred Stock, which was sold at a price of $10.00 per share and an authorized class of 10,000 preferred shares, called Series A Cumulative Preferred Stock, which was sold at a price of $10.00 per share. Both classes of Preferred Stock have the following rights and preferences:

     Dividends. The Company pays a 9% quarterly dividend on its par value ($0.225 per share per quarter) each January 15, April 15, July 15, and October 15 of each year. Dividends will be paid if funds are lawfully available, and, if not, will be cumulated and paid on the next dividend date when funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of a preferred stock dividend has been missed.

         Voting.  Shares of Preferred Stock carry no voting rights.

     Liquidation Preference. Holders of Preferred stock are entitled to receive a payment in the amount of $10.00 per share plus any cumulated but unpaid dividends in the event Rushmore is liquidated, before any payment is made by Rushmore to the holders of Rushmore Common Stock with respect to their shares.

     Redemption. Rushmore may call the Preferred Stock for redemption any time after April 1, 1992 at a redemption price according to the following schedule:

         After April 1, 1992, but before April 1, 1993         $12.00
         After April 1, 1993, but before April 1, 1994          11.50
         After April 1, 1994, but before April 1, 1995          11.00
         After April 1, 1995, but before April 1, 1996          10.50
         After April 1, 1996                                    10.00

     Conversion. Shares of 9% Cumulative Preferred Stock are not convertible into any other security of the Company.

     Transfer Agent. The Transfer Agent and Registrar for the Company's Common Stock is UMB Bank, N.A.

Possible Anti-Takeover Provisions

     Special Meetings of Shareholders; Director Nominees. The Company's bylaws and Articles provide that special meetings of shareholders may be called by shareholders only if the holders of at least 66-2/3% of the Common Stock join in such action. The bylaws and Articles also provide that shareholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the Company at least 60 days in advance of the date on which the last annual shareholders' meeting was held, and provide that the number of directors to be elected (within the minimum- maximum range of 3 to 21 set forth in the Articles and bylaws) shall be determined by the Board of Directors or by the holders of at least 66-2/3% of the Common Stock. While these provisions of the Articles and bylaws have been established to provide a more cost-efficient method of calling special meetings of shareholders and a more orderly and complete presentation and consideration of shareholder nominations, they could have the effect of discouraging certain shareholder actions or opposition to candidates selected by the Board of Directors and provide incumbent management a greater opportunity to oppose shareholder nominees or hostile actions by shareholders. The affirmative vote of holders of at least 66-2/3% of the Common Stock is necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

     Removal of Directors. The Articles of the Company provide that directors may be removed from office only for "cause" by the affirmative vote of holders of at least 66-2/3% of the Common Stock. "Cause" means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Company, or committed a material breach of such director's fiduciary duty to the Company resulting in a material detriment to the Company. The inability to remove directors except for "cause" could provide incumbent management with a greater opportunity to oppose hostile actions by shareholders. The affirmative vote of holders of at least 66-2/3% of the Common Stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

     Classification of Directors. The Articles and bylaws divide the Board of directors into three classes, equal or approximately equal in number, serving staggered three year terms. The Board of Directors is presently comprised of seven members (until subsequently changed by the Board of Directors or shareholders in accordance with the procedures described above), with classes having three members each. Two additional directors will take office following the Offering. At each annual meeting of shareholders, directors in the class whose terms are expiring shall be elected for three-year terms to succeed those whose terms expired. The affirmative vote of holders of at least 66-2/3% of the Common Stock is necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

     The provisions regarding classification of directors were established to provide orderly transition and continuity in the membership of the Board of Directors. Such procedures could, however, have the effect of providing incumbent management a greater opportunity to oppose hostile actions by shareholders. Moreover, it requires two annual meetings of shareholders to consider and vote upon reelection or removal of a majority of the members of the Board, rather than at each annual meeting of shareholders. Also, the Company's bylaws provide that directors chosen to fill any vacancy (whether by increase in the number of directors or as a result of resignation, removal or other events) will serve until the next annual meeting at which their Class is up for reelection, rather than the next annual meeting at which any Class is elected.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding a maximum of 3,356,664 shares of Common Stock. In addition, the Company has reserved 163,573 shares for issuance upon exercise of options granted under the Company's Stock Option Plans, of which 156,073 are immediately exercisable. Of the 3,356,664 shares to be outstanding after the Offering, the 1,250,000 shares sold to the public hereby will be freely tradeable without restrictions or registration under the Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 ("Rule 144") under the Act ("Affiliates"), may generally be sold only within the limitations of Rule 144 described below. The remaining 2,106,664 shares were issued and sold by the Company in private transactions in reliance upon exemptions from registration under the Act and are, therefore deemed "restricted securities" under Rule 144, which may not be sold publicly unless the shares are registered under the Act or are sold pursuant to an exemption from registration under Rule 144. Under Rule 144, such restricted securities issued pursuant to Rule 701 under the Act will become eligible for resale 90 days after the date the Company becomes subject to the reporting requirements of the Exchange Act, although 1,583,603 of such shares are subject to the contractual resale restrictions described below. Sales of the restricted securities in the open market, or the availability of such shares for sale, could adversely affect the trading price of the Common Stock.

     The Company, the Company's executive officers and directors, and certain shareholders of the Company that own in the aggregate 75.2% of the Common Stock outstanding prior to the Offering have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of the Representative.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year following the later of the date of the acquisition of such shares from the issuer or an affiliate of the issuer would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:
(i) 1% of the number of shares of Common Stock then outstanding (approximately 34,387 shares immediately after this Offering) or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and the availability of current public information about the Company. Rule 144 generally becomes available 90 days after the issuer has been subject to the information reporting requirements of the Exchange Act. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years following the later of the date of the acquisition of such shares from the issuer or an affiliate of the issuer, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     The Company intends to file registration statements on Form S-8 under the Securities Act covering the offering and sale of the 750,000 shares of Common Stock reserved for issuance under the Stock Option Plans. Accordingly, shares of Common Stock issued upon exercise of options granted under the Stock Option Plan will be available for sale in the open market, unless such shares are subject to certain lock-up agreements. See "Underwriting."

                                  UNDERWRITING

     Subject to the terms and conditions of an Underwriting Agreement, the Company has retained the services of First Southwest Company and Rushmore Securities Corporation (the "Underwriters"), to offer and sell the Common Stock offered hereby on a "best efforts" basis at the public offering price of $5.50 per share which is contingent upon the sale of 750,000 shares of the Company's Common Stock.

     The offering period will extend for a period of 45 days from the date of this Prospectus, unless the Underwriters and the Company agree to extend the offering period for an additional period of 15 days (such periods are collectively referred to as, "the Selling Period"). All proceeds from the sale of the shares of Common Stock will be transmitted promptly to an escrow account at Bank One Investment Management & Trust Group. In the event that 750,000 shares of Common Stock are not sold within the time provided herein, all funds will be promptly returned to subscribers without interest and without any deduction for commissions or expenses. The purchasers will not receive stock certificates until the termination of the Offering. During the Selling Period, subscribers will have no right to demand the return of their subscriptions. On behalf of the Company, the Underwriters propose to offer the Common Stock, in part, directly to retail purchasers at the initial public offering price set forth of the cover page of this Prospectus and in part to certain dealers who are members of the National Association of Securities Dealers, Inc. at such price, less a concession not in excess of $_____ per share. The Underwriters may allow, and such dealers may reallow, a concession not exceeding $____ per share to other dealers. The Representative of the Underwriters has advised the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     Contingent upon the sale of 750,000 shares of the Company's Common Stock, the Company will pay the Underwriters a discounted commission of eight percent of the public offering price.

     Upon completion of this Offering, the Company will issue to the Representative, for nominal consideration, warrants to purchase 50,000 shares of Common Stock (the "Warrants"). The Warrants will become exercisable immediately upon the completion of this Offering, at an exercise price per share of 110% of the initial price to public set forth on the cover page of this Prospectus and will expire five years from the effective date of this Prospectus. The Warrants contain provisions providing for adjustment of the exercise price and the number and type of securities issuable upon exercise upon the occurrence of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. The Warrants grant to the holder thereof certain registration rights for the securities issuable upon exercise thereof.

     The Company will pay the Representative a non-accountable expense allowance of $75,000. The Representative's expenses in excess of the non-accountable expense allowance, including its legal expenses, will be borne by the Representative.

     Rushmore Securities Corporation is a wholly-owned subsidiary of the Company, and D. M. Moore, Jr. is a member of the Board of Directors of both Rushmore Securities Corporation and the Company. Rushmore Securities Corporation will not participate in determining the initial public offering price for the Common Stock. Accordingly, this Offering is being made in compliance with the requirements of Rule 2720(c) of the Conduct Rules of the NASD. This rule provides generally that if more than 10% of the net proceeds from the sale of stock, not including underwriting compensation, is paid to the underwriters of such stock or their affiliates, the initial public offering price of the stock may not be higher than that recommended by a "qualified independent underwriter" meeting certain standards. First Southwest Company is assuming the responsibilities of acting as the qualified independent underwriter in pricing this Offering and conducting due diligence. The initial public offering price of the shares offered hereby is no higher than the price recommended by First Southwest Company. Mr. James Fehleison, Chief Financial Officer of First Southwest Holdings, Inc., the parent corporation of the Representative, will join the Board of Directors of the Company upon completion of the offering.

     Until the distribution of Common Stock in this Offering is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If the Underwriters create a short position in the Common Stock in connection with this Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representative may reduce the short position by purchasing Common Stock in the open market. The Representative may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representative purchases shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, it may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of this offering. In general, purchases of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of any security. Neither the Company nor the Representative makes any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor the Underwriters make any representation that the Representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Prior to this Offering, there has been no public market for the Common Stock of the Company. Consequently, the initial public offering price for the Common Stock has been determined by negotiation between the Company and the Representative. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies which the Company and the Representative believe to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant. There can be no assurance, however, that the prices at which the Common Stock will trade in the public market following this offering will not be lower than the initial offering price.

     The Company and all of its current officers and directors and certain of its shareholders have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of First Southwest Company.

     The Company has agreed to indemnify the Underwriters against, and to contribute to losses arising out of, certain civil liabilities and claims of civil liabilities, including liabilities and claims of civil liabilities under the Securities Act.

                                  LEGAL MATTERS

     Legal matters in connection with the Common Stock being offered hereby will be passed upon for the Company by Glast, Phillips & Murray, a professional corporation, Dallas, Texas. Certain legal matters will be passed upon for the Underwriters by Thompson & Knight, P.C., Dallas, Texas.

                                     EXPERTS

     The financial statements of the Company as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, included in this Prospectus have been audited by Cheshier & Fuller, L.L.P., independent accountants, as set forth in their report therein included, and have been so included in reliance upon such report being given upon their authority as experts in accounting and auditing.

     The financial statements of First Financial Life Companies, Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, included in the Prospectus have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report therein included, and have been so included in reliance upon such report being given upon the authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, together with all amendments, schedules and exhibits thereto, pursuant to the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits thereto. The statements contained in this Prospectus as to the contents of any contract or other document identified as exhibits in this Prospectus are not necessarily complete, and in each instance, reference is made to a copy of such contract or document filed as an exhibit to the Registration Statement, each statement being qualified in any and all respects by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

     Upon consummation of this Offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549 and at its New York Regional Office, Room 1300, 7 World Trade Center, New York, NY 10048 and at its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Company's Registration Statement on Form SB-2 as well as any reports to be filed under the Exchange Act can also be obtained electronically after the Company has filed such documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the Commission maintains a Website (at http://www.sec.gov) that contains such information regarding the Company.

     The Company intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

     Requests for information may be directed to Jim W. Clark, Secretary, c/o Rushmore Financial Group, Inc., 13355 Noel Road, Suite 650, Dallas, Texas 75240, telephone number (972) 450-6000.

                          INDEX TO FINANCIAL STATEMENTS

RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES

         Independent Auditor's Report..........................................................................F-1
         Balance Sheets as of December 31, 1996 and September 30,1997 (unaudited)..............................F-2
         Statements of Income for the two years ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited)..................................................F-4
         Statements of Change in Shareholders' Equity for the two years ended
             December 31, 1996 and the nine months ended September 30, 1997 (unaudited)........................F-6
         Statements of Cash Flows for the two years ended December 31, 1996 and nine months ended September 30, 1997 (unaudited)..............................................F-8
         Notes to Financial Statements.........................................................................F-10

FIRST FINANCIAL LIFE COMPANIES, INC.

         Independent Auditor's Report..........................................................................F-22
         Consolidated Balance Sheet as of December 31, 1996  ..................................................F-23
         Consolidated Statements of Operations for the two years ended December 31, 1996 ......................F-24
         Consolidated Statements of Shareholders' Equity for the two years ended
             December 31, 1996  ...............................................................................F-25
         Consolidated Statements of Cash Flows for the two years ended December 31, 1996 .......... ...........F-26
         Notes to Consolidated Financial Statements............................................................F-27
         Statement of Financial Condition as of September 30, 1997 ( unaudited)................................F-35
         Statement of Operations for the nine months ended September 30, 1997 (unaudited)......................F-36
         Statement of Shareholders' Equity for the nine months ended September 30, 1997 (unaudited)............F-37
         Statement of Cash Flows for the nine months ended September 30, 1997 (unaudited)......................F-38

RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES PRO FORMA FINANCIAL DATA

         Pro Forma Consolidated Balance Sheet..................................................................F-39
         Pro Forma Consolidated Statements of Income...........................................................F-42
         Notes to Pro Forma Consolidated Financial Statements..................................................F-45



                          Independent Auditor's Report



To the Board of Directors and Shareholders of Rushmore Financial Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Rushmore Financial Group, Inc. and Subsidiaries (formerly Rushmore Capital Corporation) as of December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rushmore Financial Group, Inc. and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995.



                                                   /s/Chesheir $ Fuller, L.L.P.
                                                      -------------------------
                                                      CHESHIER & FULLER, L.L.P.
Dallas, Texas
October 10, 1997
(November 12, 1997
as to Note 12)

To the Board of Directors and Shareholders of Rushmore Financial Group, Inc. and Subsidiaries


We have reviewed the accompanying balance sheet of Rushmore Financial Group, Inc. as of September 30, 1997 and the related statements of income and changes in shareholder's equity and cash flows for the nine months ended September 30, 1996 and 1997, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public
Accountants. All information included in these financial statements is the representation of the management of Rushmore Financial Group, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


                                                   /s/Chesier & Fuller L.L.P.
                                                   CHESHIER & FULLER, L.L.P.

Dallas, Texas
November 25, 1997

                 RUSHMORE FINANCIAL GROUP INC. AND SUBSIDIARIES
                                 Balance Sheets

                                     ASSETS


                                                              December 31, 1996         September 30, 1997
                                                               ----------------         ------------------
                                                                                           (Unaudited)
Investments
    Cash and short-term investments                             $   117,738                $ 1,426,363
    Amounts on deposit with reinsurer                                                       28,894,316
                                                                -----------                -----------

           Total investments                                        117,738                 30,320,679

Deferred policy acquisition costs                                                            4,281,359
Notes, accounts receivable and
    uncollected premiums                                             27,459                    219,554
Receivable from brokers and dealers                                  27,255
Prepaid expenses and advances                                        17,019                    119,126
Equity investment in subsidiary                                     275,346
Equipment, net of accumulated depreciation                           67,894                    108,463
Goodwill                                                                                       487,387
Other assets and intangibles                                         10,375                     49,272
                                                                -----------                -----------

           Total assets                                         $   543,086                $35,585,840
                                                                ===========                ===========



The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP INC. AND SUBSIDIARIES
                                 Balance Sheets

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                              December 31, 1996         September 30, 1997
                                                              -----------------         ------------------
                                                                                           (Unaudited)
Liabilities
    Future policy benefits                                      $                         $     88,016
    Universal life contract liabilities                                                     33,258,288
    Claims payable                                                                             217,537
    Notes payable                                                    24,024                     48,021
    Due to affiliated companies                                      15,220
    Current federal income taxes                                                                36,260
    Other liabilities                                               152,905                    628,232
                                                                -----------                -----------

           Total liabilities                                        192,149                 34,276,354
                                                                -----------                -----------

Shareholders' Equity
    Preferred stock - 9% cumulative preferred
        stock, $10 par value, 4,300 shares
        issued and outstanding in 1996 and 1997                      43,000                     43,000
    Preferred stock - Series A cumulative preferred
        stock, $10 par value, 13,792 shares issued
        and outstanding in 1996 and 1997                            137,920                    137,920
    Common stock - $0.01 par value, 10,000,000
        shares authorized, 1,419,293 shares
        issued and outstanding at December 31, 1996;
        10,000,000 shares authorized and 2,481,593
        issued and outstanding at September 30, 1997                 14,193                     24,816
    Common stock subscribed, 17,593 shares at $01.50
        per share at December 31, 1996; 22,657 shares
        at $1.92 per share at September 30, 1997                        176                        227
    Additional paid in capital                                      826,547                  1,933,673
    Retained earnings (deficit)                                    (531,246)                  (657,805)
    Shareholder/affiliate loans
        Common stock subscriptions receivable                       (26,389)
        Shareholder loans                                           (98,506)                  (134,575)
        Receivable from affiliates                                  (14,758)                   (37,770)
                                                                -----------                -----------

           Total shareholders' equity                               350,937                  1,309,486
                                                                -----------                -----------

           TOTAL LIABILITIES AND
              SHAREHOLDERS' EQUITY                              $   543,086                $35,585,840
                                                                ===========                ===========

The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              Statements of Income

                                                                        For the Years Ended          For the Nine Months Ended
                                                                    ------------------------        --------------------------
                                                                            December 31,                     September 30,
                                                                      1995           1996              1996           1997
                                                                    ----------   ----------         -------------    ---------
Revenue                                                                                             (Unaudited)    (Unaudited)
    Revenue from Insurance Services
        Premium income from traditional products               $              $                $                   $ (836,807)
        Universal life and investment product charges                                                               2,928,809
        Net investment income                                                                                       1,050,052
        Agent management fee                                         151,565        346,968           285,897          73,552
    Revenue from Investment Services
        Commissions and fees                                         856,996      1,493,908           985,985       1,620,543
        Asset management                                                             28,705            13,376         103,292
    Other                                                             11,101         15,911            11,307          41,543
           ----------                                             ----------   ------------        ----------      ----------

           Total revenues                                          1,019,662      1,885,492         1,296,565       4,980,984
                                                                  ----------     ----------      ------------      ----------

Expenses
    Insurance Services Expenses
        Other insurance services expenses                                                                             697,655
        Policyholder benefits                                                                                       1,128,230
        Amortization of deferred policy acquisition costs                                                           1,041,328
        Equity in subsidiary loss                                     33,184         12,893            32,258
    Investment services expenses
        Commission expense                                           713,308      1,241,476           847,816       1,425,141
        Other investment services expenses                            74,058         83,803            17,039          60,127
    General and administrative                                       430,551        663,172           511,856         629,514
                                                                  ----------     ----------      ------------      ----------

           Total expenses                                          1,251,101      2,001,344         1,408,969       4,981,995
                                                                  ----------     ----------      ------------      ----------

The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              Statements of Income


                                                         For the Years Ended                          For the Nine Months Ended
                                                               December 31,                                   September 30,
                                                      1995                  1996                     1996                  1997
                                                   ----------            ----------             -------------            ---------
                                                                                                  (Unaudited)           (Unaudited)

Operating income (loss)                             (231,439)              (115,852)                 (112,404)               (1,011)

    Interest expense                                   2,989                  4,535                     3,521                 4,163
                                                  ----------             ----------             -------------            ----------

Income (loss) from continuing
    operations                                      (234,428)              (120,387)                 (115,925)               (5,174)

    Discontinued operations (net)                     24,207                (50,504)                  (33,437)              (25,992)
                                                  ----------             ----------             -------------            ----------

Income before income taxes                          (210,221)              (170,891)                 (149,362)              (31,166)

    Provision for income taxes                                                                                               95,393

Net income (loss)                                 $ (210,221)            $ (170,891)              $  (149,362)           $ (126,559)
                                                  ==========             ==========               ===========            ==========


Net income (loss) per common share                      (.18)                  (.12)                     (.11)                 (.07)
                                                  ==========             ==========              ============            ==========

Weighted average common shares
    outstanding                                    1,198,256              1,376,777                 1,365,938             1,737,588
                                                  ==========             ==========                ==========            ==========


     The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  Statements of Changes in Shareholders' Equity
                 For the Years Ended December 31, 1996 and 1995


                                                                        Common  Additional      Retained   Shareholder/
                                              Preferred    Common       Stock      Paid-In      Earnings     Affiliate
                                                 Stock       Stock   Subscribed    Capital     (Deficit)         Loans       Total
                                              ---------   --------   ---------- -----------   -----------    ----------   --------

Balance, December 31, 1994                   $ 62,740    $ 10,372    $      -0-   $ 468,631   $ (150,134)   $   (9,671)  $  381,938

Preferred stock issued, 318 shares              3,180                                                                         3,180
Common stock issued, 287,300 shares                         2,873                   253,159                                 256,032
Preferred stock dividends paid                                                      (5,844)                                 (5,844)
Common stock dividends paid                                                        (40,958)                                (40,958)
Loan and advances to
     officers/shareholders                                                                                     (36,531)    (36,531)
Net loss                                                                                        (210,221)                 (210,221)
                                           ----------   --------- ------------- -----------   ----------  ------------- ----------

Balance, December 31, 1995                     65,920      13,245                   674,988     (360,355)      (46,202)     347,596

Preferred stock issued, 11,500 shares         115,000                                                                       115,000
Common stock issued, 94,776 shares                            948                   135,232                                 136,180
Common stock subscribed, 17,593 shares                                      176      26,214                                  26,390
Preferred stock dividends paid                                                      (9,887)                                 (9,887)
Stock subscriptions receivable                                                                                 (26,389)    (26,389)
Loans and advances to officers/shareholders                                                                    (52,304)    (52,304)
Receivable from affiliates                                                                                     (14,758)    (14,758)
Net (loss)                                                                                      (170,891)                 (170,891)
                                           ----------   --------- ------------- -----------   ---------- -------------- ----------

Balance, December 31, 1996                   $180,920   $  14,193   $       176   $ 826,547    $(531,246)    $(139,653)  $ 350,937
                                             ========   =========   ===========   =========    =========     =========   =========


     The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                  Statements of Changes in Shareholders' Equity
               For the Nine Months Ended September 30, 1996 and 1997

                                   (Unaudited)


                                                                        Common   Additional     Retained   Shareholder/
                                           Preferred        Common      Stock       Paid-In     Earnings     Affiliate
                                              Stock          Stock   Subscribed     Capital    (Deficit)         Loans       Total
                                           ---------       --------  ----------  -----------  -----------    ----------   --------

Balance, December 31, 1995                $  65,920      $  13,245   $           $  674,988   $ (360,355)   $  (46,202) $  347,596

Preferred stock issued, 11,500 shares       115,000                                                                        115,000
Common stock issued, 79,266 shares                             793                   99,571                                100,364
Common stock subscribed, 500 shares                                          5          745                                    750
Preferred dividends paid                                                             (5,816)                                (5,816)
Loans and advances                                                                                             (14,785)    (14,785)
Receivable from affiliate                                                                                     (138,804)   (138,804)
Net income (loss)                                                                               (149,362)                 (149,362)
                                       ------------  -------------------------  -----------   ----------  ------------  ----------

Balance, September 30, 1996              $  180,920    $    14,038  $        5   $  769,488   $ (509,717)  $  (199,791) $  254,943
                                         ==========    ===========  ==========   ==========   ==========   ===========  ==========

Balance, December 31, 1996               $  180,920     $   14,193  $      176   $  826,547   $ (531,246)   $ (139,653) $  350,937

Common stock issued, 1,062,300 shares                       10,623                1,102,277                              1,112,900
Common stock subscribed, 22,657 shares                                     226       43,275                                 43,502
Reclass subscribed shares                                                 (176)     (26,214)                               (26,390)
Preferred dividends paid                                                            (12,212)                               (12,212)
Subscriptions receivable                                                                                        26,389      26,389
Loans and advances                                                                                             (36,069)    (36,069)
Receivable from affiliate                                                                                      (23,012)    (23,012)
Net income (loss)                                                                               (126,559)                 (126,559)
                                       ------------  ------------- -----------  -----------   ----------  ------------  ----------

Balance, September 30, 1997              $  180,920     $   24,816  $      226   $1,933,673   $ (657,805)   $ (172,345) $1,309,486
                                         ==========     ==========  ==========  ==========   ==========    ==========   ==========



     The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             Statement of Cash Flows

                                                          For the Years Ended            For the Nine Months Ended
                                                      ------------------------          --------------------------
                                                               December 31,                     September 30,
                                                         1995          1996                 1996           1997
                                                      -----------  -----------          ------------   --------
Cash flows from operating activities                                                     (Unaudited)    (Unaudited)
     Net (loss)                                      $  (210,221)   $ (170,891)         $  (149,362)   $  (126,559)
     Adjustments to reconcile net
         (loss) to net cash provided (used)
         by operating activities:
              Depreciation and amortization               10,491        13,859               10,455          19,552
              Loss from equity investment                 33,184        12,893               32,258
              Purchase of goodwill                                                                         (495,647)
              Dividends  from  equity  investment         29,982
              Change in assets  and
              liabilities:
                  (Increase) decrease in assets:
                      Deposits                              (311)      (10,332)              (9,695)        (21,815)
                      Commissions and fees receivable     (1,738)      (28,262)
                      Prepaid expenses                   (18,655)        9,730                6,776          (2,381)
                      Other assets                           818        (2,890)             (40,657)        373,384
                      Deferred policy acquisition costs                                                  (4,281,359)
                      Deposits with reinsurer                                                           (28,894,316)
                      Uncollected premiums                                                                 (303,430)
                  Increase (decrease) in liabilities:
                      Accounts payable                   (22,680)       23,481              109,062         461,392
                      Accrued liabilities                 23,502        72,854               27,568             880
                      Future policy benefits                                                                 88,016
                      Universal Life liabilities                                                         33,258,288
                      Claims payable                                                                        217,537
                      Income tax liability                                                                   36,260
                      Deferred revenues                   (4,600)                                            13,054
                                                    ------------ -------------       --------------     -----------
Net cash flows provided (used) by
     operating activities                               (160,228)      (79,558)             (13,595)        342,856
                                                    ------------   -----------          -----------     -----------

Cash flows from investing activities
     Loans to officers and affiliate                     (12,396)      (55,754)            (153,589)        (59,081)
     Purchase of equipment                               (20,302)      (26,749)             (25,438)        (50,373)
     Purchase of remaining interest in
         equity investment                                                                                 (119,353)
     Increase in equity investment                       (44,050)
                                                    ------------
Net cash flows provided (used) by
     investing activities                                (76,748)      (82,503)            (179,027)       (228,807)
                                                     -----------   -----------          -----------     -----------

Cash flows from financing activities
     Proceeds from sale of Common Stock                  249,002       136,180              101,114       1,182,790
     Proceeds from sale of Preferred Stock                 3,180       115,000              115,000
     Proceeds from sale of Treasury Stock                  7,031
     Preferred Stock dividends paid                       (5,844)       (9,887)              (5,816)        (12,212)
     Common Stock dividends paid                         (40,958)
     Borrowings under term loans                          18,119        20,000               20,000          25,000
     Payments on term loans                                            (29,008)             (27,966)         (1,002)
                                                   -------------   -----------          -----------     -----------
Net cash flows provided (used) by
     financing activities                                230,530       232,285              202,332       1,194,576
                                                      ----------   -----------          -----------     -----------

The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             Statement of Cash Flows


                                                          For the Years Ended            For the Nine Months Ended
                                                      ------------------------          --------------------------
                                                               December 31,                     September 30,
                                                         1995          1996                 1996           1997
                                                      -----------  -----------          ------------    --------
                                                                                         (Unaudited)    (Unaudited)

Change in cash balances                                   (6,446)       70,224                9,710      1,308,625

Cash at beginning of year                                 53,960        47,514               47,514        117,738
                                                         -------   -----------              -------     ----------

Cash at end of year                                     $ 47,514    $  117,738            $  57,224    $ 1,426,363
                                                        ========    ==========            =========    ===========



Supplemental Disclosure of Cash Flow Information

Cash paid for interest                                   $ 2,989   $     4,503              $ 3,521         $ 4,163
                                                         =======   ===========              =======         =======

Cash paid for income taxes                             $     --        $   --               $   --          $   --
                                                       =========    ==========               ======          ======



The  accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements


Note 1 -       The Companies
               -------------

               Rushmore Financial Group, Inc. and Subsidiaries (the "Company"), was incorporated in September 1990, and in 1991 it began doing business as an independent marketing company. The Company has since evolved as a holding company of the financial services companies described below, which offer insurance and investment products to clients through a network of agents and representatives.

               Rushmore Securities Corporation ("Rushmore Securities"), a wholly owned subsidiary of the Company, was incorporated in July 1980 as Ken Davis Securities, Inc. Rushmore Securities is registered under federal and state securities laws as a broker-dealer and is a member of the National Association of Securities Dealers ("NASD"). Licensed registered representatives offer clients a variety of investments, including stocks, bonds, mutual funds, variable annuities and public and private limited partnerships. Rushmore Securities is a "fully disclosed introducing broker-dealer", which means that it does not hold any customer funds or securities or have a seat on any stock exchange. It "clears" its securities trades through Southwest Securities, Inc. and First Southwest Company, which hold customer funds and securities and execute trades for such transactions. The clearing broker-dealers receive a portion of the gross commissions as compensation for handling such transactions.

               Rushmore Financial Corporation ("RFC") was organized in 1993 as a wholly owned subsidiary. The primary business of RFC was offering consumer lending services, including first mortgage loans, real estate loans, private mortgage acquisitions and other services through its national marketing agreements with a number of national lenders. The business of this subsidiary was discontinued in March 1997 and its net results of operations are set forth in "loss from discontinued operations".

               Rushmore Investment Advisors, Inc. ("Rushmore Advisors"), was organized in 1996 as a wholly owned subsidiary. The business of Rushmore Advisors is to provide fee-based investment advice and funds management to customers of the Company. Rushmore Advisors is registered as an investment adviser with the Securities and Exchange Commission and the Texas Securities Board. Rushmore Advisors offers both discretionary and nondiscretionary management of customer accounts, but does not hold custody of customer funds.

               Rushmore Insurance Services, Incorporated ("Rushmore Agency") is an insurance agency and an affiliate of the Company by means of service agreements. The agency offers life, health, and disability insurance and annuities through a network of agents. Rushmore Agency is 100% owned by D.M. "Rusty" Moore, Jr. The
               Company and Mr. Moore have entered into an administrative services agreement whereby net revenues and expenses are charged via a management fee to Rushmore Agency by the Company as allowed by regulatory requirements.

Note 2 -       Summary of Significant Accounting Policies
               ------------------------------------------

               Consolidation Policy

               The accompanying consolidated financial statements include the accounts of Rushmore Financial Group, Inc. and its subsidiaries, Rushmore Securities, RFC, Rushmore Advisors and Rushmore Life in 1997. All significant intercompany transactions have been eliminated in consolidation.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements


Note 2 -          Summary of Significant Accounting Policies
                  ------------------------------------------

                  Accounting Method

                  The Company uses the accrual method of accounting. All income is recorded when earned, and all expenses are recorded when incurred. Securities transactions and related commission revenue and expense are recorded on a trade date basis.

                  Equity Investment

                  As of December 31, 1996, the Company owned approximately 25% of the outstanding common stock of First Financial Life Companies, Inc. ("FFLC"). FFLC owned 100% of the common stock of First Financial Life Insurance Company, an Arizona based domestic life and disability reinsurance company. The investment in Rushmore Life prior to 1997 is accounted for using the equity method and the Company's proportional share of any intercompany profits or losses are eliminated.

                  Subsequent to December 31, 1996, the Company acquired the remainder of FFLC by merger and as of September 30, 1997, the Company was the owner of 100% of FFLIC. Also subsequent to December 31, 1996, the name of FFLIC was changed to Rushmore Life.

                  Property and Equipment

                  Property and equipment are recorded at cost. Depreciation is provided on the accelerated method over the estimated useful lives of the assets ranging from 5 to 40 years. Expenditures for maintenance and repairs are charged against income in the year in which they are incurred, and betterments are capitalized. When depreciable assets are sold or disposed of, the cost and accumulated depreciation accounts are reduced by the applicable amounts, and any profit or loss is credited or charged to income.

                  Income Taxes

                  Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of accounting for equity investments for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                  Use of Accounting Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

                  Summary of Noncash Investing and Financing Activities

                  As of December 31, 1996, the Company had $26,389 of stock subscription receivable representing 17,593 shares of common stock.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 3 -          Net Capital Requirements
                  ------------------------

                  Pursuant to the net capital provisions of Rule 15c3-1 under the Securities Exchange Act of 1934, Rushmore Securities is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis.

                  At December 31, 1996, Rushmore Securities had net capital of approximately $42,494 and net capital requirements of $5,585. Rushmore Securities' ratio of aggregate indebtedness to net capital was 1.97 to 1. The Securities and Exchange Commission permits a ratio of no greater than 15 to 1.

Note 4 -          Concentration Risk
                  ------------------

                  At December 31, 1996, and at various other times throughout 1996, the Company had cash balances in excess of federally insured limits. Cash accounts in banks are insured by the FDIC for up to $100,000. The amount exceeding the insured limit was approximately $8,000 at December 31, 1996 and $96,436 at September 30, 1997.

Note 5 -          Related Party Transactions
                  --------------------------

                  Management fees of $274,234 and $101,565 during the years ended December 31, 1996 and 1995, respectively, were charged to Rushmore Agency by the Company for certain general and administrative services. At December 31, 1996, the Company had $14,758 receivable from Rushmore Agency and $15,220 payable to a corporation owned by Mr. Moore.

                  Notes receivable due from officers/shareholders total approximately $39,403 and bear interest of 9%. The notes are payable in 12 monthly principal and interest installments starting August 1997.

Note 6 -          Equipment
                  ---------

                  The principal categories of equipment are summarized as follows:

                      Computer equipment and software            $   49,425
                      Office furniture and fixtures                  47,682
                      Leasehold improvements                          5,229
                                                                    ------------

                       Total costs                                  102,336
                      Less accumulated depreciation                  34,442
                                                                    ------------

                                                                $    67,894
                                                                    ============

Depreciation included in the determination of net income amounted to $12,586 and $8,545 in 1996 and 1995, respectively.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 7 -          Notes Payable
                  -------------

                  Long term debt consists of the following:

                    Term notes payable to financial institutions in monthly principal and interest installments ranging from $500 to $777 bearing interest between 9% to 10.25% and maturing at various dates through April 1998. The notes are secured by certain furniture and equipment and a personal guarantee
                    of D.M. Moore, Jr.                                  $ 24,024
                                                                        ========


Note 8 -          Preferred Stock
                  ---------------

                  The Company has authorized 100,000 shares of preferred stock, par value $10 per share, which may be issued in series or classes as determined by the Board of Directors from time to time. There are two classes of Preferred Stock now outstanding totaling 18,092 shares or $180,920. The Board of Directors has designated an authorized class of 25,000 preferred shares, called 9% Cumulative Preferred Stock, which was sold at a price of $10 per share and an authorized class of 13,792 preferred shares, called Series A Cumulative Preferred Stock which was offered at a price of $10 per share. Preferred Stock has the following rights and preferences:

                  Dividends. The Company will declare and pay a 9% quarterly dividend on its par value each year. Dividends will be paid if funds are lawfully available, and, if not, will be accumulated and paid on the next dividend date if funds are available, plus interest at the 9% dividend rate. No dividends will be payable on Common Stock if any payment of a Preferred Stock dividend has been missed.

                  Voting. Shares of Preferred Stock carry no voting rights except as are provided by law, including the right to vote as a class to approve certain corporate transactions, such as charter amendments and mergers.

                  Liquidation Preference. Holders of Preferred Stock are entitled to receive a payment in the amount of $10 per share plus any accumulated but unpaid dividends in the event the Company is liquidated, before any payment is made by the Company to the holders of Common Stock with respect to their shares.

                  Conversion. Shares of Preferred Stock are not convertible into any other security of the Company.

                  Sinking Fund. The 9% Cumulative Preferred Stock calls for the creation of a sinking fund for the purpose of redeeming these outstanding shares. Shareholders of 9% Cumulative Preferred have entered into an oral agreement with the Company to waive this requirement.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements


Note 9 -          Commitments and Contingencies
                  -----------------------------

                  Incentive Stock Option Plan

                  The Company has an Incentive Stock Option Plan available to certain key employees and agents. The Company has authorized a maximum of 250,000 shares to be purchased under this plan. Options for a total of 232,500 shares were granted under the plan as of December 31, 1996 and 250,000 shares as of September 30, 1997. At December 31, 1996 there were 109,073 shares remaining under option which were exercisable at prices ranging from $.20 to $1.50 per share through March 1, 2001. During 1996, no options were exercised.

                  The Company also has a 1997 Stock Option Plan (the "1997 Option Plan") which provides for the grant to eligible employees and directors of options for the purchase of Common Stock. The 1997 Option Plan covers, in the aggregate, a maximum of 500,000 shares of Common Stock and provides for the granting of both incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) and non qualified stock options (options which do not meet the requirements of Section 422). Under the 1997 Option Plan, the exercise price may not be less than the fair market value of the Common Stock on the date of the grant of the option. As of September 30, 1997, options for 37,000 shares had been granted under the 1997 Option Plan at an exercise price of $1.92 per share, including options for 1,250 shares granted to D.M. Moore, Jr.

                  Shareholders' Agreement

                  All holders of common stock have entered into an agreement that restricts the transfer of stock and grants the Company the option to repurchase the stock subject to certain events as specified in the agreement.

                  Leases

                  The Company leases its offices, furniture and equipment under operating leases which expire at various dates through 1999. Future minimum lease payments are as follows:

                           Year Ending
                           December 31,
                              1997                    $  131,471
                              1998                       278,938
                              1999                       278,938
                              2000                       266,962
                              Thereafter                 190,648
                                                      ----------

                                                      $1,146,957
                                                      ==========

Rent expense for the year totaled approximately $63,215 and $46,704 in 1996 and 1995, respectively, and is included in general and administrative expense.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements


Note 10 -         Income Taxes

                    The provision for income taxes for the year ended December 31, 1996 consists of the following:

                        Current                                   $        --
                        Deferred expense (benefit)                      (52,948)
                        Change in valuation allowance                    52,948
                                                                       ---------

                                                                  $        --
                                                                        ========

                  The Company has net operating losses of $491,811 that may be used to offset future taxable income. These loss carryforwards expire at various dates through 2011. No tax benefit has been reported in the financial statements. The Company has recorded a valuation allowance to offset any deferred tax benefits arising from net operating losses or temporary differences.


Note 11 -         Equity Investment

                  The following is summarized, audited financial information of FFLC.

                      First Financial Life Companies, Inc.
                                  Balance Sheet
                                December 31, 1996

                                     Assets

Cash                                                        $ 1,395,904
Amounts on deposit with reinsurer                            28,095,288
Deferred policy acquisition costs                             5,445,861
Other assets                                                    330,598
                                                            -----------

     Total Assets                                           $35,267,651
                                                            ===========

                      Liabilities and Shareholders' Equity

Universal life liabilities                                  $33,436,198
Future policy benefits and claims payable                       319,227
Federal taxes payable                                            41,439
Other liabilities                                               367,637
                                                            -----------

     Total Liabilities                                       34,164,501
                                                            -----------

Common stock                                                      9,150
Additional paid-in capital                                    1,510,817
Treasury stock                                                 (471,827)
Retained earnings (deficit)                                      55,010
                                                            -----------

     Total Shareholders' Equity                               1,103,150
                                                            -----------

     Total Liabilities and Shareholders' Equity             $35,267,651
                                                            ===========

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements


Note 11 -   Equity Investment, continued

                      First Financial Life Companies, Inc.
                               Statement of Income
                        For the Years Ended December 31,

                                                    1995               1996
                                                  -----------       ----------

             Premium income                       $(1,982,942)     $(1,739,444)
             Universal life and investment
               product charges                      6,137,304        5,152,770
             Net investment income                  1,776,869        1,883,151
             Other income                              67,372           43,175
                                                  ------------      -----------

                Total revenues                      5,998,603        5,339,652
                                                  ------------      -----------

              Policyholder benefits on
                 traditional products                 (93,908)          67,762
              Universal life and investment
                products benefits                   2,437,758        2,433,794
              Amortization of deferred
                policy acquisition costs            2,367,101        1,689,914
              Other operating expenses              1,482,975        1,352,905
                                                   -----------      -----------

                Total expenses                      6,193,926        5,544,375
                                                   -----------      -----------

               Operating loss before income taxes    (195,323)        (204,723)
               Income tax expense (benefit)          (144,463)         (73,819)
                                                   -----------      -----------

                  Net (loss)                       $  (50,860)     $  (130,904)
                                                    ==========      ===========


               The Company purchased stock in FFLC at various dates through April 1995 at a cost of $329,219. The remaining balance of the Company's investment $275,346 is composed of the Company's pro rata share of income and losses and any dividends received.

Note 12 -      Subsequent Events

               Name Change

               On November 12, 1997 FFLIC's name was changed to Rushmore Life Insurance Company.

               Disposal of Subsidiary

               On March 3, 1997 the Company sold RFC for $10. Management does not expect this event to have a material adverse effect on the financial position or results of operations of the Company.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements


Note 12 -         Subsequent Events

                  Authorized Shares

                  On April 5, 1997 the shareholders of the Company voted to amend the Articles of Incorporation to increase the authorized shares of common stock from 4,000,000 to 20,000,000. On October 17, 1997 the Articles of Incorporation were amended to decrease the number of authorized shares to 10,000,000 shares and the outstanding shares were split 1 for 2. All shares presented in these financial statements and earnings per share calculations are retroactively stated to reflect the capital structure changes through October 17, 1997.

                  Acquisition

                  On April 8, 1997 the Company acquired the remaining 74.6% of Rushmore Life (formerly FFLC) in exchange for the Company's stock at a ratio of 3.04 shares of Company stock for every 1 share of Rushmore Life stock. This acquisition has been accounted for as a purchase. The following additional notes serve to describe the operation of Rushmore Life that is reflected in the financial statements at September 30, 1997 and the nine months ended September 30, 1997.


                  a.   Summary of Significant Accounting Policies:

                    o Basis of Presentation: Rushmore Life maintains its accounts in conformity with accounting practices prescribed or permitted by state insurance regulatory authorities. In the accompanying financial statements, such accounts have been adjusted to conform with generally accepted accounting principles.

                    o Investments: Short-term investments, which consist of U.S. Treasury bills, purchased with maturities of less than three months, are reflected at amortized cost, which approximates estimated fair value. All short-term investments are considered to be cash equivalents.

                    The Company has adopted Statement of Financial Accounting Standards No. 115, which prescribes accounting for certain debt and equity securities.

                    o Deferred Policy Acquisition Costs: Costs which vary with and which are directly related to the acquisition of new business have been deferred to the extent that such costs are deemed recoverable through future revenues. These costs primarily include commissions and allowances. For universal life, such costs are amortized generally in proportion to the present value (principally using the assumed credit rate)  of  expected  gross  profits.  This  amortization  is adjusted retrospectively when the insurance subsidiary revises its estimates of current or future gross profits to be realized from a group of policies. For traditional products, such costs are amortized with interest over the premium-paying period in proportion to the ratio of anticipated annual premium revenue to the anticipated total premium revenue. Anticipated investment income is considered in the determination of recoverability of deferred policy acquisition costs.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 12 -         Subsequent Events, continued

                  a.   Summary of Significant Accounting Policies:

                    o Future Policy Benefits: The liability for future policy benefits of long-term duration contracts has been computed by the net level premium method based on estimated future investment yield, mortality, morbidity, and withdrawal experience. Reserve interest assumptions are based on amounts guaranteed in the Modified Coinsurance Treaty. Mortality, morbidity, and withdrawal assumptions reflect the experience of the life insurance subsidiary modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations. The assumptions vary by plan, year of issue, and duration.

                    o Universal Life Contract Liabilities: With respect to universal life contracts, the insurance subsidiary utilizes the retrospective deposit accounting method. Contract liabilities include the accumulated fund balances of such policies and represent the premiums received plus accumulated interest, less mortality and administration charges.

                    Contract liabilities also include the unearned revenue reserve which reflects the unamortized balance of the excess of first year administration charges over renewal period administration charges on universal life products. These excess charges have been deferred and are being recognized in income over the period benefited using the same assumptions and factors used to amortize deferred policy acquisition costs.

                    o  Recognition  of Premium  Revenue  and  Related  Expenses:
                    Traditional life insurance premiums are recognized as revenue over the premium-paying period. Future policy benefits and policy acquisition costs are associated with the premiums as earned by means of the provision of future policy benefits and amortization of deferred policy acquisition costs.

                    Revenues for universal life products consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances during the period. Expenses related to these products include interest credited to policyholder account balances and benefit claims incurred in excess of policyholder account balances.

                    o Policy and Contract Claims: Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts.

                    o Reinsurance: In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of the benefits paid over such limits. This is done by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts.

                    The Company reports assets and liabilities related to insurance contracts before the effects of reinsurance. Reinsurance receivables and prepaid reinsurance premiums (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 12 -         Subsequent Events, continued

                  a.   Summary of Significant Accounting Policies:

                    o Income Taxes: Income tax expense (benefit) includes deferred income taxes arising from temporary differences between the tax and financial reporting basis of assets and liabilities. This liability method of accounting for income taxes also requires the Company to reflect in income the effect of a tax-rate change on accumulated deferred income taxes in the period in which the change is enacted.

                    In assessing the realization of deferred income tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The Company has recorded a valuation allowance to offset any deferred tax benefits arising from net operating losses or temporary differences.

                    o Goodwill: Goodwill was recorded on the purchase of Rushmore Life and is being amortized over 30 years.

                  b.   Significant Reinsurance Treaty:

                    Substantially all of the Company's consolidated business activity is the result of modified coinsurance treaties entered into with Massachusetts General Life Insurance Company (MGL), a subsidiary of Life Partners Group, Inc.
                    (LPG) and Southwestern Life Insurance Company (SWL), a subsidiary of Southwestern Life Corporation (SLC). Under the terms of the agreements, Rushmore Life assumes a quota share risk on all policies which are issued by MGL and SWL as a result of applications submitted by agents affiliated with First Financial Marketing Group. The quota share percentage falls between 33-1/3% and 50% of on all business submitted. Because the treaties are on the basis of modified coinsurance, MGL and SWL establish 100% of the reserves required to be held by the various state insurance regulatory authorities. Rushmore Life, in turn, deposits with MGL and SWL an amount equal to its quota share of the reserves. MGL and SWL pay Rushmore Life interest on the deposits at the investment rate assumed in the pricing of each product. These deposits are included in the amounts on deposit with reinsurer account balance in the financial statements. Although Rushmore Life is credited with interest based on the reserve deposits, the legal owners of the assets are MGL and SWL, not Rushmore Life.

                    For the nine  months  ended  September  30, 1997 the Company
                    assumed  premiums  of  approximately   $5,321,000  and  paid
                    approximately $1,362,000 in retroceded premiums.

                    The Company paid approximately $1,038,000 in death benefits for the nine months ended September 30, 1997 net of ceded benefits of approximately $516,000.

                    MGL, Wabash Life Insurance Company (MGL's parent), SWL and Facilities Management Installation (FMI) provide all necessary functions to fully process, administer, and account for the insurance business of Rushmore Life. For the nine months ended Rushmore Life paid these companies for such services and policy maintenance as follows:

                       Wabash fees                                   $  154,802
                       FMI fees                                      $   15,531
                       MGL & SWL policy maintenance fees             $  228,699

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 12 -         Subsequent Events, continued

                  c.   Stockholders' Equity and Restrictions:

               At September 30, 1997 substantially all the net assets of Rushmore Life are restricted and cannot be transferred to the Company in the form of dividends, loans or advances. Generally, the net assets of Rushmore Life available for transfer to the Company are limited to the lesser of the Rushmore Life's net gain from operations during the preceding year or 10% of the Rushmore Life's net surplus as of the end of the preceding year as determined in accordance with accounting practices prescribed or permitted by regulatory authorities. Payment of dividends in excess of such amounts would generally require approval by regulatory authorities.

               Rushmore Life is domiciled in the state of Arizona, which is also the only state in which it is licensed to conduct business. On the basis of reporting as prescribed or permitted by the Arizona Department of Insurance, Rushmore Life had statutory capital and surplus of approximately $1,259,806 as of September 30, 1997 and net earnings of $192,273 for the nine months ended September 30, 1997. Rushmore Life maintains at least $250,000 of statutory capital and surplus in order to retain $25,000 of risk on any one insured. Arizona law prohibits an Arizona reinsurer from retaining insurance risk on any one insured in excess of 10% of its capital and surplus

               d. Commitments, Litigation and Contingent Liabilities:

               The Internal Revenue Service (IRS) has not examined any of the federal income tax returns of Rushmore Life.

               Rushmore Life has set its retention limit for acceptance of risk on life insurance policies at $25,000. Risk in excess of the $25,000 limit is reinsured back to MGL and SWL pursuant to certain reinsurance agreements. Rushmore Life pays MGL and SWL to reinsure the excess risk according to mortality schedules which are contained in the reinsurance agreements. Rushmore Life paid MGL and SWL approximately $1,278,298 reinsurance costs for the nine months ended September 30, 1997. MGL has ceded to Rushmore Life Company approximately $931,785,917 of insurance in force as of September 30, 1997. Pursuant to the reinsurance agreements with MGL Rushmore Life has in turn retroceded approximately $527,319,443 of insurance in force to MGL, retaining risk equal to the difference.

               SWL has ceded to Rushmore Life approximately $46,693,000 of insurance in force as of September 30, 1997. Pursuant to the reinsurance agreement with SWL, Rushmore Life has in turn retroceded approximately $31,028,752 of insurance in force to SWL, retaining risk equal to the difference.

               The Company is not aware of any lawsuits or claims which are pending against it. However, during 1995, MGL settled a class action lawsuit filed on behalf of policyholders of certain policies held on or after April 1, 1992 and on or before June 30, 1994. The settlement consisted of the return of excess mortality charges incurred due to MGL's decision to pass on a portion of the DAC tax and the repayment of certain surrender charges collected as a result of the termination of the above policies because of the increased mortality charges.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Notes to Financial Statements

Note 12 -   Subsequent Events, continued

            e.   Other Operating Statement Data:

                 Changes in deferred acquisition costs were as follows:
                                                                        1997
                                                                    -----------

                     Balance, April 1, 1997                         $5,057,695
                     Additions                                         264,992
                     Amortization related to operations             (1,041,328)
                                                                    -----------

                     Balance, end of year                           $4,281,359
                                                                    ===========

Report of Independent Accountants
To the Board of Directors and StockholdersRushmore Financial Group, Inc.

We have audited the accompanying consolidated balance sheet of First Financial Life Companies, Inc. and Subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Financial Life Companies, Inc. and Subsidiary as of December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand L.L.P.
    ------------------------
    Coopers & Lybrand L.L.P.



Indianapolis, Indiana

November 20, 1997


First Financial Life Companies, Inc. and Subsidiary

Consolidated Balance Sheet
as of December 31,1996




                                          ASSETS

Investments:
      Cash and short-term investments                                                      $  1,395,904
      Amounts on deposit with reinsurer                                                      28,095,288

         Total investments                                                                   29,491,192

Deferred policy acquisition costs                                                             5,445,861
Notes, accounts receivable and uncollected premiums                                             154,068
Equipment, net of accumulated depreciation                                                        6,825
Accrued investment income                                                                           495
Net deferred federal income taxes                                                               169,210
                                                                                           ------------

          Total assets                                                                     $ 35,267,651
                                                                                           ============

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Future policy benefits                                                                     $     93,908
Universal life contract liabilities                                                          33,436,198
Claims payable                                                                                  225,319
Current federal income taxes payable                                                             41,439
Other liabilities                                                                               367,637
                                                                                           ------------

          Total liabilities                                                                  34,164,501
                                                                                           ------------

Stockholders' equity:
Common stock, $0.01 par value; 2,000,000 shares authorized; 915,000 shares issued                 9,150
Additional paid-in capital                                                                    1,510,817
Treasury stock (at cost, 363,802 shares)                                                       (471,827)
Retained earnings                                                                                55,010
                                                                                           ------------

          Total stockholders' equity                                                          1,103,150
                                                                                           ------------

          Total liabilities and stockholders' equity                                       $ 35,267,651
                                                                                           ============


   The accompanying notes are an integral part of the consolidated financial statements.



First Financial Life Companies, Inc. and Subsidiary
Consolidated Statement of Operations

for the years ended December 31, 1996 and 1995


                                                            1996           1995


Revenues:
   Insurance policy income                             $ 4,154,362    $ 3,413,326
   Net investment income                                 1,776,869      1,883,151
   Other income                                             67,372         43,175
                                                       -----------    -----------

       Total revenues                                    5,998,603      5,339,652
                                                       -----------    -----------

Benefits and expenses:
   Insurance policy benefits                             2,343,850      2,501,556
   Amortization of deferred policy acquisition costs     2,367,101      1,689,914
   Other operating expenses                              1,482,975      1,352,905
                                                       -----------    -----------

        Total benefits and expenses                      6,193,926      5,544,375
                                                       -----------    -----------

        Loss before income taxes                          (195,323)      (204,723)

                                                          (144,463)       (73,819)
Income tax benefit
                                                       -----------    -----------

        Net loss                                       $   (50,860)   $  (130,904)
                                                       ===========    ===========


The accompanying notes are an integral part of the consolidated financial statements.

First Financial Life Companies, Inc. and Subsidiary

Consolidated Statement Stockholders' Equity for the years ended December 31, 1996 and 1995


                                              1996            1995


Common stock:
   Balance at beginning of year          $     8,181    $     6,496
   Issuance of shares                            969          1,685
                                         -----------    -----------

       Balance at end of year                  9,150          8,181
                                         -----------    -----------

Additional paid-in capital:
   Balance at beginning of year            1,465,100      1,344,297
   Issuance of shares, excess over par        45,717        120,803
                                         -----------    -----------

 Balance at end of year                    1,510,817      1,465,100
                                         -----------    -----------



Treasury stock:
    Balance at beginning of year             (91,276)       (90,003)
    Purchase of treasury stock              (380,551)        (1,273)
                                         -----------    -----------

        Balance at end of year              (471,827)       (91,276)
                                         -----------    -----------



Retained earnings (deficit):
    Balance at beginning of year             105,870        236,774
    Net earnings (loss)                      (50,860)      (130,904)
                                         -----------    -----------

        Balance at end of year                55,010        105,870
                                         -----------    -----------

        Total stockholders' equity       $ 1,103,150    $ 1,487,875
                                         ===========    ===========


The accompanying notes are an integral part of the consolidated financial statements.



First Financial Life Companies, Inc. and Subsidiary
Consolidated Statement of cash Flows

for the years ended December 31, 1996 and 1995


                                                                                   1996           1995

Cash flows from operating activities:
   Net loss                                                                    $   (50,860)   $  (130,904)
 Adjustments to reconcile net loss to net cash used in operating activities:
       Adjustments related to universal life and investment products:
          Interest credited to account balances                                  1,588,291      1,521,353
          Charges for mortality and administration                              (5,787,636)    (4,864,420)
       Increase (decrease) in future policy benefits                                85,246         (6,981)
       Decrease (increase) in deferred policy acquisition costs                  1,216,293       (360,163)
       (Decrease) increase in claims payable                                       (57,127)       169,534
        (Increase) decrease in deferred federal income taxes                      (237,564)         6,623
        Increase (decrease) in other liabilities                                    79,212       (218,317)
        Increase in amounts on deposit with reinsurer                           (1,500,119)    (2,819,090)
        (Increase) decrease in accrued investment income, notes, accounts
               receivable and uncollected premiums                                  (9,002)       563,984
        Increase in current federal income taxes                                    86,284              0
        Depreciation expense                                                         2,730          1,365
                                                                               -----------    -----------

               Net cash used in operating activities                            (4,584,252)    (6,137,016)
                                                                               -----------    -----------



Cash flows from financing activities:
    Receipts from universal life products                                        7,223,145      8,086,113
    Withdrawals from universal life products                                    (2,151,093)    (1,436,829)
    Sale of common stock                                                            46,686        122,488
    Purchase of treasury stock                                                    (380,551)        (1,273)
    Principal payment on note payable                                                    0        (60,000)
                                                                               -----------    -----------

               Net cash provided by financing activities                         4,738,187      6,710,499
                                                                               -----------    -----------

               Net increase in cash and short-term investments                     153,935        573,483

                                                                                 1,241,969        668,486
Cash and short-term investments at beginning of year
                                                                               -----------    -----------

                                                                               $ 1,395,904    $ 1,241,969
Cash and short-term investments at end of year
                                                                               ===========    ===========


The accompanying notes are an integral part of the consolidated financial statements.

First Financial Life Companies, Inc. and Subsidiary
Notes to Consolidated Financial Statements


     1. Summary of Significant Accounting Policies:

          a. Principles of Consolidation:  First Financial Life Companies,  Inc.
          (FFLC) was incorporated in the state of Texas in February 1989.

          First Financial Life Insurance Company, the wholly owned subsidiary of FFLC, is a domestic life and disability reinsurer incorporated in the state of Arizona in January 1989.

          The consolidated financial statements include the accounts of First Financial Life Companies, Inc. and First Financial Life Insurance Company (collectively referred to as the "Company"). Material intercompany balances and transactions have been eliminated in the consolidated financial statements.

          b. Basis of Presentation: FFLC's life insurance subsidiary maintains its accounts in conformity with accounting practices prescribed or permitted by state insurance regulatory authorities. In the accompanying financial statements, such accounts have been adjusted to conform with generally accepted accounting principles.

          c. Investments: Short-term investments, which consist of U.S. Treasury bills, purchased with maturities of less than three months, are reflected at amortized cost, which approximates estimated fair value. All short-term investments are considered to be cash equivalents.

          The Company has adopted Statement of Financial Accounting Standards No. 115, which prescribes accounting for certain debt and equity securities. During 1996 or 1995, the Company held no such securities.

          d. Deferred Policy Acquisition Costs: Costs which vary with and which are directly related to the acquisition of new business have been deferred to the extent that such costs are deemed recoverable through future revenues. These costs primarily include commissions and allowances. For universal life, such costs are amortized generally in proportion to the present value (principally using the assumed credit rate) of expected gross profits. This amortization is adjusted retrospectively when the insurance subsidiary revises its estimates of current or future gross profits to be realized from a group of policies. For traditional products, such costs are amortized with interest over the premium-paying period in proportion to the ratio of anticipated annual premium revenue to the anticipated total premium revenue. Anticipated investment income is considered in the determination of recoverability of deferred policy acquisition costs.

          e. Future Policy Benefits: The liability for future policy benefits of long-term duration contracts has been computed by the net level premium method based on estimated future investment yield, mortality, morbidity, and withdrawal experience. Reserve interest assumptions are based on amounts guaranteed in the Modified Coinsurance Treaty (see
          Note 2). Mortality, morbidity, and withdrawal assumptions reflect the experience of the life insurance subsidiary modified as necessary to reflect anticipated trends and to include provisions for possible unfavorable deviations. The assumptions vary by plan, year of issue, and duration. The composition of future policy benefits as of December 31, 1996 and 1995 and the significant assumptions used in the calculation are as follows:


                      12/31/96           12/31/95
                      Liability         Liability                               Mortality
                     For Future         For Future                                 or
            Issue      Policy             Policy                                Morbidity
            Years     Benefits           Benefits         Interest Rates         Tables           Withdrawals
         -------------------------   --------------------------------------------------------------------------------

          1987-90   $      93,908     $      100,229    Guaranteed Rate 4.5%     1980 CSO     Company Experience


          f. Universal Life Contract Liabilities: With respect to universal life contracts, the insurance subsidiary utilizes the retrospective deposit accounting method. Contract liabilities include the accumulated fund balances of such policies and represent the premiums received plus accumulated interest, less mortality and administration charges.

          Contract liabilities also include the unearned revenue reserve which reflects the unamortized balance of the excess of first-year administration charges over renewal period administration charges on universal life products. These excess charges have been deferred and are being recognized in income over the period benefited using the same assumptions and factors used to amortize deferred policy acquisition costs.

          g. Recognition of Premium Revenue and Related Expenses: Traditional life insurance premiums are recognized as revenue over the premium-paying period. Future policy benefits and policy acquisition costs are associated with the premiums as earned by means of the provision of future policy benefits and amortization of deferred policy acquisition costs.

          Revenues for universal life products consist of policy charges for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed against policyholder account balances during the period. Expenses related to these products include interest credited to policyholder account balances and benefit claims incurred in excess of policyholder account balances.

          h. Policy and Contract Claims: Policy and contract claims include provisions for reported claims in process of settlement, valued in accordance with the terms of the related policies and contracts.

          i. Reinsurance: In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of the benefits paid over such limits. This is done by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts.

          The Company reports assets and liabilities related to insurance contracts before the effects of reinsurance. Reinsurance receivables and prepaid reinsurance premiums (including amounts related to insurance liabilities) are reported as assets. Estimated reinsurance receivables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts.

          j. Income Taxes: Income tax expense (benefit) includes deferred income taxes arising from temporary differences between the tax and financial reporting basis of assets and liabilities. This liability method of accounting for income taxes also requires the Company to reflect in income the effect of a tax-rate change on accumulated deferred income taxes in the period in which the change is enacted.

          In assessing the realization of deferred income tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of deferred income tax assets depends upon generating sufficient future taxable income during the periods in which temporary differences become deductible.

          k. Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the reported amounts. The Company uses estimates and assumptions in calculating deferred acquisition costs, future policy benefits, universal life contact liabilities, deferred incomes taxes, and certain other accruals. Actual amounts could differ from those estimated amounts.

2. Significant Reinsurance Treaty:

          Substantially all of the Company's consolidated business activity is the result of modified coinsurance treaties entered into with Massachusetts General Life Insurance Company (MGL), a subsidiary of Life Partners Group, Inc. (LPG) and Southwestern Life Insurance Company (SWL), a subsidiary of Southwestern Life Corporation (SLC). Under the terms of the agreements, First Financial Life Insurance Company assumes a quota share risk on all policies which are issued by MGL and SWL as a result of applications submitted by agents affiliated with First Financial Marketing Group. The quota share percentage falls between 33-1/3% and 50% on all business submitted. Because the treaties are on the basis of modified coinsurance, MGL and SWL establish 100% of the reserves required to be held by the various state insurance regulatory authorities. First Financial Life Insurance Company, in turn, deposits with MGL and SWL an amount equal to its quota share of the reserves. MGL and SWL pay First Financial Life Insurance Company interest on the deposits at the investment rate assumed in the pricing of each product. These deposits are included in the amounts on deposit with reinsurer account balance in the financial statements. Although First Financial Life Insurance Company is credited with interest based on the reserve deposits, the legal owners of the assets are MGL and SWL, not First Financial Life Insurance Company.

          For the years ended December 31, 1996 and 1995, the Company assumed premiums of approximately $7,324,000 and $8,187,000, respectively, and paid approximately $2,086,646 and $1,841,000, respectively, in retroceded premiums for the years then ended.

          The Company paid approximately $1,167,000 and $1,124,000, respectively, in death benefits net of ceded benefits of approximately $981,000 and $1,335,000, respectively, for the years ended December 31, 1996 and 1995.

          MGL, Wabash Life Insurance Company (MGL's parent), SWL and Facilities Management Installation (FMI) provide all necessary functions to fully process, administer, and account for the insurance business of First Financial Life Insurance Company. For the years ended December 31, 1996 and 1995, First Financial Life Insurance Company paid these companies for such services and policy maintenance fees as follows:

                                                       1996             1995

Wabash fees                                         $   213,426       $  209,714
FMI fees                                                 21,369           22,928
MGL and SWL policy maintenance fees                     318,547          293,094



3. Investments and Investment Income:

     For the years ended December 31, 1996 and 1995, net investment income consisted of the following:



                                                                1996                 1995

 Cash and short-term investments                         $      58,195        $      49,999
 Amounts on deposit with reinsurer                           1,718,822            1,833,152
                                                        ---------------       --------------

      Gross investment income                                1,777,017            1,883,151

 Investment expenses                                               148                    0
                                                        ---------------       --------------

       Net investment income                              $  1,776,869          $ 1,883,151
                                                        ===============       ==============


     Other than amounts on deposit with reinsurer at December 31, 1996, the Company has no investments exceeding 10% of stockholders' equity.

4. Stockholders' Equity and Restrictions:

          At December 31, 1996, substantially all consolidated stockholders' equity represents net assets of FFLC's insurance subsidiary that cannot be transferred to FFLC in the form of dividends, loans or advances. Generally, the net assets of FFLC's insurance subsidiary available for transfer to FFLC are limited to the lesser of the subsidiary's net gain from operations during the preceding year or 10% of the subsidiary's net surplus as of the end of the preceding year as determined in accordance with accounting practices prescribed or permitted by regulatory authorities. Payment of dividends in excess of such amounts would generally require approval by regulatory authorities.

          First Financial Life Insurance Company is domiciled in the state of Arizona, which is also the only state in which it is licensed to conduct business. On the basis of reporting as prescribed or permitted by the Arizona Department of Insurance, the life insurance subsidiary had statutory capital and surplus of approximately $1,323,000 and $1,110,000 as of December 31, 1996 and 1995, respectively, and it had net earnings (loss) of $416,690 and $(52,703) for the years ended December 31, 1996 and 1995, respectively. First Financial Life Insurance Company maintains at least $250,000 of statutory capital and surplus in order to retain $25,000 of risk on any one insured. Arizona law prohibits an Arizona reinsurer from retaining insurance risk on any one insured in excess of 10% of its capital and surplus.

5. Capital Stock:

          As of December 31, 1996, FFLC has one class of stock consisting of 2,000,000 shares authorized; 915,000 shares issued and 551,198 shares outstanding, with a stated value of $.01 per share. FFLC had paid no dividends to capital stockholders for the years ended December 31, 1996 or 1995.



6. Commitments, Litigation and Contingent Liabilities:

          The Internal Revenue Service (IRS) has not examined any of the federal income tax returns of FFLC or its life insurance subsidiary.

          The life insurance subsidiary has set its retention limit for acceptance of risk on life insurance policies at $25,000. Risk in excess of the $25,000 limit is reinsured back to MGL and SWL pursuant to certain reinsurance agreements. First Financial Life Insurance Company pays MGL and SWL to reinsure the excess risk according to mortality schedules which are contained in the reinsurance agreements. First Financial Life Insurance Company paid MGL and SWL approximately $1,962,000 and $1,713,000 for reinsurance costs for the years ended December 31, 1996 and 1995, respectively. MGL has ceded to First Financial Life Insurance Company approximately $970,727,018 of insurance in force as of December 31, 1996. Pursuant to the reinsurance agreements with MGL, First Financial Life Insurance Company has in turn retroceded approximately $551,708,334 of insurance in force to MGL, retaining risk equal to the difference. At December 31, 1995, these amounts were $1,008,922,000 and $573,969,000, respectively.

          SWL has ceded to First Financial Life Insurance Company approximately $47,995,993 of insurance in force as of December 31, 1996. Pursuant to the reinsurance agreement with SWL, First Financial Life Insurance Company has in turn retroceded approximately $31,573,093 of insurance in force to SWL, retaining risk equal to the difference. At December 31,1995, these amounts were $55,378,000 and $36,239,000, respectively.

          The Company is not aware of any lawsuits or claims which are pending against it. However, during 1995, MGL settled a class action lawsuit filed on behalf of policyholders of certain policies held on or after April 1, 1992 and on or before June 30, 1994. The settlement consisted of the return of excess mortality charges incurred due to MGL's decision to pass on a portion of the DAC tax and the repayment of certain surrender charges collected as a result of the termination of the above policies because of the increased mortality charges. The recording of the Company's share of this settlement resulted in a pretax expense of approximately $306,000 for the year ended December 31, 1995.

7. Federal Income Taxes:

          First  Financial  Life  Companies,   Inc.  and  First  Financial  Life
          Insurance Company file separate federal income tax returns.

Deferred federal income taxes were comprised of the following at December 31, 1996:

      Deferred federal income tax assets:
          Life reserves                                                             $  12,156,416
          Accrued expenses                                                                 98,787
           Alternative minimum tax credit carryforward                                     59,482
                                                                                    -------------

              Total deferred income tax assets                                         12,314,685
                                                                                    -------------

       Deferred income tax liabilities:
           Funds on deposit                                                            (9,552,398)
           Deferred acquisition costs                                                  (2,591,320)
           Other                                                                           (1,757)
                                                                                    --------------

              Total deferred income tax liabilities                                   (12,145,475)
                                                                                    --------------

              Net deferred federal income tax asset                                  $    169,210
                                                                                    =============


       For the  years  ended  December  31,  1996 and  1995,  respectively,  the
       provision   (benefit)   for  income  taxes   consists  of  the  following
       components:

                                                                            1996            1995

      Current tax expense (benefit)                                  $      94,801   $     (5,051)
      Deferred tax expense (benefit)                                     (239,264)        (68,768)
                                                                     ------------    ------------

             Income tax benefit                                      $   (144,463)   $    (73,819)
                                                                     ============    ============


       The difference between the federal income tax (benefit) computed by applying statutory rates to income (loss) before income taxes and income tax expense (benefit) as reported is primarily due to the small life insurance company deduction, deferred acquisition costs, life policy benefit reserves, and alternative minimum tax.

8. Other Operating Statement Data:

     Changes in deferred acquisition costs were as follows:

                                                         1996              1995
                                                         ----              ----

Balance, beginning of year                           $ 6,662,154    $ 6,301,991
Additions                                              1,150,808      2,050,077
Amortization related to operations                    (2,367,101)    (1,689,914)
                                                     -----------    -----------

 Balance, end of year                                $ 5,445,8$         6662154
                                                     ===========    ===========




9.     Subsequent Event:

       On April 8, 1997, FFLC was purchased by Rushmore Capital Corporation (Rushmore) for stock and cash. FFLC was merged into Rushmore and then dissolved, leaving FFLC owned directly by Rushmore. On November 12, 1997, the name of First Financial Life Insurance Company was changed to Rushmore Life Insurance Company.

                    First Financial Life Insurance Company
                        Statement of Financial Condition
                               September 30, 1997
                                   (unaudited)


ASSETS

Investments:
      Cash and Short Term Investments                           $   1,190,780
      Equity Securities                                                   775
      Collateral Loans                                                 75,000
      Amounts on deposit with reinsurer                            28,894,316
                                                                -------------
           Total Investments                                       30,160,871

Notes, accounts receivable and                                        695,416
      uncollected premiums
Equipment, net of accumulated depreciation                              4,478
Accrued Investment Income                                              18,755
Federal Income Taxes  :
      Current                                                             -0-
      Deferred                                                         95,226
Deferred Policy Acquisition Costs                                   4,281,359

TOTAL ASSETS                                                     $ 35,256,405


LIABILITIES AND SHAREHOLDERS EQUITY

Future Policy Benefits                                           $     88,016
Universal Life Liabilities                                         33,258,288
Claims Payable                                                        217,537
Federal Income Taxes
      Current                                                          36,260
      Deferred                                                            -0-
Other Liabilities                                                     378,839
      Total Liabilities                                            33,978,940
                                                                   ----------
Shareholders Equity
      Common Stock                                                    100,000
      Additional Paid-In-Capital                                      886,944
      Unrealized loss on equity securities                                (22)
      Retained Earnings                                               290,543
                                                                   ----------
           Total Stockholders Equity                                1,277,465

Total Liabilities and Shareholders Equity                         $35,256,405

                     First Financial Life Insurance Company
                             Statement of Operations
                  For the Nine Months Ended September 30, 1997
                                   (unaudited)



Income:
      Premium income from traditional products                      $1,280,845)
      Universal Life and investment product charges                  4,393,214
      Net investment income                                          1,567,071
      Other income                                                      42,440
                                                                    ----------
           Total Income                                              4,721,880

Benefits, expenses, and costs:
      Policyholder benfits on traditional products                     (48,397)
      Universal life and investment product benefits                 1,854,346
      Amortization of deferred policy acquisition costs              1,561,992
      Other operating expenses                                       1,259,277
           Total Benefits, expenses, and costs                       4,711,218

Operating income before income taxes                                    10,662

Income tax benefit                                                      (2,304)
                                                                     ---------
Net income                                                           $  12,966
                                                                     ---------

                     First Financial Life Insurance Company
                        Statement of Shareholders Equity
                  For the Nine Months Ended September 30, 1997
                                   (unaudited)


Common Stock
      Balance at beginning of period                                 $ 100,000
      Issuance of shares                                                   -0-
                                                                       -------
      Balance at end of period                                         100,000
                                                                       -------
Additional paid-in capital
      Balance at beginning of period                                   886,944
      Issuance of shares, excess over par                                  -0-
                                                                       -------
      Balance at end of period                                         886,944
                                                                       -------
Unrealized loss on equity securities
      Balance at beginning of period                                       -0-
      Change in unrealized appreciation                                    (22
                                                                       -------
      Balance at end of period                                             (22)
                                                                       -------
Retained earnings
      Balance at beginning of period                                   409,874
      Dividends paid                                                  (132,297)
      Net income                                                        12,966
                                                                       -------
      Balance at end of period                                         290,543
                                                                       -------

Total Shareholders Equity                                           $1,277,465
                                                                     ---------

                     First Financial Life Insurance Company
                             Statement of Cash Flows
                  For the Nine Months Ended September 30, 1997
                                   (unaudited)


Cash flows from operating activities
      Net income                                                   $     12,966
      Items not requiring  (providing) funds:
            Adjustments  relating to universal life
            and investment products:
                terest credited to account balances                   1,184,050
                Charges for mortality and administration             (3,651,315)
           Increase in future policy benefits                            16,146
           Decrease in deferred policy acqusition costs               1,164,502
           Increase in claims payable                                    (7,782)
           Decrease in URR liability                                   (578,223)
           Increase in accounts payable and accrued expenses            160,938
           Decrease in amounts on deposit with reinsurer               (799,028)
           Increase in accrued investment income and
           accounts receivable                                         (337,436)
           Decrease in current federal income taxes                      (5,179)
           Depreciation expense                                           2,047
                                                                      ---------
      Net cash used by operating activities                          (2,838,314)
                                                                      ---------

Cash flows from investing activities:
      Purchase of equity securities                                        (797)
      Issuance of collateral loan                                       (75,000)
                                                                      ---------
           Net cash used by investing activities                         75,797
                                                                         ------

Cash flows from financing activities:
      Receipts from universal life products                           5,231,481
      Withdrawals from universal life products                       (2,385,940)
      Dividends paid                                                   (132,297)
                                                                      ---------
           Net cash provided by financing activities                  2,713,244
                                                                      ---------

Net decrease in cash and short-term investments                        (200,867)

Cash and short-term investments at beginning of period                1,391,647
                                                                      ---------
Cash and short-term investments at end of period                   $  1,190,780
                                                                      ---------

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                            Pro Forma Financial Data
                                   (Unaudited)




Pro Forma Consolidated Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of the Company at December 31, 1996 and adjusts such information to give effect to the acquisition of the remaining 74.6% of Rushmore Life Insurance Company (formerly First Financial Life Insurance Company, Inc.) on April 8, 1997 and the sale of Rushmore Financial Corporation which was effective March 3, 1997 as if both of these transactions had occurred at January 1, 1996. The pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that actually would have resulted if the transactions had occurred on January 1, 1996. The pro forma balance sheet should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained elsewhere in this prospectus.



                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             Pro Forma Balance Sheet


                                                                                    December 31, 1996

                                                             ----------------------------------------------------------------------
                                                              Actual                   Adjustments                         Proforma
                                                                                   Dr                 Cr
                                                             --------            ------------      ----------
Investment
    Cash and short-term investments                          $   117,738                           4$    7,638
                                                                                 2$ 1,395,904         1137,900          $ 1,368,104
    Amounts on deposit with reinsurer                                            2 28,095,288                            28,095,288
                                                             -----------                                                -----------

           Total investments                                     117,738                                                 29,463,392

Deferred policy acquisition costs                                                 2 5,445,861                             5,445,861

Notes, account receivable and uncollected premiums                27,459            2 154,068         4 10,515              171,012
Receivable from brokers and dealers                               27,255                                                     27,255
Prepaid expenses and advances                                     17,019                              4 15,951                1,068
Equity investment in subsidiary                                  275,346          1 1,196,599      2 1,471,945                  -0-
Equipment, net of accumulated depreciation                        67,894              2 6,825                                74,719
Deferred federal income taxes                                                        2 50,398         3 50,398
Goodwill                                                                            2 495,647                               495,647
Other assets and intangibles                                      10,375      2           495   4          576               10,294
                                                             -----------       --------------    -------------        -------------

           Total assets                                      $   543,086           36,841,085        1,694,923          $35,689,248
                                                             ===========                                              =============
                                                                                                    35,146,162
                                                                                  -----------      -----------
                                                                                  $36,841,085      $36,841,085
                                                                                  ===========      ===========




   The accompanying notes are an integral part of these financial statements.


                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             Pro Forma Balance Sheet

                                                                                    December 31, 1996
                                                                      Actual              Adjustments                 Proforma
Liabilities                                                                           Dr                 Cr
    Future policy benefits                                                                           2$    93,908     $   93,908
    Universal life contract liabilities                                                              2 33,436,198     33,436,198
    Claims payable                                                                                     2  225,319        225,319
    Notes payable                                                    $    24,024                                          24,024
    Due to affiliated companies                                           15,220                                          15,220
    Current federal income taxes                                                                         2 41,439         41,439
    Other liabilities                                                    152,905                                         152,905
                                                                                    4     21,377     2    375,677        354,300
                                                                     -----------                                     -----------
           Total liabilities                                             192,149                                      34,343,313
                                                                     -----------                                     -----------

Shareholders' equity
    Preferred stock - 9% cumulative preferred stock, $10
        par value, 4,300 shares issued and outstanding                    43,000                                          43,000
    Preferred stock - Series A cumulative preferred stock,
        $10 par value, 13,792 shares issued and outstanding              137,920                                         137,920
    Common stock - $0.01 par value, 10,000,000 shares authorized,                       2  9,149          2 9,149
        1,419,293 shares issued and outstanding                           14,193                        1   5,353         19,546
    Common stock subscribed, 17,593 shares at $1.50 per share                176                                             176
    Additional paid in capital                                           826,547                      2 1,510,817
                                                                                     2 1,510,817      1 1,053,346      1,879,893
    Treasury stock                                                                     2 471,827        2 471,827
    Retained earnings (deficit)                                         (531,246)       2 63,802         2 63,802       (594,947)
                                                                                        3 50,398
                                                                                       4  13,303
    Shareholder/affiliate loans
        Common stock subscriptions receivable                            (26,389)                                        (26,389)
        Shareholder loans                                                (98,506)                                        (98,506)
        Receivable from affiliates                                       (14,758)                                        (14,758)
                                                                     -----------     ----------- ----------------   ------------
           Total shareholders' equity                                    350,937       2,140,673       37,286,835      1,345,935
                                                                     -----------                                    ------------
                                                                                      35,146,162
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $   543,086      -----------      -----------   $35,689,248
                                                                     ===========                                     ===========
                                                                                     $37,286,835      $37,286,835
                                                                                     ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                            Pro Forma Financial Data
                                   (Unaudited)




Pro Forma Consolidated Statements of Income

The following unaudited pro forma statements of income have been derived from the statements of income of the Company for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 and adjust such information to give effect to the acquisition of the remaining 74.6% of Rushmore Life Insurance Company (formerly First Financial Life Insurance Company, Inc.) on April 8, 1997 and the sale of Rushmore Financial Corporation which was effective March 3, 1997 as if both of these transactions had occurred January 1, 1996. The pro forma statements of income are presented for information purposes only and do not purport to be indicative of the results of operations that actually would have resulted had the acquisition and sale been consummated on January 1, 1996 nor which may result form future operations. The Pro Forma Consolidated Statement of Income should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained elsewhere in this prospectus.


                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Pro Forma Statements of Income

                                For the Year Ended December 31, 1996              For the Nine Months Ended September 30, 1997
                             ---------------------------------------              --------------------------------------------
                                Actual      Adjustments        Proforma         Actual           Adjustment               Proforma
                              ---------------------------------------------     ---------------   ---------------        ----------
                                               Dr          Cr                                    Dr            Cr

Revenue
  Revenue from
  Insurance Services
    Premium income
    from traditional
       products                         2$ 1,982,942             $(1,982,942)    $ (836,807)     5$444,038              $(1,280,845)
    Universal life and
    investment
       product charges                                2$6,137,304  6,137,304      2,928,809               5$ 1,464,405    4,393,214
    Net investment
      income                                          2 1,776,869  1,776,869      1,050,052                  5 517,019    1,567,071
    Aging management
      fee                   $   346,968                              346,968        104,167                   5 16,239      120,406
    Other income                                         2 67,372     67,372

Revenue from Investment
 Services

   Commissions and fees       1,493,908                            1,493,908      1,589,928                               1,589,928
      Asset management           28,705                               28,705        103,292                                 103,292

Other                            15,911                               15,911         41,543                                  41,543
                              -----------  ----------  --------- -----------      -----------  -----------  -----------   ---------

         Total revenues       1,885,492     1,982,942  7,981,545   7,884,095      4,980,984        444,038    1,997,663   6,534,609
                              ----------   ----------- --------- -----------    -----------    -----------  -----------   ---------






            See Notes to Pro Forma Consolidated Financial Statements.



                 RUSHMORE FINANCIAL GROUP, INC. AND SUBSIDIARIES
                          Pro Forma Statements of Income


                                             For the Year Ended December 31, 1996     For the Nine Months Ended September 30, 1997
                                   -----------------------------------------------   ---------------------------------------------
                                   Actual         Adjustments      Proforma               Actual         Adjustment     Proforma
                                   --------    ----------------  -----------------   ---------------    -----------   -----------
                                                 Dr          Cr                                          Dr        Cr
Expenses
    Insurance Services
    Expenses
        Other insurance
        services expenses                   2 1,482,975              1,495,868           697,655       5 364,005          1,061,660
                                              2  12,893
        Policy holder benefits
          on traditional products                       2 93,908       (93,908)        1,128,230                5 26,881  1,101,349
        Universal life and
          investment
           products benefit                 2 2,437,758              2,437,758                         5 704,600            704,600
        Amortization of deferred
           policy
           acquisition costs                2 2,367,101              2,367,101         1,041,328       5 520,664          1,561,992
        Equity in subsidiary loss   12,893              2 12,893
    Investment Services Expenses
        Commission expense       1,241,476                           1,241,476         1,425,141                          1,425,141
        Other investment services
        expense                     83,803                              83,803            60,127                             60,127
    General and administrative     663,172                             663,172           629,514                            629,514
                               -----------                           ---------         ---------                         ----------

           Total Expenses        2,001,344                           8,195,270         4,981,995                          6,544,383
                               -----------                         -----------       -----------      -----------        ----------

Operating income (loss)           (115,852)                           (311,175)           (1,011)                            (9,774)
    Interest expense                 4,535                               4,535             4,163                              4,163
                               -----------            ----------     ---------      ------------                          ----------
Income from continuing
operations                       (120,387)                            (315,710)          (5,174)                            (13,937)
    Discontinued operations
    (net)                         (50,504)              4 50,504                        (25,992)                4 25,992
                              -----------                            ---------      -----------                          ----------
Income from federal income
    tax                          (170,891)                            (315,710)         (31,166)                            (13,937)
    Provision for federal
        income tax                         3 50,398     2 25,651       (24,747)         (95,393)                            (95,393)
                              ------------           -----------      --------      -----------   ----------- ---------- ----------
Net income (loss)             $  (170,891)                         $  (340,457)     $  (126,559)                        $  (109,330)
                              ===========                                           ===========                         ===========

Net income (loss) per
common share                  $      (.12)                         $      (.18)     $      (.07)                        $      (.06)
                              ===========                          ===========      ===========                         ===========
Weighted average common
    shares outstanding          1,376,777                          $ 1,912,015        1,737,588                         $ 1,975,472
                              ===========                          ===========      ===========                         ===========
                                          6,351,125     182,956                                  1,589,269       52,873
                                                    -----------                                  ---------   ---------- ------------
                                          8,334,067   8,164,501                                  2,033,307    2,050,536
                                                        169,566                                     17,229
                                         ---------- -----------                                 ----------   ----------

                                         $8,334,067  $8,334,067                                $ 2,050,536  $ 2,050,536
                                        ===========  ===========                               ===========   ===========

            See Notes to Pro Forma Consolidated Financial Statements.


                         RUSHMORE FINANCIAL GROUP, INC.
                                AND SUBSIDIARIES
              Notes to Pro Forma Consolidated Financial Statements
                           December 31, 1996 and 1995




(1) Adjustment to effect the acquisition of Rushmore Life, 535,250 shares of common stock and $137,900 cash were paid for the remaining 74.6% shares of Rushmore Life.



(2) Entry to effect consolidation and elimination of the accounts of Rushmore Life as if it occurred at the beginning of 1996. The acquisition has been accounted for as a purchase. The assets and liabilities were entered at their December 31, 1996 balances. The income and expenses from Rushmore Life were recorded for the entire twelve months ended December 31, 1996.


(3) Adjustment to write off balance of deferred federal income tax asset which is limited under Internal Revenue Code Section 382 when there is more than a 50% change in ownership.


(4) Entry to effect sale of RFC as if it had occurred at the beginning of 1996. All assets and liabilities were adjusted off of the books at December 31, 1996 and losses from discontinued operations were adjusted off for the year ended December 31, 1996 and the nine months ended September 30, 1997.

(5) An entry is necessary to include the full nine months of income and expense on a pro forma basis on Rushmore Life. As it was acquired April 8, 1997 only six months of its income and expense are included in the consolidated results for nine months ended September 30, 1997.


   No dealer,  salesman or other  person has been  authorized  to give any                UP TO 1,250,000 SHARES
information or to make any representation not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having  been  authorized  by the  Company  or by any of the  Underwriters.  This
Prospectus  does not constitute an offer to sell, or a solicitation  of an offer                 COMMON STOCK
to buy, by any person in any jurisdiction in which such offer is not authorized, or in which the person making such offer or  solicitation is not qualified to do
so,  or to any  person  to  whom  it is  unlawful  to  make  such  an  offer  or                 OFFERING PRICE
solicitation.  Neither  the  delivery  of  this  Prospectus  nor any  sale  made                    $5.50
hereunder shall,  under any circumstance,  create any implication that there has                   PER SHARE
been no change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

Heading                                                     Page                                     [lOGO]
-------                                                     ----
Prospectus Summary.........................................    3
Forward-Looking Information................................    6
Risk Factors...............................................    6                                   Prospectus
The Company................................................   10
Use of Proceeds............................................   11                                ----------,19---
Dividend Policy............................................   11
Dilution ..................................................   11
Capitalization.............................................   12
Selected and Pro Forma Consolidated                                                         FIRST SOUTHWEST COMPANY
   Financial Information...................................   13
Management's Discussion and
   Analysis of Financial Condition                                                      RUSHMORE SECURITIES CORPORATION
   and Results of Operations...............................   14
Business...................................................   18
Management.................................................   24
Certain Transactions.......................................   27
Principal Stockholders.....................................   28
Description of Securities..................................   29
Shares Eligible for Future Sale............................   30
Underwriting...............................................   31
Legal Matters..............................................   33
Experts....................................................   33
Available Information......................................   33
Index to Financial Statements..............................   34

     Until ____________, 1998 (90 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

         Section 2.02-1 of the Texas Business Corporation Act permits (and the Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein, authorize) indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust, or other enterprise who serve at the request of the Registrant, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of the Registrant or at the request of the Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection therewith.

         The circumstances under which indemnification is granted in an action brought on behalf of the Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it is ultimately determined that such officer or director is not entitled to indemnification by the Registrant.

Item 25.  Other Expenses of Issuance and Distribution

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions are set forth in the following table:

     S.E.C. registration fees.........................................   $2,028
     N.A.S.D. filing fees..............................................   1,200
     NASDAQ SmallCap application and listing fees......................   5,000
     *State securities laws (Blue Sky) legal fees and expenses.........
     *Printing and engraving expenses..................................
     *Legal fees and expenses..........................................
     *Accounting fees and expenses.....................................
     *Transfer agent's and registrar's fees and expenses...............
     *Miscellaneous....................................................
     Total.............................................................

----------------------
* To be filed by amendment

Item 26.  Recent Sales of Unregistered Securities

         Registrant has sold and issued the shares of Common Stock described below within the past three years that were not registered under the Act. No underwriting discounts or commissions were paid with respect to such sales.

                           Number of        Offering         Exemption
Date                         Shares          Price            Claimed
----                       ----------       --------         ----------

November 1997 (2)             155,680         $1.92              (1)
May 1997                      508,144            (3)             (1)
April 1996                      5,759          1.50              (1)
July 1996                      46,026          1.50              (1)
December 1996                  34,151          1.50              (1)
April 1995                     61,966          1.04              (1)
June 1995                     147,742          1.04              (1)
--------------------

(1) The Company relied on Sections 3 and 4(2) of the Securities Act of 1933 for exemption from the registration requirements of such Act. Each investor was furnished with information concerning the formation and operations of the Registrant, and each had the opportunity to verify the information supplied. Additionally, Registrant obtained a signed representation from each of the foregoing persons in connection with the purchase of the Common Stock of his or her intent to acquire such Common Stock for the purpose of investment only, and not with a view toward the subsequent distribution thereof; each of the certificates representing the Common Stock of the Registrant has been stamped with a legend restricting transfer of the securities represented thereby and the Registrant has issued stop transfer instructions to the Transfer Agent for the Common Stock of the Company, concerning all certificates representing the Common Stock issued in the above-described transactions.

(2) Represents a Rule 504 offering to employees and agents commenced on May 1997 and closed in November 1997.

(3) 3.04 shares of the Company's Common Stock were issued in exchange for each share of First Financial Life Companies, Inc. in connection with the acquisition of Rushmore Life.

Item 27.  Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.
    1.1         Form of Underwriting Agreement between Registrant and First
                Southwest Company
    1.2         Form of Representative's Warrant Agreement
    1.3         Form of Selected Dealer Agreement
    1.4         Form of Letter Agreement regarding restrictions on sales
*   1.5         Escrow Agreement with Bank One Investment Management Group
*   2.1         Plan and Agreement of Merger with First Financial Life
                Companies, Inc.
*   3.1         Articles of Incorporation, as amended
*   3.2         Bylaws
    4.1         Specimen certificate for shares of Common Stock of the Company
    4.2         Specimen certificate for shares of Preferred Stock of the
                Company
*   5.1         Opinion of Glast, Phillips & Murray, P.C.
*   10.1.1      Employment Agreement with D. M. Moore, Jr.
    10.1.2      Employment Agreement with Jim W. Clark
*   10.2.1      Modified Coinsurance Agreement with Massachusetts General Life
                Insurance Company
*   10.2.2      Administrative Service Agreement with Massachusetts General Life
                Insurance Company
*   10.2.3      Reinsurance Agreement with Massachusetts General Life Insurance
                Company

   10.2.4      National Marketing Agreement with Massachusetts General Life
              Insurance Company
   10.3.1      Modified Coinsurance Agreement with Southwestern Life Insurance
              Company
   10.3.2      Reinsurance Agreement with Southwestern Life Insurance Company
   10.3.3      Administrative Service Agreement with Southwestern Life
              Insurance Company
   10.4.1      National Marketing Contract with Legion Insurance Company
   10.5        Administrative Services Agreement between Registrant and
              Rushmore Life
   10.6.1      Option Agreement regarding Rushmore Insurance Services, Inc.
   10.6.2      Overhead Services Agreement
   10.7        Form of Registered Representative Agreement
   10.8        Form of Investment Advisory Agreement
   10.9        Form of Affiliation Agreement with Agents
   10.10.1     Fully Disclosed Clearing Agreement with Southwest Securities,
              Inc.
   10.10.2     Fully Disclosed Clearing Agreement with First Southwest Company
   10.11       Form of Indemnification Agreement signed with all officers and directors
*  11.1        Statement  regarding  computation of earnings per share
*  15.1        Letter on unaudited interim financial  information
   21.1        Subsidiaries of the Registrant
*  23.1        Consent of Glast,  Phillips & Murray,  P.C., included in Exhibit
                5.1
*  23.2          Consent of Cheshier & Fuller, L.L.P.
*  23.3          Consent of Coopers & Lybrand, L.L.P.
*  23.4          Consent of James  Fehleison  regarding  appointment  as
                director
*  23.5          Consent  of Gayle  Tinsley  regarding  appointment  as director
*  24.1          Power of Attorney, set forth on signature page
*  27.1          Financial data schedule
-------------------------------
*   Filed herewith

(b) Financial Statement Schedules

    None.

    Schedules not listed above have been omitted because they are not required, are not applicable, or the information is included in the Financial Statements or Notes thereto.

Item 28.  Undertakings

         (a)      Rule 415 Offering.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by section  10(a)(3)
               of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
                  (4) Will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering.

                  (5) If the underwriters make any public offering of the securities on items different from those on the cover page of the prospectus, file a post-effective amendment to state the terms of such offering.

         (b)      Indemnification.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)      Rule 430A.

                  The  Registrant   hereby  undertakes  that  it  will  (i)  for
         determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as a part of this Registration Statement as of the time the Commission declared it effective, and (ii) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         (d)      Certificates.

                  The Registrant will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December 5, 1997.

                               Rushmore Financial Group, Inc.



                               By:    /s/ D.M. Moore, Jr.
                               D. M. Moore, Jr., Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Rushmore Financial Group, Inc., a Texas corporation, which is filing a Registration Statement on Form SB-2 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitute and appoint D. M. Moore, Jr. and Jim W. Clark, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                               Date



/s/ D. M. Moore, Jr.           Chairman, President, Chief       December 5, 1997
----------------------------
D. M. Moore, Jr.               Executive Officer and Director
                               (Principal Executive Officer)



/s/ Howard M. Stein            Controller and Chief Financial   December 5, 1997
----------------------------
Howard M. Stein                 Officer (Principal Financial
                                and Accounting Officer)



/s/ Jim W. Clark               Director and Secretary           December 5, 1997
----------------------------
Jim W. Clark

/s/ F. E. Mowery                    Director                  December 5, 1997
--------------------------------
F. E. Mowery



/s/ Timothy J. Gardiner             Director          December 5, 1997
--------------------------------
Timothy J. Gardiner



/s/ H. Gary Curry                   Director          December 5, 1997
--------------------------------
H. Gary Curry



/s/ Mark S. Adler                   Director          December 5, 1997
--------------------------------
Mark S. Adler



/s/ Harlan T. Cardwell, III         Director          December 5, 1997
--------------------------------
Harlan T. Cardwell, III

                                INDEX TO EXHIBITS


Exhibit No.
    1.1         Form of Underwriting Agreement between Registrant and First
                Southwest Company
    1.2         Form of Representative's Warrant Agreement
    1.3         Form of Selected Dealer Agreement
    1.4         Escrow Agreement with Banc One Investment Management and Trust
                Group
*   1.5         Form of Letter Agreements regarding restrictions on sales
*   2.1         Plan and Agreement of Merger with First Financial Life
                Companies, Inc.
*   3.1         Articles of Incorporation, as amended
*   3.2         Bylaws
    4.1         Specimen certificate for shares of Common Stock of the Company
    4.2         Specimen certificate for shares of Preferred Stock of the
                Company
*   5.1         Opinion of Glast, Phillips & Murray, P.C.
* 10.1.1        Employment Agreement with D. M. Moore, Jr.
  10.1.2        Employment Agreement with Jim W. Clark
* 10.2.1        Modified Coinsurance Agreement with Massachusetts General Life
                Insurance Company
* 10.2.2        Administrative Service Agreement with Massachusetts General
                Life Insurance Company
* 10.2.3        Reinsurance Agreement with Massachusetts General Life Insurance
                Company
  10.2.4        National Marketing Agreement with Massachusetts General Life
                Insurance Company
  10.3.1        Modified Coinsurance Agreement with Southwestern Life Insurance
                Company
  10.3.2        Reinsurance Agreement with Southwestern Life Insurance Company
  10.3.3        Administrative Service Agreement with Southwestern Life
                Insurance Company
  10.4.1        National Marketing Agreement with Legion Insurance Company
  10.5          Administrative Services Agreement between Registrant and
                Rushmore Life
  10.6.1        Option Agreement regarding Rushmore Insurance Services, Inc.
  10.6.2        Overhead Services Agreement
  10.7          Form of Registered Representative Agreement
  10.8          Form of Investment Advisory Agreement
  10.9          Form of Affiliation Agreement with Agents
  10.10.1       Fully Disclosed Clearing Agreement with Southwest Securities,
                Inc.
  10.10.2       Fully Disclosed Clearing Agreement with First Southwest Company
  10.11         Form of Indemnification Agreement signed with all officers and directors
*   11.1        Statement regarding computation of earnings per share
*   15.1        Letter on unaudited interim financial information
    21.1        Subsidiaries of the Registrant
*   23.1        Consent of Glast, Phillips & Murray, P.C., included in Exhibit
                5.1
*   23.2        Consent of Cheshier & Fuller, L.L.P.
*   23.3        Consent of Coopers & Lybrand L.L.P.
*   23.4        Consent of James  Fehleison  regarding  appointment  as
                director
*   23.5        Consent  of Gayle  Tinsley  regarding  appointment  as
                director
*   24.1        Power of Attorney, set forth on signature page
*   27.1        Financial data schedule
-------------------------------
*   Filed herewith

  Exhibit 1.5

                                                    November 3, 1997

  Rushmore Financial Group, Inc.
  One Galleria Tower
  13355 Noel Road, Suite 650
  Dallas, Texas 75240

  First Southwest Company
  Rushmore Securities Corporation
    c/o First Southwest Company
    1700 Pacific Avenue, Suite 500
    Dallas, Texas 75201

  Dear Sirs:

  The  undersigned   understands  that  First  Southwest  Company  and  Rushmore
  Securities   Corporation  (the  "Underwriters")   propose  to  enter  into  an
  Underwriting   Agreement  with  Rushmore   Financial  Group,   Inc.,  a  Texas
  corporation (the "Company"), providing for the public offering by the Underwriters of shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company (the "Public Offering").

  In consideration of the Underwriters' agreement to underwrite the Public Offering and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (including, without limitation, shares of common Stock which are deemed to be beneficially owned by the undersigned in accordance with Rule 13d-3(a)(2) of the Securities and Exchange Commission and shares of Common Stock which may be issued upon exercise of a stock option or warrant) or any securities convertible into or exercisable or exchangeable for such Common Stock or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock, without the prior written consent of First Southwest Company, for a period of 180 days after the date of the final prospectus relating to the Public Offering.

  In addition, the undersigned agrees that the Company may cause the transfer agent for the Company to note stop transfer instructions with respect to such shares of Common Stock On the transfer books and records of the Company.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or in capacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

  Date:  ll/17/97                               Very truly yours,


                                                /s/ Carl s. Mauthe
                                                -------------------
                                                Carl S. Mauthe



  Carl S Mauthe
  5100 SW Military Hwy
  San Antonio, TX 78242

  SS Number or Taxpayer ID: ###-##-####

Exhibit 1.5
                                November 4, 1997





Rushmore Financial Group, Inc.
One Galleria Tower
13355 No~ Road Suite 650
Dallas, Texas 75240

Gentelmen:

         I acknowledge that I have been informed that Rushmore Financial Group, Inc. ("Rushmore") is pursuing an initial public offering of its common stock and that it is constrained from creating any publicity directed toward its possible offering.

         I agree to maintain the confidence of and not disclose any information it receives from Rushmore regarding Rushmore's plans for public equity financing. Any such information may be disclosed only to the undersigned's representatives, but only after advising them of the obligations for confidentiality contained herein.

                                   Sincerely,



                                   /s/ Frederich E. Mowery
                                   -----------------------
                                    Signature

                                    Frederich E. Mowery
                                   -----------------------
                                    Printed Name

EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of March 14, 1997 between Rushmore Capital Corporation, a Texas corporation ("Rushmore") and First Financial Life Companies, Inc., a Texas corporation ("FFLC").

     WHEREAS, the respective Boards of Directors of Rushmore and FFLC have duly approved the acquisition of the Company by means of a Merger of FFLC with and into Rushmore pursuant to the terms of this Agreement, it is therefore agreed as follows:

                                   ARTICLE I.
                                   THE MERGER

     SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Texas Business Corporation Act (the "Act"), FFLC shall be merged with and into Rushmore (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. Following the Merger, Rushmore shall continue as the surviving corporation (the "Surviving Corporation") and continue its existence under the laws of the State of Texas, and the separate corporate existence of FFLC shall cease.

     SECTION 1.2 Effective Time. The Merger shall be consummated by filing with the Texas Secretary of State the Articles of Merger in the form attached hereto as Exhibit "A" (the "Articles of Merger") (the time of such filing being the "Effective Time").

     SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Sections 5.01 through 5.06 of the Act. As of the Effective Time, FFLC shall merge with and into Rushmore, and the wholly owned subsidiary of FFLC, First Financial Life Insurance Company, an Arizona life insurance company ("Lifeco"), shall become a direct wholly-owned Subsidiary of Rushmore.

     SECTION 1.4 Articles of Incorporation and By-Laws. The Articles of Incorporation of Rushmore, and the Bylaws of the Rushmore, both as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

     SECTION 1.5 Directors. As of the Effective Time, the directors of Rushmore will remain the directors of the Surviving Corporation.

     SECTION 1.6 Officers. As of the Effective Time the officers of Rushmore will remain as the officers of the Surviving Corporation.

     SECTION 1.7 Conversion of Shares.

          (a) On the Effective  Date,  except as provided in subsection  (b) and
     (c) each share of FFLC Common Stock (the "FFLC Shares") outstanding shall, by virtue of the Merger and without further action by any party, be converted into the right to receive 3.04 shares of the Common Stock, par value $0.01 per share, of Rushmore (the "Rushmore Shares" or the "Merger Consideration").

          (b) Rushmore is currently the holder of 139,929 of Common Stock of FFLC. Such shares shall be canceled in the Merger, and no Rushmore Shares shall be issued in respect thereof.

     SECTION 1.8 Company Options. FFLC's stock options outstanding at the Effective Time, if any, shall be converted into comparable options to purchase Rushmore Common Stock. Any Incentive Stock Option (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) of FFLC shall be exchanged for Rushmore Incentive Stock Options. The number of shares issuable upon exercise are included in the Merger Consideration described in Section 1.7.


     SECTION 1.9 Shareholder Agreement. On the Effective Date, the Shareholders' Agreement of FFLC shall be terminated.

     SECTION 1.10 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the mutual agreement of Rushmore and FFLC that all conditions described in Article VI have been satisfied or waived by the applicable party, Rushmore and FFLC shall execute in the manner required by the Act and deliver to the Texas Secretary of State duly executed Articles of Merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filings referred to in this Section, a closing (the "Closing") will be held at such place as the parties may agree for the purpose of implementing all transactions described in this Agreement.


                                   ARTICLE II.
                      DISSENTING SHARES; EXCHANGE OF SHARES

     SECTION 2.1 Dissenting Shares. The Shareholders of FFLC and Rushmore are entitled to exercise a statutory right to dissent from the Merger and have their shares valued pursuant to the Act. It is a waivable condition to Rushmore's obligation to complete the Merger that no shareholder of FFLC shall exercise any dissenter's rights.

     SECTION 2.2 Exchange of Shares. (a) At the Closing, Rushmore shall issue to the Shareholders of FFLC in exchange for their FFLC Shares a certificate or certificates representing the Rushmore Shares, and such surrendered certificates representing the FFLC Shares shall then be canceled. If issuance of the Rushmore Shares is to be made to a person other than the person in whose name the certificate surrendered is registered, it shall be a condition of issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate or certificates surrendered or established to the satisfaction of Rushmore that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this
Section 2.2, and, at the Effective Time, each certificate representing the FFLC Shares shall represent for all purposes the right to receive the Merger Consideration.

          (b) At and after the Effective Time there shall be no transfers of FFLC Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of FFLC. If, after the Effective Time, certificates are presented to Rushmore, they shall be canceled and exchanged for the Merger Consideration provided in this Article II. At the close of business on the day prior to the Effective Time the stock ledger of FFLC shall be closed.

          (c) From and after the Effective Time, holders of certificates formerly evidencing FFLC Shares shall cease to have any rights as shareholders of FFLC, except as provided herein or by law.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF FFLC

     FFLC represents and warrants to Rushmore as follows:

     SECTION 3.1 Organization and Qualification. FFLC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. FFLC has one subsidiary, Lifeco, and it is a legal entity that is duly organized, validly existing and in good standing under the laws of Arizona. Each of FFLC and Lifeco has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. FFLC and Lifeco are duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by their or the nature of the business transacted by their makes such qualification necessary.

     SECTION 3.2 Capitalization; Subsidiaries. (a) The authorized capital stock of FFLC consists of 1,000,000 shares of Preferred Stock, par value $0.01, and 2,000,000 shares of Common Stock, par value $0.01. As of March 1, 1997, 551,933 FFLC Common Shares were issued and outstanding, and no shares of Preferred Stock were issued or outstanding. Since March 1, 1997, FFLC has not issued any shares or other capital stock, and has not repurchased or redeemed any FFLC Shares. Neither FFLC nor Lifeco have any shares of their capital stock reserved for issuance, including any shares underlying options. All issued and outstanding FFLC Common Stock is validly issued, fully paid, non-assessable and free of preemptive rights.

               (b) The authorized capital stock of Lifeco consists of 100,000 shares of Common Stock, as of March 1, 1997, 100,000 shares of Lifeco were issued and outstanding, and no shares were reserved for future issuance. All of the outstanding shares of capital stock or other indicati of ownership of Lifeco are owned by FFLC, beneficially and of record. All of such shares of capital stock or other indication of ownership of Lifeco are owned free and clear of all liens, charges, encumbrances, rights of others, mortgages, pledges or security interests, and are not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares or other indication of ownership. There are no outstanding subscriptions, options, convertible securities, warrants or claims of any kind issued or granted by or binding on FFLC or Lifeco to purchase or otherwise acquire any security of or equity interest in FFLC or Lifeco. All of the outstanding shares of capital stock of Lifeco have been duly authorized and validly issued and are fully paid and non-assessable, and none has been issued in violation of the pre-emotive rights of any shareholder.

     SECTION 3.3 Authority Relative to this Agreement. FFLC has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall, as of the Closing, have been duly and validly authorized by the Board of Directors and shareholders of FFLC, and no other corporate proceedings on the part of FFLC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by FFLC and, assuming this Agreement constitutes a valid and binding obligation of Rushmore, this Agreement constitutes a valid and binding agreement of FFLC, enforceable against FFLC in accordance with and subject to its terms and conditions.

     SECTION 3.4 Financial Statements. FFLC has delivered to Rushmore copies of its consolidated financial statements as of and for the years ended December 31, 1995 and 1996 (the "FFLC Financial Statements." Each of the FFLC Financial Statements fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the FFLC Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The accounts receivable, notes receivable and any other contingent asset reflected on the latest balance sheet of FFLC arose from bona fide transactions in the ordinary course of business, and, to the best of FFLC's knowledge, are not subject to any offset or counterclaim.

     SECTION 3.5 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by FFLC nor the consummation of the transactions contemplated hereby nor compliance by FFLC with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Articles of Incorporation, By-laws or other organization documents of FFLC or Lifeco, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined herein), except the filing of the Articles of Merger pursuant to the Act, (c) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, license, agreement or other instrument or obligation to which FFLC or Lifeco is a party or by which they or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of FFLC or Lifeco, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FFLC or Lifeco or any of their respective assets.

     SECTION  3.6  Litigation,  etc.  Except  as  described  in  the  Disclosure
Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of FFLC or Lifeco, threatened, to which FFLC or Lifeco is or would be a party before any court or Governmental Authority acting in an adjudicative capacity, or any arbitrator or arbitration tribunal; (b) neither FFLC nor Lifeco is subject to any outstanding order, writ, injunction or decree; and (c) since December 31, 1996, there have been no claims made or actions or proceedings brought against any officer or director of FFLC or Lifeco arising out of or pertaining to any action or omission within the scope of his employment or position with FFLC or Lifeco. All litigation and other administrative, judicial or quasi-judicial proceedings to which FFLC or Lifeco is a party or to which it has been threatened to FFLC's knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 3.7 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the FFLC Financial Statements, since December 31, 1996, FFLC and Lifeco have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the FFLC Financial Statements, none of the following has occurred, except as shall have occurred in the ordinary course of its business:

          (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of FFLC or Lifeco taken as a whole;

          (b) any change in accounting methods, principles or practices by FFLC materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the FFLC Shares, or any redemption, purchase or other acquisition of any of the securities FFLC or Lifeco;

          (e) any issuance by FFLC of, or commitment of FFLC to issue,  any FFLC
     Shares  or  other  capital  stock  or   securities   convertible   into  or
     exchangeable or exercisable for FFLC Shares or other capital stock;

          (f) any entry by FFLC or Lifeco into any commitment or transaction material to the condition (financial or other), business or operations of FFLC or Lifeco, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by FFLC or Lifeco of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (h) any agreement by FFLC or Lifeco to do any of the things  described
     in  the  preceding   clauses  (a)  through  (g)  other  than  as  expressly
     contemplated or provided for herein; or

          (i) any waiver by FFLC or Lifeco of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of FFLC or Lifeco, taken as a whole.

     SECTION 3.8 ERISA Matters. FFLC and Lifeco and all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees (which Employee Benefit Plans are listed on the Disclosure Schedule), comply in all material respects with all applicable laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a material adverse effect on FFLC or Lifeco, taken as a whole; the present value of all the assets of each of its Employee Benefit Plans that it is subject to Title IV of ERISA equals or exceeds to the knowledge of the Company the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan year ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of FFLC or Lifeco is covered by a collective bargaining agreement; neither FFLC nor Lifeco has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any material adverse effect on FFLC or Lifeco, taken as a whole, nor to the knowledge of FFLC have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

     SECTION 3.9 Taxes, Tax Returns.

          (a) Each of FFLC and Lifeco has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by them on or prior to the date hereof (all such returns to the knowledge of FFLC being accurate and complete in all material respects) and, to the knowledge of FFLC, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any Governmental Authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith or (ii) have not been finally determined. The liabilities and reserves for taxes in the FFLC Financial Statements are sufficient to the best of FFLC' s knowledge in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1996 or for any year or period prior thereto, and for which FFLC or Lifeco may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) To the knowledge of FFLC, (i) proper and accurate amounts have been withheld by FFLC and Lifeco from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by FFLC or Lifeco for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by FFLC in the most recent FFLC Financial Statements.

     SECTION 3.10 Tax Audits.  Except as disclosed in the  Disclosure  Schedule,
(i) no audit of any material federal, state or local tax return of FFLC or Lifeco is currently in progress, nor has FFLC or Lifeco been notified that such an audit is contemplated by any taxing authority, (ii) neither FFLC nor Lifeco has extended any statute of limitations with respect to the period for assessment of any federal, state or local tax, (iii) neither FFLC or Lifeco contemplates the filing of an amendment to any return, which amendment would have a material adverse effect on FFLC, and (iv) neither FFLC nor Lifeco has any actual or potential material liability for any tax obligation of any taxpayer other than FFLC or Lifeco. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against FFLC or Lifeco and there are no material tax claims to the knowledge of FFLC threatened to be asserted against FFLC or Lifeco. For purposes of this Section 3.10, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 3.11 Undisclosed Liabilities. FFLC is not liable for or subject to any material Liabilities (as hereinafter defined), except (a) Liabilities adequately disclosed or reserved for in the most recent FFLC Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of FFLC since the date of the most recent FFLC Financial Statements. As used in this Agreement, the term "Liability" or "Liabilities" includes any material direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements of notes, bills, and checks presented to banks for collection or deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

     SECTION 3.12 No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, to the knowledge of FFLC, neither FFLC nor Lifeco is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either FFLC or Lifeco is a party or by which either FFLC or Lifeco or its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a material adverse effect.

          (b) Except as set forth in the Disclosure Schedule, FFLC and Lifeco complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal or state court or Governmental Authority applicable to their respective businesses and operations.

     SECTION 3.13 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update of the Disclosure Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time and the Closing.

     SECTION 3.14 Contracts and Commitments. Each contract, understanding or commitment to which FFLC is a party is valid and enforceable in accordance with its terms; to the best of the FFLC's knowledge, FFLC and the other parties thereto are in substantial compliance with the provisions thereof; neither FFLC nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder.

     SECTION 3.15 Compliance with Law and Permits. To their knowledge, FFLC and Lifeco have owned and operated their properties and assets in substantial compliance with the provisions and requirements of all laws (including environmental laws), orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto. All material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by FFLC or Lifeco of their respective properties and assets have been obtained, and to the knowledge of FFLC and Lifeco no violation exists in respect of such licenses, permits or authorizations. To the knowledge of FFLC and Lifeco, none of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of FFLC or Lifeco contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

     SECTION 3.16 Title to Property. Except as disclosed on the Disclosure Schedule, FFLC and Lifeco have good and marketable title, insured with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Disclosure Statement or in the most recent FFLC Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to FFLC's business on a consolidated basis.

     SECTION 3.17 Investment Representations.

          (a) The Shareholders of FFLC must represent to Rushmore that they are acquiring the Rushmore Shares for their own accounts, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933 (the "Securities Act"), or any state securities laws, and they have no present intention of, or agreement relating to, selling, granting participation in or otherwise distributing the Rushmore Shares in violation of such laws.

          (b) The Shareholders of FFLC must also represent to Rushmore that they understand that (i) the Rushmore Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions therefrom, that the Rushmore Shares may be sold, transferred or otherwise disposed of only if such disposition is registered under the Securities Act and applicable state securities laws or is exempt from such registration, and that they must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration; and (ii) each certificate representing the Rushmore Shares will be endorsed with a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL EITHER (A) SUCH SHARES ARE REGISTERED UNDER THE APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c) Each Shareholder of FFLC must represent to Rushmore that they are a knowledgeable and experienced investor and has had an opportunity to ask questions and review information about the business and financial condition of Rushmore.

          (d) The foregoing representations must be made by each Shareholder of FFLC when executing a Letter of Transmittal to them in the certificates representing the FFLC Shares.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF RUSHMORE


     Rushmore represents and warrants to FFLC as follows:

     SECTION 4.1 Organization and Qualification. Rushmore is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. All Subsidiaries of Rushmore are legal entities that are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of Rushmore and its Subsidiaries has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. Rushmore and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.

     SECTION 4.2 Capitalization; Subsidiaries. The authorized capital stock of Rushmore consists of 4,000,000 shares of Rushmore Common Stock, par value $0.01 per share, and 100,000 shares of Preferred Stock, par value $10.00 per share. As of March 10, 1997, 2,876,886 shares of Rushmore's Common Stock, and 18,092 shares of Preferred Stock, were issued and outstanding. The Preferred Shares are not convertible and bear no voting rights. Except as described in the Disclosure Schedule, since March 10, 1997, Rushmore has not issued any shares of capital stock, and has not repurchased or redeemed any shares of its capital stock. Neither Rushmore nor any Subsidiary has any shares of its capital stock reserved for issuance, except for 310,000 shares of Common Stock issuable pursuant to stock options. No other options, warrants or other securities convertible into Common Stock are outstanding. All issued and outstanding shares of capital stock of Rushmore are validly issued, fully paid, non-assessable and free of preemptive rights.

     SECTION 4.3 Authority Relative to this Agreement. Rushmore has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall, as of the Closing, have been duly and validly authorized by the shareholders and the Boards of Directors of Rushmore, and no other corporate proceedings on the part of Rushmore are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Rushmore and, assuming this Agreement constitutes a valid and binding obligation of FFLC, this Agreement constitutes a valid and binding agreement of Rushmore, enforceable against Rushmore in accordance with and subject to its terms and conditions.

     SECTION 4.4 Financial Statements. Rushmore has delivered to FFLC copies of its consolidated financial statements as of and for the years ended December 31, 1995 and 1996, of which 1996 is certified by Cheshire & Fuller, (the "Rushmore Financial Statements." Each of the Rushmore Financial Statements fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Rushmore Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The accounts receivable, notes receivable and any other contingent asset reflected on the latest balance sheet of Rushmore arose from bona fide transactions in the ordinary course of business, and, to the best of Rushmore's knowledge, are not subject to any offset or counterclaim.

     SECTION 4.5 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by Rushmore nor the consummation of the transactions contemplated hereby nor compliance by Rushmore with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Rushmore, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except the filing of Articles of Merger pursuant to the Acts, (iii) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract, license, agreement or other instrument or obligation to which Rushmore is a party or by which Rushmore or any of it assets may be bound, (iv) result in the creation or imposition of any lien, charge or other encumbrance on the assets of Rushmore or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Rushmore or any of its assets.

     SECTION 4.6 Litigation, etc. Except as described in the Disclosure Schedule there is no action, claim, or proceeding pending or, to the knowledge of Rushmore, threatened, to which Rushmore is or would be a party before any court or Governmental Authority acting in an adjudicative capacity or any arbitrator or arbitration tribunal with respect to which there is a reasonable likelihood of a determination having, or which, insofar as reasonably can be foreseen, in the future would have a material adverse effect on Rushmore and since December 31, 1996, there have been no claims made or actions or proceedings brought against any officer or director of Rushmore arising out of or pertaining to any action or omission within the scope of his employment or position with Rushmore. All litigation and other administrative, judicial or quasi-judicial proceedings to which Rushmore is a party or to which it has been threatened to Rushmore's knowledge to be made a party, are described in the Disclosure Schedule.

     SECTION 4.7 Compliance with Law and Permits. To its knowledge, Rushmore has owned and operated their properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto. All material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by Rushmore of its respective properties and assets have been obtained and to its knowledge no violation exists in respect of such licenses, permits or authorizations. To its knowledge, none of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of Rushmore contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

     SECTION 4.8 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Rushmore Financial Statements, since December 31, 1996, Rushmore has conducted its business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Rushmore Financial Statements, none of the following has occurred, except as shall have occurred in the ordinary course of its business:

          (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of Rushmore and its Subsidiaries, taken as a whole;

          (b) any change in accounting methods, principles or practices by Rushmore materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (c) any damage, destruction or loss, whether or not covered by insurance;

          (d) any declaration, setting aside or payment of dividends or distributions in respect of the Rushmore Shares, or any redemption, purchase or other acquisition of any of Rushmore.

          (e) any issuance by Rushmore of, or commitment of Rushmore to issue, any Shares or other capital stock or securities convertible into or exchangeable or exercisable for Rushmore Shares or other capital stock;

          (f) any entry by Rushmore or any of its Subsidiaries into any commitment or transaction material to the condition (financial or other), business or operations of Rushmore and its Subsidiaries, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

          (g) any revaluation by Rushmore or any of its Subsidiaries of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

          (h) any agreement by Rushmore to do any of the things described in the preceding clauses (a) through (g) other than as expressly contemplated or provided for herein; or

          (i) any waiver by Rushmore or any of its Subsidiaries of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of Rushmore and its Subsidiaries, taken as a whole.

     SECTION 4.9 ERISA Matters. Rushmore, each of its Subsidiaries and all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its or their employees (which Employee Benefit Plans are listed on the Disclosure Schedule), comply in all material respects with all laws, requirements and orders under ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), the breach or violation of which would have a material adverse effect on Rushmore; the present value of all the assets of each of its Employee Benefit Plans that it is subject to Title IV of ERISA equals or exceeds to the knowledge of Rushmore the present value of all of the benefits accrued under each such Employee Benefit Plan as of the end of most recent plan year with respect to such plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the last actuarial evaluation for each such plan; none of the employees of Rushmore or any of its Subsidiaries is covered by a collective bargaining agreement; neither Rushmore nor any of its Subsidiaries has ever contributed to a "multiemployer plan" as defined in Section 3(37) of ERISA; neither the Employee Benefit Plans nor any fiduciary or administrator thereof has engaged in a "prohibited transaction" as defined in Section 406 of ERISA or, where applicable, Section 4975 of the Code for which no exemption is applicable, that may have any material adverse effect on Rushmore and its Subsidiaries, taken as a whole, nor to the knowledge of Rushmore have there been any "reportable events" as defined in Section 4043 of ERISA for which the thirty-day notice has not been waived.

     SECTION 4.10 Taxes, Tax Returns.

          (a) Except as set forth on the Disclosure Schedule, each of Rushmore and its Subsidiaries for which it files returns has duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it and such Subsidiaries on or prior to the date hereof (all such returns to the knowledge of Rushmore being accurate and complete in all material respects) and, to the knowledge of Rushmore, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from it by any Governmental Authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges
     (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule, or (ii) have not been finally determined. The liabilities and reserves for taxes in the Rushmore Financial Statements are sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1996 or for any year or period prior thereto, and for which Rushmore or any of its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

          (b) To the knowledge of Rushmore, (i) proper and accurate amounts have been withheld by Rushmore and its Subsidiaries from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by Rushmore and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by Rushmore in the most recent Rushmore Financial Statements.

     SECTION 4.11 Tax Audits.  Except as disclosed in the  Disclosure  Schedule,
(i) no audit of any material federal, state or local U.S. return of Rushmore or any Subsidiary is currently in progress, nor has Rushmore or any Subsidiary been notified that such an audit is contemplated by any taxing authority, (ii) neither Rushmore nor any Subsidiary has extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax,
(iii) neither Rushmore nor any Subsidiary contemplates the filing of an amendment to any return, which amendment would have a material adverse effect on Rushmore, and (iv) neither Rushmore nor any Subsidiary has any actual or potential material liability for any tax obligation of any taxpayer (including, without limitation, any affiliated group of corporations or other entities which included Rushmore or any Subsidiary during a prior period) other than Rushmore or its Subsidiaries. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against Rushmore or any Subsidiary and there are no material tax claims to the knowledge of Rushmore threatened to be asserted against Rushmore or any Subsidiary. For purposes of this Section 4.11, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

     SECTION 4.12 Undisclosed Liabilities. Rushmore is not liable for or subject to any material Liabilities, except (a) Liabilities adequately disclosed or reserved for in the most recent Rushmore Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of Rushmore since the date of the most recent Rushmore Financial Statements.

     SECTION 4.13 No Default; Compliance.

          (a) Except as set forth in the Disclosure Schedule, to its knowledge neither Rushmore nor any of its Subsidiaries is in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which either Rushmore or any of its Subsidiaries is a party or by which either Rushmore or any of its Subsidiaries or its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or (iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a material adverse effect.

          (b) Except as set forth in the Disclosure Schedule, Rushmore and each of its Subsidiaries have complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal or state court or Governmental Authority applicable to their respective businesses and operations.

     SECTION 4.14 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update to the Disclosure Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time and the Closing.

     SECTION 4.15 Contracts and Commitments. Each contract, understanding or commitment to which Rushmore is a party is valid and enforceable in accordance with its terms; Rushmore and, to the best of Rushmore's knowledge, Rushmore and the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither Rushmore nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder.

     SECTION 4.16 Title to Property. Except as disclosed on the Disclosure Schedule, Rushmore and each of its Subsidiaries has good and marketable title, insured with respect to properties and assets which currently are of a type for which insurance is generally available, free and clear (except as indicated in the Disclosure Schedule or in the most recent Rushmore Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to Rushmore's business on a consolidated basis.

     SECTION 4.17 Rushmore Common Stock. The Rushmore Shares comprising the Merger Consideration will have been duly authorized and, when issued in accordance with the terms of the Articles of Merger and this Agreement, will be validly authorized and issued and fully paid and nonassessable, and no shareholder of Rushmore will have any preemptive rights or dissenter's right with respect thereto.


                                   ARTICLE V.
                                   COVENANTS

     SECTION 5.1 Conduct of Business of FFLC. Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, FFLC and Lifeco will each conduct their operations according to their ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Disclosure Schedule, neither FFLC nor Lifeco will, prior to the Effective Time, without the prior written consent of Rushmore (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof; (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding securities; (c) declare or pay any dividend or distribution on any shares of its capital stock; (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business; (e) propose or adopt any amendments to its charter or by-laws; (f) enter into, assign or terminate, or amend in any material respect, any Contract other than in the ordinary course of business; (g) acquire, dispose of, encumber or relinquish any material asset (other than sale of real properties at prices equal to or greater than their carrying values);
(h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset; (i) make any capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in the Disclosure Schedule; (j) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of FFLC and Lifeco unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions; (k) increase, directly or indirectly, the salary or other compensation of any officer or member of management, enter into any employment agreement with any person or pay or enter into any agreement to pay any bonuses or other extraordinary compensation to any officer of FFLC or Lifeco or to any member of management or other employees, or institute any general increase in rates of compensation for its employees, or increase, directly or indirectly, any provisions or other benefits of any of such persons; or (l) waive, settle or compromise any material litigation or other claim on a basis materially adverse to FFLC.

     SECTION 5.2 No Solicitations. Neither FFLC nor Lifeco shall, and they shall use their best efforts to ensure that none of their respective affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any corporation, partnership, person, entity or group concerning any merger, sale of substantial assets (except as permitted by Section 5.1(g)) outside the ordinary course of business, sale of shares of capital stock or similar transaction involving FFLC or Lifeco (other than the transactions contemplated by this Agreement). FFLC will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The parties will promptly communicate to the other the terms of any proposal or inquiry, oral or written, which may be received in respect of any such transaction, and will inform the other prior to the time that it furnishes any information to, or engages in negotiations or discussions with, any third party with respect to the acquisition of either party.

     SECTION 5.3 Access to Information.

          (a) Between the date of this Agreement and the Effective Time, the parties will afford to one another and their authorized representatives reasonable access to the offices and other real property and to the books and records of such party and its Subsidiaries, will permit the parties and their representatives to make such reasonable inspections as they may require and will cause their officers and those of their Subsidiaries to furnish the parties and their representatives with such financial and operating data, environmental assessments and other information with respect to the business and real property of the parties and their Subsidiaries as they and their representatives may from time to time reasonably request. No inspection or examination by either party will constitute a waiver of any claim against the other party for misrepresentation or breach of this Agreement.

          (b) The parties will hold and will cause their representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the parties or their representatives, or (ii) later lawfully acquired by the parties or their representatives from other sources unless they or their representatives know that such other sources are not entitled to disclose such information) and will not release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this Section 5.3. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) in the public domain through no fault of the parties, or (ii) later lawfully acquired by the parties or representatives from other sources, and, if requested by the other party will, and will cause its agents, auditors, consultants, representatives and advisors to, return to the other or destroy all copies of written information furnished.

     SECTION 5.4 Best Efforts. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Boards of Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     SECTION 5.5 Consents. FFLC and Rushmore each will use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation, (a) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental

Authority  vacated  or  reviewed,  and (b) the  execution  and  delivery  of any
additional   instruments   (including  any  required  supplemental   indentures)
necessary to consummate the transactions contemplated by this Agreement.

     SECTION 5.6 Public Announcements. FFLC and Rushmore will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.


                                   ARTICLE VI.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 6.1 Conditions to the Closing. Promptly following execution of this Agreement, the parties will undertake the following actions as conditions to FFLC's and Rushmore's obligations to proceed with the Closing of the Merger:

          (a) This Agreement and the transactions contemplated hereby shall have been adopted by the affirmative vote of the shareholders of Rushmore and FFLC by the requisite vote, and no shareholder of FFLC or Rushmore shall have exercised any dissenter's right.

          (b) The Boards of Directors of Rushmore and FFLC shall have approved this Agreement.

          (c) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic Governmental Authority which prohibits or restricts the consummation of the Merger.

          (d) There shall have been no material adverse change in the business, properties, or financial condition of any party to this Agreement.

          (e) All parties shall have delivered all documents and taken all other actions required by this Agreement.

          (f) All representations and warranties of any party shall be true and effective as of the Effective Date.

          (g) The Articles of Merger in the form of Exhibit A shall have been executed, delivered and filed and become effective with the Secretary of State.

          (h) The Shareholders of Rushmore shall have approved and adopted Articles of Amendment to the Articles of Incorporation of Rushmore to increase the number of authorized shares of Rushmore Common Stock from 4,000,000 to 20,000,000.

          (i) The parties shall have obtained all regulatory approval required, including that of the Arizona Department of Insurance if necessary.

     SECTION 6.2 Deliveries at the Closing. Immediately prior to the Effective Time, FFLC and Rushmore shall cause to be delivered to each other or to have received the following:

          (a) A certificate, dated the date of the Effective Time, of the chief executive certifying that all representations and warranties made herein are true and correct as of the date made and as of the Effective Time and that all agreements or other actions required to be performed prior to the Effective Time as a condition to consummating the Merger have been performed or taken and such conditions satisfied in accordance with the terms of this Agreement.

          (b) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic Governmental Authority which prohibits or restricts the consummation of the Merger.


                                  ARTICLE VII.
                         TERMINATION, AMENDMENTS; WAIVER

     SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by Rushmore, but prior to the Effective Time:

          (a) by mutual written consent duly authorized by the Boards of Directors of FFLC and Rushmore;

          (b) by FFLC or Rushmore if the Effective Time shall not have occurred on or before June 30, 1997, unless such failure is caused by the party seeking termination;

          (c) by FFLC or Rushmore if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing;

          (d) by FFLC or Rushmore if any condition set forth in Article VI shall not have been satisfied, unless the party seeking termination shall have failed to abide by any obligation in this Agreement or shall have caused the failure of such condition; or

          (e) by FFLC or Rushmore, if there shall have been a breach of any of the covenants contained herein, or if any representation or warranty made, by any other party is untrue in any material respect;

     SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, or shareholders, other than the provisions of Sections 5.3(b) and 9.9.

     SECTION 7.3 Amendment. This Agreement may be amended only by means of an instrument in writing signed on behalf of all the parties.

     SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of FFLC or Rushmore, may (a) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by an other applicable party, or (c) waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII.
                                    SURVIVAL

     The representations and warranties set forth in Article III and IV shall not survive the Closing or the Effective Time.


                                   ARTICLE IX.
                                  MISCELLANEOUS

     SECTION 9.1 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.2 Brokerage Fees and Commissions. Neither party has incurred any obligation for brokerage fees or commissions.

     SECTION 9.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

     SECTION 9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     SECTION 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to the FFLC:

                           First Financial Life Companies, Inc.
                           425 University Avenue, Suite 150
                           Sacramento, California 95825
                           Attention: H. Gary Curry

                           with a copy (which shall not affect
                           the validity of notice hereunder) to:

                           Butler & Binion LLP
                           750 N. St. Paul, Suite 1800
                           Dallas, Texas 75201
                           Attention: James A. Stockard

         If to Rushmore:

                           Rushmore Capital Corporation
                           15851 Dallas Parkway, Suite 1155
                           Dallas, Texas 75248
                           Attention: D.M. Moore, Jr.

                           with a copy (which shall not affect
                           the validity of notice hereunder) to:

                           Glast, Phillips & Murray, P.C.
                           2200 One Galleria Tower
                           13355 Noel Road, L.B. 48
                           Dallas, Texas 75240-6657
                           Attention:  Ronald L. Brown

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     SECTION 9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     SECTION 9.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     SECTION 9.9 Expenses. Except as otherwise provided herein, each party shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     SECTION 9.10 Disclosure Schedule. Within ten business days after the execution hereof, Rushmore and FFLC shall deliver the Disclosure Schedule to each other. The Disclosure Schedule shall be updated from time to time and prior to the Closing to report any changes in the information contained therein. The Disclosure Schedule shall contain all information required to disclose fully any exception or qualification to this Agreement and shall cross reference the section of this Agreement so qualified.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year set forth above.

                                         RUSHMORE CAPITAL CORPORATION



                                         By:  /s/ D.M. Moore, Jr.
                                             ---------------------------
                                              D.M. Moore, Jr., President

                                         FIRST FINANCIAL LIFE COMPANIES, INC.



                                         By: /s/ H. Gary Curry
                                             ---------------------------
                                             H. Gary Curry, President

                                    EXHIBIT A
                              ARTICLES OF MERGER OF
                      FIRST FINANCIAL LIFE COMPANIES, INC.
                                  WITH AND INTO
                          RUSHMORE CAPITAL CORPORATION



     The following Articles of Merger are executed on behalf of First Financial Life Companies, Inc. and Rushmore
Capital Corporation, both Texas corporations.

     1. The Agreement and Plan of Merger of the merger of First Financial Life Companies, Inc. with and into Rushmore Capital Corporation is attached hereto and incorporated herein by reference.

     2. The name of each of the undersigned corporations and other entity or entities, the type of such corporation or other entity and the laws under which such corporation or other entity was organized are:

Name of Corporation or
    Other Entity                            Type of Entity                 State
----------------------                      --------------                 -----

First Financial Life Companies, Inc.        Business Corporation           Texas
Rushmore Capital Corporation                Business Corporation           Texas

     3. Shareholder approval of the parties to the plan of merger is required pursuant to article 5.03 of the Texas Business Corporation Act.

     4. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:

                                                                          Number of Shares
                                       Number of Shares             Class or Entitled to Vote as
Name of Corporation                      Outstanding         Series         a Class or Series
-------------------                    ----------------      ------    ----------------------------

First Financial Life Companies, Inc.        551,933          Common              551,993
Rushmore Capital Corporation                2,876,886        Common            2,876,886



     5. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the plan of merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the plan of merger, are as follows:



Name of Corporation                      Total Voted For   Total Voted Against  Class or Series
-------------------                      ---------------   -------------------  ---------------

First Financial Life Companies, Inc.      ----------             ----------        Common
Rushmore Capital Corporation              ----------             ----------        Common

                                       19

     6. The plan of merger and the performance of its terms were duly authorized by all action required by the laws under which each corporation that is a party to the plan of merger was incorporated or organized and by its constituent documents.

         Dated_____________, 1997.

FIRST FINANCIAL LIFE COMPANIES, INC.           RUSHMORE CAPITAL CORPORATION



By:                                            By:
    ------------------------------                 ---------------------------
Its:                                           Its:
    ------------------------------                 ---------------------------

Exhibit 3.1

                                  [STATE SEAL]

                               The State of Texas

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF

                         RUSHMORE FINANCIAL GROUP, INC.
                                    FORMERLY:
                             RUSHMORE CAPITAL CORP.

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.
Dated:                     October 23, 1997

Effective:                 October 23, 1997




[stamped seal
The State of Texas]





                                               /s/ Antonio O. Garza Jr.
                                               -----------------------------
                                               Antonio 0. Garza, Jr.
                                               Secretary of Stale

Exhibit 3.1
                                                       [file stamped]
                                                            Filed
                                                    In the Office of the
                                                    Secretary of State of Texas
                                                         October 23 1997

                                                       Corporations section

                              ARTICLES OF AMENDMENT

                                       OF

                          RUSHMORE CAPITAL CORPORATION



     Pursuant to the provisions of Article 4.04A of the Texas Business Corporation Act (the "Act"), the undersigned Corporation duly adopts the following Articles of Amendment to its Articles of Incorporation:

                                   Article One

             The name of the Corporation is Rushmore Capital Corp.

                                   Article Two

     The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on October 17, 1997.

     A. The name of the Corporation is amended to "Rushmore Financial Group, Inc."

     B.  The  Amendment   changes  Article  Four  of  the  current  Articles  of
Incorporation to reduce the number of shares of authorized Common Stock from 20,000,000 to 10,000,000. All other provisions of Article Four are unchanged.

     C. Article Six of the Articles of Incorporation as amended is further amended to change the registered office to 13355 Noel Road, Suite 650, Dallas, Texas 75240.

     D. Article Seven is amended to delete the sentence that reads"The number of directors is five; thereafter the number of directors of the Corporation shall be fixed in accordance with the Bylaws."

     E. A new Article 13 is added to the Articles of Incorporation as follows:

          13. Corporate Governance

          (a) Number, Election, and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred
     Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than twenty-one persons The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the 1998 annual meeting of stockholders, the term of office of the second class to expire at the 1999 annual meeting of stockholders, and the term of office of the third class to expire at the 2000 annual meeting of stockholders, and with the of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succceling annual meeting of stockholders after their election.

          (b) Stockholder Nomination of Direcror Candidates. Advance notice of stockholder norminations for the election of directors shall be submitted to the Board of Directors at least 60 days in advance of the scheduled date for the next annual meeting of stockholders.

          (c) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

          (d) Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. As used herein. cause shall mean only the following: proof, beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed grossly negligent or wilful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

          (e) Amendment, Repeal, etc. Notwithstanding anything Contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66-2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article 13, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation.

          (f) Call of Special Meeting. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66-2/3% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors? voting together as a single class, shall be required to call a special meeting of shareholders or to alter, amend, adopt any provision inconsistent with or repeal this Article 13, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws

F. A new Article 14 is added to the Articles of Incorporation as follows:

     14. The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors will respect to the Rights shall include, but not be limited to, determination of the following:

          (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

          (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other Securities of the Corporation.

          (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's Securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

          (d) Provisions that deny the holder of a specified perventage of the outstanding Securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

          (e) Provisions that permit the Corporation to redeem the Rights.

          (f) The appointment of a Rights Agent with respect to the Rights.

                                  Article Three

     The number of shares of the Corporation outstanding at the time of such adoption entitled to vote thereon was 4,161,268.

                                   Article Four

     The holders of 3,705,159 shares outstanding and entitled to vote on said amendment have voted in favor of said amendment.


                                   Article Five

     Upon reduction of the authorized shares of Common Stock pursuant to the amendment to Article Four, the outstanding shares of the Corporation's Common Stock shall be reclassified, and one new share of Common Stock shall be issued for each two shares outstanding on November 1,1997. No fractional shares shall be issued, and in lieu thereof, the Corporation shall pay cash the amount of $0.96 per full pre-reclassification share to the holders of any fractional shares resulting from the reclassification. Until the Corporation shall caLl for old shares of Common Stock to be returned in exchange for certificates representing new shares of Common Stock, the certificates outstanding representing old shares of Common Stock shall continue to be effective as the share certificate of the Corporation, subject to the reclassification of the number of shares represented by each as provided for herein.

              EXECUTED as of the day and year first above written.

                                     RUSHMORE CAPITAL CORP.



                                       By:  /s/ D.M. Moore, Jr.
                                            -----------------------------
                                            D.M. Moore, Jr. President



                                       By:  /s/ Jim W. Clark, Secretary
                                            -----------------------------
                                            Jim W. clark, Secretary

EXHIBIT 3.1
                      [STAMPED SEAL OF THE STATE OF TEXAS]

                               The State of Texas

                               SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF

                             RUSHMORE CAPITAL CORP.
                              CHARTER NO.1167469-0


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.
Dated:                     April 8, 1997
Effective:                 April 8, 1997





[stamped Seal of the State of Texas


                                        /s/ Antonio O. Garza, Jr.
                                            ---------------------------------
                                            Antonio O. Garza, Jr.
                                             Secretary of State

EXHIBIT 3.1
                                                                FILED
                                                          in the Office of the
                                                     Secretary of State of Texas

                                                            APR 08 1997

                                                       Corporations Section

                              ARTICLES OF AMENDMENT
                                       OF

                          RUSHMORE CAPITAL CORPORATION


     Pursuant  to  the  provisions  of  Article  4.04A  of  the  Texas  Business
Corporation  Act  (the"Act"),   the  undersigned  Corporation  duly  adopts  the
following Articles of Amendment to its Articles of Incorporation:

                                   Article One

     The name of the Corporation is Rushmore Capital Corp.

                                   Article Two

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on April 5, 1997:

     The Amendment changes the Article Four of the current Articles of Incorporation and the full text is altered as follows:

                               "ARTICLE FOUR

     SHARES. The Corporation shall have authority to issue two classes of stock, and the total number authorized shal1 be twenty mi11ion (20,000,000) shares of Common Stock of the par value of one cent ($0.01) each, and five million (5,000,000) shares of Preferred Stock of the par value of ten dollars ($10.00) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

     The Common or Preferred Stock may be issued from time to time in one or more series, or either or both of the Common or Preferred Stock may be divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable. (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a mariner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or remdemption of the shares of such class or series, (e) the amount which the shares of such class or Series shall be entitled to receive if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwis reacquired, or surrendered to the Corporation upon conversion; (I) the conditions and restrictions, if any,on the paymentt of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

     All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Common or Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

     Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Common Stock, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors."





                                  Article Three

     The number of shares of the Corporation outstanding at the time of such adoption entitled to vote thereon was 2,876,886.

                                  Article Four

     The holders of 2,078,489 shares outstanding and entitled to vote on said amendment have voted in favor of said amendment



     EXECUTED as of the day and year first above written.


                                            RUSHMORE CAPITAL CORP.



                                            BY:  /s/ D.M. Moore
                                                 ------------------------------
                                                  D.M. Moore, Jr. President


                                            BY:  /s/ Jim W. Clark
                                                 ------------------------------
                                                  Jim W. Clark, Secretary

EXHIBIT 3.1
              [STAMPED SEAL OF THE STATE OF TEXAS]


                               The State of Texas

                                  JAN. 7, 1993



RUSHMORE FINANCIAL GROUP-D.M. RUSTY MOORE
15851 DALLAS PARKWAY, STE. 1155
DALLAS          ,TX  75248



RE:
RUSHMORE CAPITAL CORPORATION
CHARTER NUMBER 01167469-00




IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT, A COPY OF THE INSTURMENT FILED IN THIS OFFICE IS ATTACHED FOR YOUR RECORDS.

THIS LETTER WILL ACKNOWLEDGE PAYMENT OF THE FILING FEE.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.







                                             VERY TRULY YOURS,



                                          /s/ John Hannah Jr.
                                             ---------------------
                                              Secretary of State


[STAMPED SEAL OF THE STATE OF TEXAS]

EXHIBIT 3.1

                      [stamped seal of the State of Texas]


                               The State of Texas

                               Secretary of State


                            CERTIFICATE OF AMENDMENT
                                      FOR
                          RUSHMORE CAPITAL CORPORATION
                            CHARTER NUMBER 01167469




     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CON TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AMENDMENT.



DATED JAN.  4. 1993

EFFECTIVE JAN.  4, 1993






[STAMPED SEAL OF THE STATE OF TEXAS]




                                             /s/ John Hannah Jr.
                                                 ----------------------
                                                     Secretary of State

EXHIBIT 3.1                                                 FILED
                                                    In the Office of the
                                                  Secretary of State Texas
                                                           of Texas

                                                           JAN 04 1993
                                                      Corporations Section


                              ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                          RUSHMORE CAPITAL CORPORATION


Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE
The name of the corporation is Rushmore Capital Corporation.

                                  ARTICLE TWO
The following amendments to the Articles of Incorporation were adopted by a special meeting of the shareholders of the corporation on December 4, 1992:

Amendment I. This amendment alters Article 6 of the original Articles of Incorporation to change the street address of its registered office to: 15851 Dallas Parkway, Suite 1155, Dallas, Texas, 75248.

Amendment II. This amendment is an addition to Article 4 of the original Articles of Incorporation; to authorize the corporation to issue 3,000,000 Common Shares in addition to the 1,000,000 Common Shares originally authorized so that the corporation shall have authority to issue a total of 4,000,000 shares of Common Stock of the par value of $0.01. (one cent)

                                  ARTICLE THREE
The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 342,390.

                                  ARTICLE FOUR
The number of shares voted for such amendments was 264,524; and the number of shares voted against such amendments was none (0); and the number of shares not present to vote or abstained from voting was 77,866. Therefore all such amendments were adopted by the shareholders of the corporation on the 4th day of December, 1992.


                                           Rushmore Capital Corporation



                                      By  /s/ Dewey Malone Moore
                                          ---------------------------------
                                          Dewey Malone Moore, Jr., President


                                      And /s/Joe M. Ellis
                                          ----------------------------------
                                          Joe M. Ellis, Secretary

EXHIBIT 3.1
                      [STAMPED SEAL OF THE STATE OF TEXAS]

                               The State of Texas

                               SECRETARY OF STATE

                                  OCT. 8, 1991




BUTLER & BINION, RONALD L. BROWN
3200 NCNB CENTER TOWER I,  300 NORTH ERVAY
DALLAS     , TX  75201



RE:
RUCHMORE CAPITAL CORPORATION
CHARTER NUMBER 02267469-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ESTABLISHMENT OF A SERIES OF SHARES. THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES, AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMNET OF THE FILING FEE IS ACKNOWLEDGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.







                                        VERY TRULY YOURS,



[STAMPED SEAL OF THE STATE OF TEXAS]

                                        /s/ John Hannah Jr.
                                        ---------------------
                                          Secretary of State

 EXHIBIT 3.1
                                                              FILED
                                                       In the Office of the
                                                    Secretary of State of Texas

                                                            OCT 03 1991
                                                       Corporations Section



                         DESIGNATION OF PREFERRED STOCK

     1. The name of the corporation is Rushmore Capital Corporation.


     2. A copy of a resolution of the Board of Directors fixing all rights and preferences of the Corporation's Series A Preferred Stock, par value $10.00 per share, is attached hereto as Exhibit A and incorporated by reference.

     3 The date of adoption of such resolution was September 5, 1991.

     4. The resolution was adopted by all necessary corporate action on behalf of the corporation.


                         Dated:   September 5, 1991.

                                           Rushmore Capital Corporation



                                           By: /s/ Dewey Malone Moore, Jr.
                                               ---------------------------
                                                   Dewey Malone Moore, Jr.
                                                   President


                                           By: /s/ Christine E. Miller
                                               ---------------------------
                                                   Christine E. Miller
                                                   Secretary

EXHIBIT 3.1                 [STAMPED SEAL OF THE STATE OF TEXAS]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                                  MAY 17, 1991


RUSHMORE FINANCIAL GROUP (DEWEY MOORE, JR.)
15851 DALLAS PARKWAY, SUTIE 675
DALLAS    ,TX  75248



RE:
RUSHMORE CAPITAL CORPORATION
CHARTER NUMBER 01167469-00

ASSUMED NAME:
RUSHMORE FINANCIAL GROUP

FILE DATE:  MAY  17, 1991

DEAR SIR OR MADAM,

     THE ASSUMED NAME CERTIFICATE FOR THE ABOVE REFERENCED INCORPORATED BUSINESS OR PROFESSION HAS BEEN FILED IN THIS OFFICE. THIS LETTER MAY BE USED AS EVIDENCE OF THE FILING.

IN ADDITION TO FILING WITH THE SECRETARY OF STATE, CHAPTER 36 OF THE TEXAS BUSINESS AND COMMERCE CODE REQUIRES FILING OF THE ASSUMED NAME CERTIFICATE WITH THE COUNTIES IN WHICH THE REGISTERED OFFICE AND THE PRINCIPAL OFFICE OF THE CORPORATION ARE LOCATED.








                                        VERY TRULY YOURS,

[STAMPED SEAL OF THE STATE OF TEXAS]

                                        /S/ John Hannah Jr.
                                        ----------------------
                                          Secretary of State

EXHIBIT 3.1

                      [STAMPED SEAL OF THE STATE OF TEXAS]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       FOR

                          RUSHMORE CAPITAL CORPORATION

                                    FORMERLY

                        DOMINION ASSOCIATES CORPORATION
                            CHARTER NUMBER 01167469




     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF AMENDMENT HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, ISSUES THIS CERTIFICATE AND ATTACHES HERETO A COPY OF THE ARTICLES OF AMENDMENT.





DATED APR. 15, 1991



[STAMPED SEAL OF THE STATE OF TEXAS]

                                        /S/ John Hannah Jr.
                                        ----------------------
                                          Secretary of State

EXHIBIT 3.1
                                                            FILED
                                                       In the Office of the
                                                    Secretary of State of Texas

                                                           APR 15 1991

                                                       CORPORATIONS SECTION

                              ARTICLES OF AMENDMENT
                                     TO THE

                           ARTICLES OF INCORPORATION


Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation is DOMINION ASSOCIATES CORPORATION.

                                   ARTICLE TWO

The following amendments to the Articles of Incorporation were adopted by a special meeting of the shareholders of the corporation on April 5, 1991:

Amendment I. This amendment alters Article 1 of the original Articles of Incorporation to change the name of the corporation to: RUSHMORE CAPITAL CORPORATION.

Amendment II. This amendment alters Article 6 of the original Articles of Incorporation to change the street address of its registered office to: 15651 Dallas Parkway, Suite 675, Dallas, Texas, 75248.

Amendment III. This amendment is an addition to Article 4 of the original Articles of Incorporation; to authorize the corporation to issue Preferred Stock in addition to the Common Stock authorized. The aggregate number of preferred shares which the corporation shall have authority to issue is 100,000 shares of 9% Cumulative Preferred Stock of the par value of $10.00 each.

                                  ARTICLE THREE
The number of shares of the corporation outstanding and entitled to vote at the time of such adoption was 200,000.

                                  ARTICLE FOUR

The number of shares voted for such amendments was 180,000; the nuMber of shares voted against such amendments was none (0); and the number of shares abstained from voting was 20,000. Therefore, all such amendments were adopted by the shareholders of the corporation on this 5TH day of April, 1991. and




                                        Dominion Associates Corporation


                                        By /s/ Dewey Malone Moore
                                           ------------------------------
                                        Dewey Malone Moore, Jr., President

                                        And /s/ Christine E. Miller
                                            -----------------------------
                                            Christine E. Miller, Secretary

EXHIBIT 3.1

                      [STAMPED SEAL OF THE STATE OF TEXAS]


                               The State of Texas

                               Secretary of State

                                 APR. 17, 1991



RUSHMORE FINANCIAL GROUP, D.M. RUSTY MOORE
15851 DALLAS PARKWAY,STE. 675
DALLAS    ,TX  75248



RE:
RUSHMORE CAPITAL CORPORATION
CHARTER NUMBER 01167469-00



IT HAS BEEN OUR PLEASURE TO APPROVE AND PLACE ON RECORD YOUR ARTICLES OF AMENDMENT. THE APPROPRIATE EVIDENCE IS ATTACHED FOR YOUR FILES, AND THE ORIGINAL HAS BEEN FILED IN THIS OFFICE.

PAYMENT OF THE FILING FEE IS ACKNOWLEGED BY THIS LETTER.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.







                                        VERY TRULY YOURS,



[STAMPED SEAL OF THE STATE OF TEXAS]

                                        /s/ John Hannah Jr.
                                        ---------------------
                                          Secretary of State

                     [STAMPED SEAL OF THE STATE OF TEXAS]

EXHIBIT 3.1
                               The State of Texas

                               Secretary of State

                                  FEB. 28, 1991








DEWEY M. MOORE, JR.
P.O. Box 795755
Dallas,      TX 75379


RE:
RUSHMORE CAPITAL CORPORATION
PENDING NUMBER 00106491-09




ENCLOSED IS THE CERTIFICATE OF RESERVATION FOR THE ABOVE CORPRORATE NAME. THE NAME IS RESERVED FOR A PERIOD OF 120 DAYS, FROM THE DATE SHOWN ON THE CERTIFICATE.

IF NO ACTION HAS BEEN TAKEN TO INCORPORATE UNDER THE ABOVE NAME IN THE 120 DAY PERIOD,OTHER PARTIES' REQUESTS, IF ANY, FOR THE NAME WILL BE HONORED. THE NAME CANNOT BE RESERVED FOR ANY ADDITIONAL 120 DAY PERIOD UNLESS THERE ARE NO OTHER APPLICATIONS FOR THAT NAME.

IF WE CAN OF BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.










                                        VERY TRULY YOURS,



[STAMPED SEAL OF THE STATE OF TEXAS]

                                        /s/ John Hannah Jr.
                                        ---------------------
                                          Secretary of State

                     [STAMPED SEAL OF THE STATE OF TEXAS]

EXHIBIT 3.1
                               The State of Texas

                               Secretary of State


                          CERTIFICATE OF RESERVATION OF

                               CORPORATE NAME OF

                          RUSHMORE CAPITAL CORPORATION



     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ABOVE CORPORATE NAME HAS BEEN RESERVED IN THIS OFFICE FOR THE EXCLUSIVE USE OF

                               DEWEY M. MOORE JR

FOR A PERIOD OF ONE HUNDRED  TWENTY DAYS,  PURSUANT TO THE PROVISIONS OF ARTICLE
2.06 OF THE TEXAS BUSINESS CORPORATION ACT.


     THIS CORPORATE NAME RESERVATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.




DATED FEB. 28, 1991







[STAMPED SEAL OF THE STATE OF TEXAS]

                                        /s/ John Hannah Jr.
                                        ---------------------
                                          Secretary of State

Exhibit 3.1



February 25, 1991


To The Secretary of State
of the State of Texas
Corporations Divisions
P.O. Box 13697
Austin, Texas  78711

RE:       Reservation of Corporate Name Dear Sir/Madam:

Pursuant to the provisions of Article 2.06 of the Texas
Business Corporation Act, the undersigned hereby applies for reservation of the following corporate name for a period of one hundred and twenty (120) days:

                               RUSHMORE CAPITAL CORPORATION

Enclosed is my check for $25.00 and a copy of this letter. Please return the copy as confirmation of my request. Thank you.


Sincerely,



/s/ Dewey M. Moore, Jr.
-----------------------
Dewey M. Moore, Jr.

cm
Enc.

EXHIBIT 3.1

                     [STAMPED SEAL OF THE STATE OF TEXAS]


                               The State of Texas

                               Secretary of State

                                       OF

                        DOMINION ASSOCIATES CORPORATION
                            CHARTER NUMBER 01167469




     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT ARTICLES OF INCORPORATION FOR THE ABOVE CORPORATION, DULY SIGNED HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSSUES THIS CERTIFICATE OF INCORPOPATION AND ATTACHES HERETO A COPY OF THE ARTICLES OF INCORPORATION.

     ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.

DATED SEP. 24, 1990





[STAMPED SEAL OF THE STATE OF TEXAS]


                                        /S/ George S. Bayord Jr.
                                        -------------------------
                                             Secretary of State

EXHIBIT 3.1

                     [STAMPED SEAL OF THE STATE OF TEXAS]


                               The State of Texas

                               Secretary of State
                                  SEP. 25, 1990





THE DOMINION COMPANIES
14860 MONTFORT DR. STE 150
DALLAS        ,TX 75240



RE:
DOMINION ASSOCIATES CORPORATION
CHARTER NUMBER 01167469-00




IT HAS BEEN OUR PLEASURE TO APPROVE AN PLACE ON RECORD THE ARTICLES OF INCORPORATION THAT CREATED YOUR CORPORATION. WE EXTEND OUR BEST WISHES FOR SUCCESS IN YOUR NEW VENTURE.

AS  A  CORPORATION,   YOU  ARE  SUBJECT  TO  STATE  TAX  LAWS.  SOME  NON-PROFIT
CORPORATIONS ARE EXEMPT FROM THE PAYMENT OF FRANCHISE TAXES AND MAY ALSO BE EXEMPT FROM THE PAYMENT OF SALES

AND USE TAX ON THE PURCHASE OF TAXABLE ITEMS. iF YOU FEEL THAT UNDER THE LAW YOUR CORPORATION IS ENTITLED TO BE EXEMPT YOU MUST APPLY TO THE COMPTROLLER OF PUBLIC ACCOUNTS FOR THE EXEMPTION. THE SECRETARY OF STATE CANNOT MAKE SUCH DETERMINATION FOR YOUR CORPORATION.

IF WE CAN BE OF FURTHER SERVICE AT ANY TIME, PLEASE LET US KNOW.








[STAMPED SEAL OF THE STATE OF TEXAS]


                                        /S/ George S. Bayord Jr.
                                        -------------------------
                                             Secretary of State

Exhibit 3.1

                                                            [STAMPED
                                                              FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                           SEP 24 1990
                                                        Corporations Section



                            ARTICLES OF INCORPORATION
                                       OF
                         DOMINION ASSOCIATES CORPORATION




     The undersigned, acting as incorporator of a corporation the Texas Business
Corporation   Act  (the "Act"),   does  hereby  the   following   Articles  of
Incorporation for such corporation:

     1. NAME. The name of the corporation is Dominion Associates Corporation.

     2. DURATION. The period of its duration is perpetual.

     3. PURPOSE. The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Act.

     4. SHARES. The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of Common Stock of the par value of $0.01 each.

     5. COMMENCEMENT OF BUSINESS. The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

     6. REGISTERED OFFICE AND AGENT. The street address of its initial registered office is 14860 Montfort, Lock Box 10, Suite 150, Dallas, Texas, 75240 and the name of its initial registered agent at such address is Dewey Malone Moore, Jr.

     7. INITIAL DIRECTORS. The number of directors constituting the initial Board of Directors is (5); thereafter, the number of directors of the Corporation shall be fixed in accordance with the Bylaws. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

C. Dewey Elliott, III - 14860 Montfort, Ste. 150, Dallas, TX 75240

H. Robinson 1~owdey - 14860 Montfort, Ste. 150, Dallas, TX 75240

Robert S. Hague-Rogers - 14860 Montfort, Ste. 150, Dallas, TX  75240

Dewey M. Moore, Jr. -   14860 Montfort, Ste. 150, Dallas, TX  75240

Douglas C. Powell   -   14860 Montfort, Ste. 150, Dallas, TX  75240

     8. INCORPORATOR. The name and address of the incorporator is: Dewey Malone Moore, Jr., 14860 Montfort, Lock Box 10, Suite 150, Dallas, Texas, 75240.

     9. PRE-EMPTIVE RIGHTS. No Shareholder shall have any preemptive rights to purchase shares of the Corporation.

      10. NON-CUMULATIVE VOTING. Cumulative voting is expressly prohibited. Directors shall be elected by majority vote of the shares represented at any meeting at which a quorum is present.

     11. BYLAWS. The power to alter, amend or repeal the Bylaws or to adopt new Bylaws, shall be vested in either the shareholders or the Board of Directors of the corporation.

     12. LIABILITY OF DIRECTORS. A director of the Corporation shall not be liable to the Corporation or its shareholders or members for monetary damages for an act or omission in the directors capacity as director, except that this Article does not eliminate or limit liability of a director for:

     (a) a breach of the director's duty of loyalty to the Corporation or its shareholders or members;

     (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

     (c) a transaction for which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

     (d) an act or omission for which the liability of a director is expressly provided for by statute; or

     (e) an act related to an unlawful stock repurchase or payment of a dividend.

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of September, 1990.


                                                  /s/ Dewey Malone Moore, Jr.
                                                  ----------------------------
                                                  Dewey Malone Moore, Jr.
                                                  Incorporator




STATE OF TEXAS    )

COUNTY OF DALLAS  )


Before me, a notary public, on this day personally appeared Dewey M. Moore, Jr., known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

Given under my hand and seal of office this 21st day of September, 1990.




[Notary seal] SANDRA BIGHAM                       /s/ Sandra Bigham
COMMISSION EXPIRES                                ------------------------
FEBRUARY 17, 1991                                  Notary public, State of Texas

                                                   My commission expires:
                                                       2-l7,   1991

Exhibit 3.2

                                     BYLAWS

                                       OF

                          RUSHMORE CAPITAL CORPORATION


                                October 13, 1997

                                TABLE OF CONTENTS


        ARTICLE I          OFFICES ............................................1
           Section 1.1     Registered Office...................................1
           Section 1.2     Other Cffices.......................................1
           Section 1.3     Registered Agent....................................1

       ARTICLE II          MEETINGS OF SHAREHOLDERS............................1
             Section 2.1   Annual Shareholder Meetings.........................1
             Section 2.2   Special Shareholder Meetings........................1
             Section 2.3   Location of Shareholder Meetings ...................2
             Section 2.4   List of Shareholders................................2
             Section 2.5   Notice of Shareholder Meetings......................2
             Section 2.6   Waiver of Notice....................................2
             Section 2.7   Quorum..............................................2
             Section 2.8   Majority May Conduct Business.......................3
             Section 2.9   Voting of Shares....................................3
             Section 2.10  Voting for Directors................................3
             Section 2.11  Proxies.............................................3
             Section 2.12  Shareholder Action Without Meeting..................3
             Section 2.13  Voting of Shares of Certain Holders.................3
             Section 2.14  Record Dates........................................4
             Section 2.15  Nominations for Director............................5
             Section 2.16  Order of Business...................................5
             Section 2.17  Chairman of Meeting.................................6
           ARTICLE III     DIRECTORS...........................................6
             Section 3.1   Powers..............................................6
             Section 3.2   Number and Election of Directors....................6
             Section 3.3   Removal of Directors................................7
             Section 3.4   Elections to Fill Vacancies.........................7
             Section 3.5   Location of Meetings................................7
             Section 3.6   First Meeting of Newly Elected Board of Directors...7
             Section 3.7   Regular Meetings of the Board of Directors..........7
             Section 3.8   Special Meetings of the Board of Directors..........7
             Section 3.9   Notice of, and Waiver of Notice For; Special
                           Meetings of the Board of Directors..................7
             Section 3.10  Director Quorum.....................................8
             Section 3.11  Directors, Manner of Acting.........................8
             Section 3.12  Executive Committee.................................8
             Section 3.13  Other Committees...................................10

            Section 3.14 Director Action Without Meeting .....................10
            Section 3.15 Compensation of Directors............................10
          ARTICLE IV     OFFICERS.............................................10
            Section 4.1  Number of Officers...................................10
            Section 4.2  Election.............................................10
            Section 4.3  Other Officers.......................................10
            Section 4.4  Compensation.........................................11
            Section 4.5  Term of Office and Removal of Officers...............11
            Section 4.6  Chairman of the Board and President..................11
            Section 4.7  Added Powers of the President........................11
            Section 4.8  vice Presidents......................................11
            Section 4.9  Secretary............................................11
            Section 4.10  Assistant Secretaries...............................12
            Section 4.11  Treasurer...........................................12
            Section 4.12  Disbursements and Accounting........................12
            Section 4.13  Treasurer's Bond....................................12
            Section 4.14  Assistant Treasurers................................12


          ARTICLE V       CERTIFICATES REPRESENTING SHARES....................13
            Section  5.1  Description.........................................13
            Section  5.2  Shares Without Certificates.........................13
            Section  5.3  Facsimile Signatures................................14
            Section  5.4  Lost Certificates...................................14
            Section  5.5  Transfer of Shares..................................14
            Section  5.6  Registered Owners...................................14


         ARTICLE VI       GENERAL PROVISIONS..................................15
           Section   6.1  Distributions.......................................15
           Section   6.2  Contracts...........................................15
           Section   6.3  Loans...............................................15
           Section   6.4  Reserves............................................15
           Section   6.5  Financial Reports...................................15
           Section   6.6  Signatures..........................................15
           Section   6.7  Fiscal Year.........................................15
           Section   6.8  Corporate Seal......................................15


        ARTICLE VII       INDEMNIFICATION OF DIRECTORS AND OFFICERS...........15


                                      (ii)

       ARTICLE VIII       AMENDMENTS..........................................16
       ARTICLE IX         EMERGENCY BYLAWS....................................16






                                      (iii)

Exhibit 3.2

                                     BYLAWS
                                       OF
                          RUSHMORE CAPITAL CORPORATION

                                    ARTICLE I

                                     OFFICES

     Section 1.1 Registered Office. The registered office shall be located in Dallas County, Texas. The address of the registered office may be changed from time to time.

     Section 1.2 Other Offices. The corporation may also have offices at such other places within or without the State of Texas as the Board of Directors may from time to time determine, or as the business of the corporation may require.

     Section 1.3 Registered Agent. The corporation shall have and continuously maintain in the State of Texas a registered agent, which agent may be either an individual resident of the State of Texas whose business office is identical with the corporation's registered office, or a domestic corporation, or a foreign corporation authorized to do business in the State of Texas which has a business office identical with the corporations registered office. The registered agent may be changed from time to time by the Board of Directors or an officer of the corporation so authorized by the Board of Directors.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 2.1 Annual Shareholder Meetings. An annual meeting of shareholders shall be held on the third Wednesday in May in each year, commencing in the year 1998, if not a legal holiday, and if a legal holiday, then on the next business day following. The date and time of the annual meeting of shareholders may be changed by appropriate resolutions of the Board of Directors, to a time within sixty (60) days before or following the date and time stated herein. At this meeting, the shareholders shall elect a Board of Directors, and may transact other business properly brought before the meeting.

     Section 2.2 Special Shareholder Meetings. Special meetings of the shareholders, for any purpose or purposes, described in the meeting notice, may be called by the President, the Board of Directors, or the Chairman of the Board of Directors, and shall be called by the President at the request of the holders of not less than 66-2/3 % of all outstanding shares of the corporation entitled to be cast on any issue at such meetings.


BYLAWS                                                                    Page 1

     Section 2.3 Location of Shareholder Meetings. Meetings of shareholders shall be held in the County of Dallas, State of Texas, or at the location specified in the notice of the meeting or in a duly executed waiver thereof. Meetings of shareholders may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 2.4 List of Shareholders. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer book. This list shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of ten (10) days prior to such meeting. This list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     Section 2.5 Notice of Shareholder Meetings. A written or printed notice stating the place, day and hour of any annual or special shareholder meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty
(50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting and to any shareholder entitled by the Texas Business Corporation Act or the articles of incorporation to receive notice of the meeting. If mailed, notice shall be deemed to be delivered when deposited, postage prepaid, in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

     Section 2.6 Waiver of Notice. Whenever any notice is required to be given to any shareholder under the provisions of applicable statutes, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time therein, shall be equivalent to the giving of notice.

     Section 2.7 Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be represented. At any adjourned and


 BYLAWS                                                                   Page 2

     Section 2.8 Majority May Conduct Business. When a quorum is present at any meeting, the vote of the holders of a majority of all the shares present, whether in person or by proxy, shall be the act of the shareholders' meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation or these Bylaws.

     Section 2.9 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except to the extent that the voting rights of the shares of any class shall be limited or denied by the Articles of Incorporation and except as otherwise provided by statute. Redeemable shares are not entitled to vote after the date fixed for redemption by Board of Directors resolution.

     Section 2.10 Voting for Directors. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Cumulative voting is prohibited.

     Section 2.11 Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or which is executed by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the secretary to the corporation prior to, or at the time of, the meeting.

     Section 2.12 Shareholder Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and are delivered to the corporation for inclusion in the minute book.

     Section 2.13 Voting of Shares of Certain Holders.

          (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may authorize, or in the absence of such authorization, as the Board of Directors of such corporation may determine.

          (b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of the shares into his name. Shares standing in the name of a trustee may be voted by him, either in person


BYLAWS                                                                    Page 3
     or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of the shares into his name as trustee.

          (c) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by him without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which he was appointed.

          (d) A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the transferred shares.

          (e) Treasury shares, shares of its own stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     Section 2.14 Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty (50) days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance as the record date for determination of shareholders, a date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring the determination of shareholders is to be taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed and the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof,


BYLAWS                                                                    Page 4
except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

     Section 2.15 Nominations for Director.Any shareholder proposing to nominate a person for election to the Board of Directors shall provide the Corporation 60 days prior written notice of such nomination, stating the name and address of the nominee and describing his qualifications for being a Director of the Corporation. Such notice shall be sent or delivered to the principal office of the Corporation to the attention of the Board of Directors, with a copy to the President and Secretary of the Corporation.

     Section 2.16 Order of Business. The order of business at annual meetings, and so far as practicable at other meetings of shareholders, shall be as follows unless changed by the Board of Directors:

         (a)    Call to order
         (b)    Proof of due notice of meeting
         (c)    Determination of quorum and examination of proxies
         (d)    Announcement of availability of voting list
         (e)    Announcement of distribution of annual statement
         (f)    Reading and disposing of minutes of last meeting of shareholders
         (g)    Reports of Officers and committees
         (h)    Appointment of voting inspectors
         (i)    Unfinished business
         (j)    New business
         (k)    Nomination of Directors
         (1)    Opening of polls for voting
         (m)    Recess
         (n)    Reconvening: closing of polls
         (o)    Report of voting inspectors
         (p)    Other business
         (q)    Adjournment

     Section 2.17 Chairman of Meeting. At any meeting of shareholders, the Chairman or Vice Chairman (or in the event there might be more than one vice chairman, the vice chairman in the order designated by the directors or, in the absence of any designation, in the order of election) of the Corporation (in such order) shall act as the chairman of the meeting, and the shareholders shall not have the right to elect a different person as chairman of the meeting. The chairman of the meeting shall have the authority to determine (i) when the election polls shall be closed in connection with any vote to be take at the meeting, and (ii) when the meeting shall be recessed. No action taken at a meeting shall become final and binding if any group of shareholders representing 33-1/3% or more of the shares entitled to be voted for such action shall contest the validity of any proxies or the outcome of any election.


BYLAWS                                                                    Page 5

Exhibit 3.2

                                   ARTICLE III

                                    DIRECTORS

     Section 3.1 Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     Section 3.2 Number and Election of Directors. The business and affairs of the Corporation shall be managed by a board of directors, which shall have and may exercise all of the powers of the Corporation, except such as are expressly conferred upon the shareholders by law, by the Articles of Incorporation or by these Bylaws. Subject to the rights of the holders of shares of any series of preferred stock then outstanding to elect additional directors under specific circumstances, the Board of Directors shall consist of not less than three nor more than twenty-one persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, (ii) the affirmative vote of the holders of 66-2/3 % or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (iii) the Articles of Incorporation. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1998 annual meeting of shareholders, the term of the second class to expire at the 1999 annual meeting of shareholders and the term of the third class to expire at the 2000 annual meeting of shareholders, and with the members of each class to hold office until their successors have been elected and qualified. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

     Section 3.3 Removal of Directors. Subject to the rights of the holders of any series of preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of 66-2/3 % or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. o!Cause!l shall be exclusively defined to mean: (a) conviction of a felony, (b) proof beyond a reasonable doubt of the gross negligence or willful misconduct of such director which is materially detrimental to the Corporation, or (c) proof beyond a reasonable doubt of a breach of fiduciary duty of such director which is materially detrimental to the Corporation.


BYLAWS                                                                    Page 6

     Section 3.4 Elections to Fill Vacancies. Subject to the rights of holders of any series of any preferred stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of the Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 3.5 Location ofMeetings of the Board of Directors. Meetings of the Board of Directors, regular or special, may be held either within or without the County of Dallas or the State of Texas.

     Section 3.6 First Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at their annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided that a quorum shall be present. In the event of failure of the shareholders to fix the time and place of the first meeting of the newly elected Board of Directors, or in the event the meeting is not held at the time and place so fixed by the shareholders, such meeting may be held at the time and place specified in a notice given as provided for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.

     Section 3.7 Regular Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without notice at such times and places as shall, from time to time, be determined, by resolution, by the Board of Directors.

     Section 3.8 Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Secretary on the written request of any two (2) directors.

     Section 3.9 Notice of and Waiver of Notice For; Special Meetings of the Board of Directors. Unless the articles of incorporation provide for a longer or shorter period, notice of special meetings of the Board of Directors shall be given personally, in writing or by telegram, facsimile or other electronic means to each director at least two (2) days before the date of the meeting. If mailed, notice of any director meeting shall be deemed to be effective at the earlier of: (1) when received; (2) five days after deposited in the United States mail, addressed to the director's business office, with postage thereon prepaid; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at a meeting


BYLAWS                                                                    Page 7
shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation, statute or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Notice shall be given by the person calling the meeting or by the Secretary. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice, except as may otherwise be expressly provided by statute, the Articles of Incorporation, or these Bylaws.

     Section 3.10 Director Quorum. A majority of the directors prescribed by resolution shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless a greater number is required by statute, the Articles of Incorporation or these Bylaws. If a quorum shalt not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.11 Directors, Manner ofActing. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 3.12 E~ecutive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors may designate two (2) or more directors to constitute an executive committee. Vacancies in the membership of the committee shall be filled by a majority of the entire Board of Directors at a regular or special meeting. The executive committee shall keep regular minutes of its proceedings and shall report the same to the Board of Directors when required. The designation of the executive committee and the delegation thereto of authority shall not relieve the Board of Directors, or any of its members, of any responsibility imposed by Jaw.

     This committee, unless its authority is expressly limited by such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is required by statute, the Articles of Incorporation or these Bylaws. Provided, however, this committee may not:


 BYLAWS                                                                   Page 8

     (1) amend the Articles of Incorporation pursuant to the authority of directors;

     (2)  propose a reduction of the stated capital of the corporation;

     (3)  approve a plan of merger or share exchange of the corporation;

     (4) recommend to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;

     (5)  recommend  to  the   shareholders  a  voluntary   dissolution  of  the
          corporation or a revocation thereof;

     (6) amend, alter, or repeal the Bylaws of the corporation or adopt new Bylaws of the corporation;

     (7)  fill vacancies in the board of directors;

     (8)  fill  vacancies  in  or  designate   alternate  members  of  any  such
          committee;

     (9) fill any directorship to be filled by reason of an increase in the number of directors;

     (10) elect or remove officers of the corporation or members or alternate members of any such committee;

     (11) fix the compensation of any member or alternate members of such committee; or

     (12) alter or repeal any resolution of the board of directors that by its terms provides that it shall not be so amendable or repealable.

     Section 3.13 Other Committees. The Board of Directors may create such other committees as it shall determine are necessary or proper to the effective governance of the Corporation or the elimination or reduction of the adverse effect of any conflict of interest. Such committees may include, without limitation, an audit committee, compensation committee, nominating committee, stock option committee and conflicts of interest committee. Each such committee, if any, shall be appointed by the Board of Directors, and membership in such committee shall be limited to members of the Board of Directors.

     Section 3.14 Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, any action that may be taken by a committee or the Board of Directors at a


BYLAWS                                                                    Page 9
meeting may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of a committee or all of the directors. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

     Section 3.15 Compensation of Directors. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board, may receive a fixed sum and necessary expenses of attendance of each regular or special meeting of the Board. Members of a committee, by resolution of the Board of Directors, may be allowed like compensation for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV

                                    OFFICERS

     Section 4.1 Number of Officers. The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers as are contemplated by Section 4.3 hereof, each of whom shall be elected by the Board of Directors. One or more Vice Presidents may also be elected at the discretion of the Board of Directors. Any two or more offices may be held by the same person.

     Section 4.2 Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, one or more Vice Presidents (if any), a Secretary and a Treasurer, none of whom needs to be a member of the Board and may appoint a member of the Board of Directors as Chairman of the Board.

     Section 4.3 Other Oficers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

     Section 4.4 Compensation. The compensation of the Chairman, President, Vice Presidents, the Secretary and the Treasurer shall be fixed by the Board of Directors, but the compensation of all minor officers and all other agents and employees of the corporation may be fixed by the Chairman or President, unless by resolution the Board of Directors shall determine otherwise; provided, however, that without the express approval of the Board of Directors, the Chairman or President may not enter into any employment agreement on behalf of the corporation with any person which may not be terminated by the corporation, either at will or upon thirty (30) days written notice.


BYLAWS                                                                   Page 10

     Section 4.5 Tenn office and Removal of Officers. Each officer of the corporation shall hold office until his successor is chosen and qualifies, or until his death or removal or resignation from office. Any officer, agent or member of a committee elected or appointed by the Board of Directors may be removed by a majority vote of the entire Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in an office of the corporation for any reason may be filled by the Board of Directors. Appointment of an officer or agent shall not itself create contract rights.

     Section 4.6 Chairman of the Board and President. The Board of Directors may designate whether the Chairman of the Board, if one is appointed, or the President shall be the chief executive officer of the corporation. In the absence of a contrary designation, the President shall be the chief executive officer. The chief executive officer shall preside at all meetings of the shareholders, and the Board of Directors unless a Chairman of the Board is appointed, and shal~ have such other powers and duties as usually pertain to his office or as may be assigned to him from time to time by the Board of Directors. The President shall have such powers and duties as usually pertain to that office, except as the same may be modified by the Board of Directors. Unless the Board of Directors shall otherwise direct, the President shall have general and active management responsibility for the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 4.7 Added Powers of the President. The President, and the Chairman of the Board, in the event that he shaH have been designated chief executive officer, shall execute with the secretary or any other officer of the corporation authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized for execution, except when the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise signed or executed.

     Section 4.8 Vice Presidents. In the event that the Board of Directors shall provide for Vice Presidents, then each of the Vice Presidents, in the order of his seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the President, serve in the capacity of the President and perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.

     Section 4.9 Secretary. The Secretary shall: (a) attend all meetings of the Board of Directors and of the shareholders, and shall record all votes and keep the minutes of all such proceedings in one or more books kept for that purpose;
(b) perform like services for any committee; (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors; (d) keep in safe custody the seal of the corporation, and when


BYLAWS                                                                   Page 11
authorized by the Board of Directors, affix the same to any instrument requiring it and when so affixed, it shall be attested by the Secretary's signature, or by the signature of the Treasurer, any Assistant Secretary or Assistant Treasurer; and (e) perform aJI duties incidental to the office of Secretary and such other duties as, from time to time, may be assigned to the Secretary by the President or Board of Directors, under whose supervision the Secretary shall function.

     Section 4.10 Assistant Secretaries. Each Assistant Secretary, if any, in the order of his seniority, unless otherwise determined by the Board of Directors, may perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

     Section 4.11 Treasurer. The Treasurer shall have custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all money and other valuable effects in the name, and to the credit of, the corporation in such depositories as may be designated by the Board of Directors and shall perform ~l such other duties as, from time to time, may be assigned to the Treasurer by the Board of Directors.

     Section 4.12 Disbursements and Accounting. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for all disbursements, and shall render to the President and the Directors at the regular meetings of the Board, or whenever the Board of Directors may require, an account of all of his transactions as Treasurer, and of the financial condition of the corporation.

     Section 4.13 Treasurer's Bond. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 4.14 Assistant Treasurers. Each Assistant Treasurer, if any, in the order of his seniority unless otherwise determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.


BYLAWS                                                                   Page 12

                                    ARTICLE V

                        CERTIFICATES REPRESENTING SHARES

     Section 5.1 Description. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates shall be signed by the Chairman, President or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be seated with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate shall be consecutively numbered and shall be entered in the stock transfer books of the corporation as issued. Each certificate representing shares shall state upon the face thereof the name of the issuing corporation, that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents, and the par value of each share or a statement that the shares are without par value, and shall further contain on the face or back of the certificate a statement of all additional information required by statute to be set forth.

     Section 5.2 Shares Without Certificates.

          (a) Issuing Shares Without Certificates. Unless the Articles of Incorporation or these Bylaws provide otherwise, the board of directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

          (b) Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at minimum:

          (1) the name of the issuing corporation and that it is organized under the law of this state;

          (2)  the name of the person to whom issued;

          (3) the number and class of shares and the designation of the series, if any, of the issued shares, and the par value of each share or a statement that the shares are without par value; and

          (4) all additional information required by statute to be set forth or stated on certificates.


BYLAWS                                                                   Page 13

     Section 5.3 Facsimile Signatures. The signatures of the Chairman, President or Vice President, and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or assistant transfer agent, or registered by a registrar other than the corporation or any employee of the corporation. In the event that an officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before the certificate is issued, the certificate may be issued by the corporation wi'th ihe same effect as if he were such officer at the date of the issuance.

     Section 5.4 Lost Certificates. The Board of Directors may direct new certificate(s) to be issued in place of any certificate(s) previously issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) to be lost or destroyed. When authorizing such issuance of new certificate(s), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum and form and with such sureties as it may direct as an indemnity against any claim that may be made against the corporation with respect to the certificate(s) alleged to have been lost or destroyed.

     Section 5.5 Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney-in-fact. Upon surrender to the corporation or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 5.6 Registered Owners. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.


                                   ARTICLE VI

                               GENERAL PROVISIONS

     Section 6.1 Distributions. The Board of Directors may declare and the corporation may make distributions (including dividends on its outstanding shares) in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation.


BYLAWS                                                                   Page 14

     Section 6.2 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name, and on behalf of, the corporation. This authority may be general or confined to specific instances.

     Section 6.3 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. This authority may be general or confined to specific instances.

     Section 6.4 Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any purpose or purposes, and may abolish any such reserve in the same manner.

     Section 6.5 Financial Reports. The Board of Directors must, when required by the holders of at least one-third of the outstanding shares of the corporation, present written reports concerning the situation and business of the corporation.

     Section 6.6 Signatures. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may, from time to time, designate.

     Section 6.7 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution by the Board of Directors.

     Section 6.8 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and shall be in the form determined by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or in any other manner reproduced.


                                   ARTICLE VII

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall be empowered to indemnify directors, officers, agents and employees to the maximum extent permitted by Article 2.02-1 of the Texas Business Corporation Act.


BYLAWS                                                                   Page 15

                                  ARTICLE VIII

                                   AMENDMENTS

     These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by the affirmative vote of a majority of either the Board of Directors or the shareholders, present at any meeting at which a quorum of each respective body is present, provided that notice of the proposed alteration, amendment, repeal or adoption shall be contained in the notice of the meeting. This power to alter, amend or repeal the Bylaws, and to adopt new Bylaws, may be modified or divested by action of shareholders representing a majority of the stock of the corporation taken at any regular or special meeting of the shareholders. Notwithstanding any other provision contained in these Bylaws to the contrary, Sections 2.1, 2.2, 2.15 and 2.18 of Article II, Sections 3.2 and 3.3 of Article Ill, and this Article VIII of these Bylaws may be amended, supplemented, or repealed only by the affirmative vote of 66-2/3 % or more of all of the shares of the Corproation entitled to vote generally in the election of directors, voting together as a single class.


                                   ARTICLE IX

                                EMERGENCY BYLAWS

     Unless the Articles of Incorporation provide otherwise, the following provisions of this Article X, "Emergency Bylaws" shall be effective during an emergency which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event.

     During such emergency:

          (a) Notice of Board Meetings. Any one member of the board of directors or any one of the following officers: president, any vice-president, secretary, or treasurer, may call a meeting of the board of directors.
     Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

          (b) Temporary Directors and Quorum. One or more officers of the corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Article Ill, Section 3.10) of the directors are present (including any officers who are


BYLAWS                                                                   Page 16
     to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

          (c) Actions Permitted to Be Taken. The board as constituted in paragraph (b), and after notice as set forth in paragraph (a) may:

          (1) Officers' Powers. Prescribe emergency powers to any officer of the corporation;

          (2) [)elegation of Any Power. Delegate to any officer or director, any of the powers of the board of directors;

          (3) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

          (4) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business;

          (5) All Other Action. Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.


BYLAWS                                                                   Page 17

Exhibit 5.1



                          GLAST, PHILLIPS & MURRAY
                         A PROFESSIONAL CORPORATION

                                                              2200 ONE GALLERIA TOWER
                          ATTORNEYS AND COUNSELORS          13355 NOEL ROAD, L.B. 48
RONALD L. BROWN, P.C.                                        DALLAS, TEXAS 75240-6657

DIRECT DIAL NUMBER:                                          TELEPHONE: (972) 419-8300
(972) 419-8302                                                  FAX: (972) 419-8329


                            December 15, 1997


Rushmore Financial Group, Inc.
13355 Noel Road, Suite 650
Dallas, Texas 75240

Re: Form SB-2 Registration Statement relating to the registration of up to 1,250,000 shares of common stock, $0.01 par value of Rushmore Financial Group, Inc.

Gentlemen:

     We are acting as counsel for Rushmore Financial Group, Inc., a Texas corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended, of a Registration Statement for the Company on Form SB-2 filed with the Securities and Exchange Commission ("SEC") (the "Registration Statement"), covering an aggregate of up to 1,250,000 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company.

     In that connection, we have examined the Form SB-2 Registration Statement in the form to be filed with the SEC. We have also examined and are familiar with the originals or authenticated copies of all corporate or other documents, records and instruments that we have deemed necessary or appropriate to enable us to render the opinion expressed below.

     We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. In addition, we have assumed that the Shares will not be issued for consideration less than the par value thereof and that the form of consideration to be received by the Company for the Shares will be lawful consideration under the Texas Business Corporation Act.

     Based on the foregoing and having due regard for the legal considerations we deem relevant, we are of the opinion that the Shares, or any portion thereof, when issued as described in the Registration Statement, will be validly issued by the Company, fully paid and nonassessable.

     This opinion is limited in all respects to the laws of the United States of America and the Texas Business Corporation Act.

Rushmore Financial Group, Inc.
December 9, 1997
Page 2

     We advise you that members of this firm own a total of 5,434 shares of Common Stock of the Company.

     This opinion may be filed as an exhibit to the Registration Statement.

                                          Sincerely,

                                        /s/  Glast, Phillips  & Murray
                                             -------------------------
                                             GLAST,  PHILLIPS & MURRAY, P.C.

Exhibit 10.1.1


                        EXECUTIVE COMPENSATION AGREEMENT


     This Executive Compensation Agreement dated as of the 18th day of November, 1997, between Rushmore Financial Group, Inc., a Texas Corporation (hereinafter referred to as "Rushmore") and Dewey M. (Rusty) Moore, Jr., (hereinafter referred to as "Officer").

                                   WITNESSETH:

     WHEREAS, Officer is President and Chief Executive Officer of Rushmore Financial Group, Inc., a Texas corporation (Rushmore and its subsidiaries are hereinafter collectively referred to as the "Companies"), and Officer has direct supervisory responsibility for all functions of the Companies; and

     WHEREAS, Rushmore desires that Officer continue to use his experience and abilities in the business of the Companies in a capacity similar to that in which he has heretofore served; and

     WHEREAS, Officer desires to accept such employment upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby aclmowledged, it is hereby agreed as follows:


1. Emplovment. Rushmore hereby agrees to continue to employ Officer and Officer hereby agrees to continue to serve Rushmore as President and Chief Executive Officer of Rushmore Financial Group, Inc. and in other capacities similar to those in which he has heretofore served, for the term and on the conditions hereinafter set forth, Officer shall have such executive duties to Companies during the term of this Agreement as shall be determined by the Board of Directors of Rushmore; however, Officer shall not be assigned to a position which shall substantially diminish his prestige or responsibility compared to that which he has heretofore enjoyed with Rushmore. Subject to the foregoing, Officer hereby agrees to serve in any comparable executive position in the State of Texas to which he shall be directed by the Board of Directors of Rushmore, excluding service in the insurance related businesses of Rushmore, and further agrees to use his best efforts to promote the efficient and profitable operation of the business of Rushmore.

2. Term of Emplovment. The term of Officer's employment shall continue subject to the provisions of this Agreement, commencing as of the date hereof until December 31, 2000. Beginning January 1, 1998, and on the first day of each month thereafter, the term shall automatically be extended for successive additional one month periods, unless either party notifies the other that it intends to terminate this Agreement. If such a notice is given, this Agreement will terminate on the last day of the term of this Agreement.

3.   Compensation.

     a. Base Compensation. As base compensation for services provided pursuant to this Agreement, Rushmore shall initially pay Officer compensation at the rate of $138,000.00 per year, beginning January 1, 1998. Within three months prior to each January 1st, the Board of Directors of Rushmore will evaluate the performance of Officer and the compensation paid to executives in other companies in the Financial Services Sector of similar size and scope of operations, during the previous year and fix his Base Compensation for the next following year at an amount which shall not be less than the prior year's Base Compensation as determined by the Board of Directors. When a new Base Compensation is fixed by the Board of Directors of Rushmore under this paragraph, it shall become the new Base Compensation and thereafter the Base Compensation shall not be less than that amount, without regard to any elective deferral of compensation made by Officer at the sole discretion of the Officer. The Base Compensation provided for in this Paragraph 3 shall be payable in equal semi-monthly installments on the first and fifteenth business day of each month.

     b. Additional Comnensation. Officer shall also earn commissions and overrides for accounts serviced by him personally as broker, and an override commission on commissions earned by persons introduced by Officer to Rushmore and its subsidiaries, in accordance with the corrunission rates applicable to him, which shall be paid semimonthly as provided above. The Board of Directors of Rushmore reserves the right to pay to Officer compensation and any other bonus or incentive compensation, in money, stock options, or any other form, as the Board in its discretion deems appropriate. The total of the Base Compensation and Additional Compensation shall be Combined Compensation hereunder. In any year in which the Officer shall elect to defer a portion of the Base Compensation to which he is entitled, such deferred amount shall be paid to Officer in the following year of this agreement or at its termination.

     c. Reimbursement for Expenses and Automobile. Rushmore shall provide Officer with an automobile, or an allowance for such, for his business use and pay all expenses of operating it. So long as Officer shall be employed by Rushmore, he shall be entitled and authorized to incur reasonable and necessary expenses in connection with or related to his business duties, including without limitation, expenses for travel, entertainment, maintaining membership in various clubs and similar expenses. Rushmore will pay all such expenses directly or will reimburse Officer for them.

     4. Participation in EmDloyee Benefit Pro~ams. Officer will be entitled to participate on the same basis as other executive employees in any employee benefit programs presently in force or subsequently adopted by Rushmore, including such pension and profit-sharing plans, hospitalization, medical and health and accident insurance programs, policies and benefits, life insurance programs and pension and retirement benefit plans as may from time to time be in effect.

     5.   Payments Upon Death or Disability

          a. In the event that Officer should die, Rushmore shall pay to the beneficiary as may have been designated in writing by Officer or, failing such designation, to Officer's estate, the sum of three
               (3) years' Combined Compensation at the then existing rate. Such payment shall be made either in thirty-sixty (36) equal monthly installments or in cash (after the amount is discounted at the rate of 9%) within one hundred twenty (120) days after Officer's death or disability, as determined by Rushmore.

          b. Rushmore shall acquire for the benefit of Officer, disability insurance to pay to Officer a benefit of 75% of his Base Compensation for the last complete year of employment, in the event Officer shall become totally disabled. Officer's occasional absence from work for reasonable periods of time because of sickness (not resulting in total disability) shall not result in any adjustment in his compensation or rights under this Agreement. For the purpose of this Agreement, the term "totally disabled" or "total disability" mean Officer's inability on account of sickness or accident to regularly engage or to adequately perform his assigned duties under this Agreement.

     6. Severance Pay Upon Termination. In the event Officer's employment is terminated by Rushmore, except for "cause" and except for Officer's death or total disability, Rushmore shall pay to Officer as severance pay the sum of three years' Base Compensation at the then existing rate, plus any sums due as Additional Compensation pursuant to Paragraph 3(b) hereof. Such payment shall be made in thirty-sixty (36) equal monthly installments. Termination for "cause" shall mean termination by Rushmore for any of the following reasons:

               a. Willfully and significantly damaging Rushmore's property, business, reputation or goodwill;

               b.   The commission of a felony;

               c.   Stealing, dishonesty, fraud or embezzlement;

               d. Deliberate neglect of duty, or resignation. Notwithstanding any other provision of this Agreement, if during any period of time, Officer receives severance pay pursuant to this Paragraph 6 and concurrently therewith is paid any Combined Compensation (as defined in Paragraph 3(1,) hereof), then the amount of severance pay to which Officer would otherwise be entitled hereunder shall be reduced during such period by an amount equal to the Combined Compensation paid during such period.

     7. Agreement Not to Compete. Upon voluntary termination of Officer's employment by Officer, or by termination by Rushmore, for "cause," and for a period of one (1) year from the date of any such termination, Officer hereby specifically agrees to refrain from:

          a. Entering into any other employment contract, or other agreement or understanding, whether written or oral, of like nature, to perform services similar to those performed hereunder, either with or on behalf of any person whose products, services, business, including ownership of 75% or more of a competing company which its business or other activities shall be determined exclusively by Rushmore, to be in direct competition with any of the operations of either of the Companies or inimical to their interests;

          b. Hiring, attempting to hire or to assist any other person or entity in hiring or attempting to hire an employee of Rushmore or one the Companies, or any person who was an employee of Rushmore or one of the Companies within the six-month period prior to the hire, attempted hire or assistance in hiring or attempting to hire;

          c. Soliciting, in competition with Rushmore or one of the Companies, the business of any customer of Rushmore or one of the Companies, except for those with which Officer had direct dealings during his employment with Rushmore or one of the Companies.

     This agreement not to compete shall extend throughout the State of Texas in cities which Rushmore maintains a retail office.

     8. Vacation/Sick Days. Officer shall be entitled to an annual vacation of three (3) weeks each year at full compensation at a time mutually satisfactory to Rushmore and Officer. Unused vacation and sick days may be accrued indefinitely. 9. Approval bv the Board of Directors. This Agreement has been approved by the Board of Directors of Rushmore, at a meeting held on the ____ day of_________, 1997.

     10. Agreement is Personal. This Agreement is a personal agreement and the rights and interests hereunder (except that of Rushmore) may not be sold, transferred, assigned, pledged or hypothecated. This Agreement shall be binding on the heirs, executors and administrators of Officer and on the successors and assigns of Rushmore. During Officer's lifetime, the parties hereto by mutual agreement may amend, modify or rescind this Agreement without the consent of any other person.

     11. Severability of Provisions. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby.

     12. Governing Law. This instrument contains the entire agreement between the parties and shall be governed by the laws of the State of Texas. It may be amended only by agreement in writing signed by each of the parties.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                  RUSHMORE FINANCIAL GROUP, INC.

 /s/ Dewey M. (Rusty) Moore, Jr.                  By: /s/ Jim Clark
     ---------------------------                      -------------------------
     Dewey M. (Rusty) Moore, Jr.                       Jim Clark, Secretary

Exhibit 10.2.1

                                   EXHIBIT B

                                    MODIFIED

                              COINSURANCE AGREEMENT


     THIS MODIFIED COINSURANCE AGREEMENT, made and entered into as of the 23rd day of February, 1989, by and between MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("Ceding Insurer"), a Massachusetts corporation, with principal offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111, and FIRST FINANCIAL LIFE INSURANCE COMPANY ("Reinsurer"), an Arizona corporation, with principal offices located at Tampa, Florida, and with administrative offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111.

                              W-I-T-N-E-S-S-E-T-H:

     WHEREAS, Ceding Insurer, Reinsurer, FACILITIES MANAGEMENT INSTALLATION, a Delaware corporation and an affiliate of Ceding Insurer, FIRST FINANCIAL LIFE COMPANIES and FIRST FINANCIAL MARKETING SERVICES, INC. ("Marketing Company"), a Florida corporation and an affiliate of Reinsurer, entered into a Marketing Agreement (herein so-called) as of the even date herewith, under which, among other things, Ceding Insurer and Reinsurer agreed to enter into this Modified Coinsurance Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. Except as otherwise Indicated herein, all terms used In the Marketing Agreement shall have the same meaning in this Modified Coinsurance Agreement. In addition, the following terms shall mean:

     1.1 "Abatement" means the termination of the provisions of this Modified Coinsurance Agreement relating to the cession of additional Insurance Business Produced, but excludes the termination of the remaining provisions of the Modified Coinsurance Agreement

     1.2 "Accounting Period" means each calendar quarter ending on March 31, 3une 30, September 30 and December 31 of each year.

     1.3 "Beginning Calendar Year" means the period commencing with the effective date of this Modified Coinsurance Agreement and ending December 31, 1986.

     1.4 "Calculation Period" means the Beginning Calendar Year, the Ending Calendar Year and each Calendar Year occurring in between them.

     1.5 "Calendar Year" means the each twelve month period beginning 3anuary 1st and ending December 31st.

     1.6 "Ending Calendar Year" means the period commencing on 3anuary 1st of the year in which this Modified Coinsurance Agreement is Abated and ending on the date of Abatement.

     1.7 "First Year Paid Life Insurance Premiums" means the life insurance premiums received by the Ceding Insurer on the Policies reinsured hereunder during the first year each of such Policies is In effect, exclusive of (i) lump-sum cash deposits In excess of published premium rates, (ii) premiums for flexible premium life Insurance contracts In excess of control premiums and
(lii) premiums for single pay contracts.

     1.8 "Gross Rate of Interest " for any Accounting Period shall be the amount of basis points over the effective annual rate of interest credited by Ceding Insurer on interest-sensitive life insurance Policies (as hereinafter defined) as dictated in Schedule A by product type as authorized by Ceding

Insurer's Board of Directors and in effect on the first day of each Accounting Period.

     1.9 "Gross Investment Income" for any Accounting Period shall be an amount equal to:

               (a) Twenty-five percent of the Gross Rate of Interest multiplied by an amount equal to (i) Reinsurer's Quota Share of the Reserve Liability at the beginning of such Accounting Period less (ii) an amount equal to Reinsurer's Quota Share of the principal amount of all policy loans on the Policies reinsured hereunder ("Policy Loans") at the beginning of the Accounting Period less (iii) any unpaid settlements due to the Ceding Insurer plus (iv) any unpaid settlements due to the Reinsurer:

        Plus

                (b) An amount equal to Reinsurer's Quota Share of the interest received by Ceding Insurer during such Accounting Period on all Policy Loans.

     1.10 "Gross Premium" means all of the paid premiums received by Ceding Insurer on the Policies reinsured hereunder including (I) lump sum cash deposits in excess of published premium rates, (ii) premiums for flexible premium life insurance contracts in excess of control premiums and (iii) premiums for single pay contracts.

     1.11 "Insurance Business Produced" means one hundred percent (1007.) of Ceding Insurer's liability under all insurance policies and contracts ("Policies") Issued by Ceding Insurer on the basis of applications solicited by General Agents Included under the General Agents list, Exhibit A of the Marketing Agreement. Only that business produced by General Agents while they are included in Exhibit A shall be reinsured hereunder. For example, if a

Producing Agent is terminated or otherwise removed from Exhibit A, any as insurance business produced by that Producing Agent after the date of termination or removal will be excluded from this agreement, but insurance business produced by that Producing Agent prior to the date of termination or removal will remain in force under this agreement.

     1.12 "Quota Share" means for any given Calculation Period, a fifty percent (50%) undivided interest in the Insurance Business Produced.

     1.13 "Reserve Liability" means the actuarial reserves relating to the Policies reinsured hereunder as reported in Exhibit "8" of Ceding Insurer's Annual Statement prepared on forms prescribed by the National Association of Insurance Commissioners ("NAIC Statement"). Such reserves shall be determined on the same basis as that used by the Ceding Insurer in computing its Reserve Liability.

     1.14 "Termination" means the termination of all of the provisions of this Modified Coinsurance Agreement and Includes the recapture by Ceding Insurer of all Policies previously reinsured hereunder. This Agreement shall not become effective until such time as Reinsurer is issued a Certificate of Authority by the Arizona Insurance Commissioner to engage in the business of life reinsurance.

     2. Reinsurance. Ceding Insurer agrees to cede to Reinsurer and Reinsurer agrees to assume and reinsure from Ceding Insurer, on a modified coinsurance basis, Reinsurer's Quota Share of the Insurance Business Produced on the terms and conditions stated herein.

     2.1 This Modified Coinsurance Agreement Is an Indemnity reinsurance agreement solely between the Ceding Insurer and the Reinsurer and, except as otherwise provided herein, the performance of the obligations of each party hereunder shall be rendered solely to the other party. Except as otherwise provided herein, no person other than Ceding Insurer and Reinsurer shall have any rights under this Modified Coinsurance Agreement and the Ceding Insurer shall be and remain solely liable to any insured, policyowner, or beneficiary under the Policies reinsured hereunder.

     2.2 Reinsurer shall, except for Reserves, Policy Loans and Policy Issue Expenses and Policy Maintenance Expenses, share with the Ceding Insurer, on the basis of Reinsurer's Quota Share, in all transactions relating to the Policies reinsured hereunder, including without limitation:

     (a)  All premium transactions effected;

     (b) All commissions, fees and bonuses paid to or for the benefit of the General Agents.

     (c)  All policy benefits paid.

     (d)  All policyholder dividends paid.

     (e)  All premium taxes paid.

     (f)  All nonforfeiture benefits paid.

     2.3 Except as provided herein, the liability of Reinsurer with respect to the Policies reinsured hereunder shall begin and end simultaneously with the liability of the Ceding Insurer.

     2.4 Reinsurer's Quota Share of reinsurance hereunder shall be maintained In force as to the Policies reinsured hereunder without reduction so long as the amount of insurance for which the Ceding Insurer is obligated under such Policies remains in force without reduction.

     3. Reserves. Ceding Insurer shall be solely responsible for furnishing all of the assets necessary to satisfy the Reserve Liability on the Policies reinsured hereunder ("Reserves").

     3.1 Ceding Insurer shall retain ownership of all assets held as Reserves on the Policies reinsured hereunder and Reinsurer shall have no legal, equitable or security interest in such assets.

     3.2 Reinsurer shall not participate in any long or short term capital gains or losses incurred by Ceding Insurer with respect to such assets and no part of any such gains and losses of Ceding Insurer from, or considered as being from, the sale or exchange of any asset shall be treated as gains or losses from the sale or exchange of assets owned by or belonging to the Reinsurer.

     3.3. Reinsurer shall be solely responsible for paying all Federal, State and local income taxes, if any, relating to the Gross Investment Income paid by the Ceding Insurer to the Reinsurer hereunder.

     4. Expenses. Except as otherwise provided herein, Ceding Insurer shall bear all expenses relating to the issuance and maintenance of the Policies reinsured hereunder.

     4.1 For purposes of this Modified Coinsurance Agreement, Policy Issue Expenses (herein so-called) for each new Policy reinsured hereunder and Policy Maintenance Expenses (herein so-called) for each Policy reinsured hereunder are detailed in Schedule A (attached). Reinsurer shall reimburse the Ceding Insurer for Policy Issue Expenses and Policy Maintenance Expenses in an amount equal to Reinsurer's Quota Share of the Policies reinsured hereunder, expressed as a percentage of the Policy Issue Expenses and the Policy Maintenance Expenses.

     4.2 Service Fees shall be paid by the reinsurer as detailed in Exhibit C, the Administrative Services Agreement, as long as the business described herein remains in force.

     5. Payments by Ceding Insurer. Within sixty (60) days after the end of each Accounting Period, Ceding Insurer shall deliver to Reinsurer an accounting with respect to all Policies reinsured hereunder and Ceding Insurer shall pay to Reinsurer, if such amount is greater than zero, the excess of Profit, as defined in paragraph 5.1, over the absolute value of the Experience Account Balance, as defined in Schedule B, at the beginning of the Accounting Period accumulated. with interest at the Experience Account Interest Rate. 5.1 With respect to each Accounting Period, the Profit will be equal to the sum of:

     (a)  Reinsurer's Quota Share of Gross Premiums for such Accounting Period;

     (b)  The Gross Investment Income for such Accounting Period;

     (c) Reinsurer's Quota Share of any decrease in Reserve Liability for such Accounting Period;
          minus the sum of:

     (d) Reinsurer's Quota Share of all disbursements made by Ceding Insurer with respect to the policies for such Accounting Period (other than disbursements relating to Policy Issue Expenses, Policy Maintenance Expenses, Reserves, and Policy Loans), including, without limitation, all death benefits, nonforfeiture benefits, matured endowments, disability waiver premium benefits, policyholder dividends, premium taxes, commissions, and renewal bonuses, and Reinsurer agrees that it will pay all costs and expenses incurred by it and on its behalf in connection with the retrocession of any liability on the policies reinsured hereunder.

     (e) Reinsurer's Quota Share of all Increases in Expenses and all Policy Maintenance Expenses for such Accounting Period.

     (f) Reinsurer's Quota Share of all increases in Reserve Liability for such Accounting Period.

     (g) Reinsurer's retrocession premium, allowances and claims calculated in the Reinsurance Agreement Exhibit D.

     6. Payments by Reinsurer. If the Profit, as calculated in paragraph 5.1, is negative, the absolute value of such amount shall be paid by the Reinsurer to the Ceding Insurer.

     7. Retrocession. The Reinsurer's risk in excess of the Reinsurer's normal retention shall be addressed in Exhibit D, Reinsurance Agreement.

     8. Oversiqht. It is understood and agreed that if failure to comply with any terms of this Modified Coinsurance Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the Ceding Insurer or Reinsurer, both the Ceding Insurer and Reinsurer shall be restored to the positions they would have been in had no such misunderstanding or oversight occurred.

     9. Reinstatement. If a Policy reinsured hereunder lapses for nonpayment of premium and is subsequently reinstated by the Ceding Insurer under its regular rules, Reinsurer will automatically reinstate its reinsurance with respect to such Policy. The Ceding Insurer will promptly notify Reinsurer regarding any such reinstatement and will pay to Reinsurer its share of premiums in arrears, with interest at the same rate and in the same manner as received by the Ceding Insurer in connection with the reinstatement.

     10. Misstatement of Age or Sex. If there Is an increase or reduction in any Policy reinsured hereunder because of an overstatement or understatement of age or misstatement of sex being established either before or after the death of the life insured, Ceding Insurer and Reinsurer shall share in such increase or reduction in proportion to their respective liabilities under the Policy.

     11. Settlement of Claims.

     11.1 The Ceding Insurer shall give the Reinsurer prompt notice of any claim submitted on a policy reinsured hereunder and prompt notice of any instigation of any legal proceedings in connection therewith. Copies of proofs of other documents bearing on such claim or proceeding shall be furnished to the Reinsurer when requested.

     11.2 The Reinsurer shall accept the good faith decision of the Ceding Insurer in settling any claim or suit and shall pay, at its Home Office, its share of net reinsurance liability upon receiving proper evidence of the Ceding Insurer's having settled with the claimant. Payment of net reinsurance liability on account of death or dismemberment shall be made in one lump sum. In settlement of reinsurance liability for Waiver of Premium benefits, the Reinsurer shall pay to the Ceding Insurer its proportionate share of the gross premium waived.

     11.3 If the Ceding Insurer should contest or compromise any claim or proceeding, and the amount of net liability thereby be reduced. the Reinsurer's reinsurance liability (net of any retrocession to Ceding Insurer or any affiliate of Ceding Insurer) shall be reduced in the proportion that the net liability of the Reinsurer bore to the sum of the retained net liability of the Ceding Insurer and the net liability of other reinsurers existing as of the occurrence of the claim.

     11.4 Any unusual expenses incurred by the Ceding Insurer in defending or investigating a claim for policy liability or in taking up or rescinding a policy reinsured hereunder shall be participated in by the Reinsurer in the same proportion as described in Section 11.3, above.

     11.5 In no event shall the following categories or expenses or liabilities be considered, for purposes of this agreement, as "unusual expenses" or items of "net reinsurance liability":

     (a)  routine investigative or administrative expenses;

     (b) expenses incurred in conjunction with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the Ceding Insurer admits are payable;

     (c) expenses, fees, settlements, or judgments arising out of or in conjunction with claims against the Ceding Insurer for punitive or exemplary damages;

     (d) expenses, fees, settlements, or judgments arising out of or in conjunction with claims made against the Ceding Insurer and based on alleged or actual bad faith, failure to exercise good faith, or tortuous conduct.

     11.6 For purposes of this agreement, penalties, attorney's fees, and interest imposed automatically by statute against the Ceding Insurer and arising solely out of judgment being rendered against the Ceding Insurer in a suit for policy benefits reinsured hereunder shall be considered "unusual expenses".

     11.7 In the event that the amount of insurance provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the net reinsurance liability of the Reinsurer shall increase or reduce in the proportion that the net reinsurance liability of the Reinsurer bore to the sum of the net retained liability of the Ceding Insurer and the net liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex. Reinsurance policies in force with the Reinsurer shall be reformed on the basis of the adjusted amounts, using premiums and reserves applicable to the correct age and sex. Any adjustment in reinsurance premiums shall be made without interest.

     11.8 The Reinsurer shall refund to the Ceding Insurer any reinsurance premiums, without interest, unearned as of the date of death of the life reinsured hereunder.

     11.9 If the Ceding Insurer pays interest from a specific date, such as the date of death of the insured1 on the contractual benefit of a policy reinsured under this agreement, the Reinsurer shall indemnify the Ceding Insurer for the Reinsurer's share of such interest. Interest paid by the Reinsurer under this paragraph shall be computed at the same rate and commencing as of the same date as that paid by the Ceding Insurer. The computation of interest paid by the Reinsurer under this paragraph shall cease as of the earlier of (a) the date of payment of the Reinsurer's share of reinsurance liability and (b) the date of termination of the period for which the Ceding Insurer has paid such interest.

     12. Inspection of Records. Each party shall have the right at any reasonable time during normal business hours to inspect, at the office of the other party, all books and documents relating to reinsurance under this Modified Coinsurance Agreement.

     13. Insolvency In the event of the insolvency of the Ceding Insurer, all reinsurance shall be payable directly to the liquidator, receiver1 or statutory successor of said Ceding Insurer, without diminution because of the insolvency of the Ceding Insurer; provided, however, that any obligations of the Ceding Insurer to Reinsurer shall be offset against the obligations of Reinsurer to Ceding Insurer.

     13.1 In the event of the insolvency of the Ceding Insurer, the liquidator, receiver, or statutory successor of the Ceding Insurer shall give the Reinsurer written notice of the pendency of any claim on a Policy reinsured within a reasonable time, to be not less than thirty days, after such claim is filed in the insolvency proceeding. During the pendency of any such claim, Reinsurer may investigate such claim and in the name of the Ceding Insurer (or its liquidator, receiver, or statutory successor), but at its own expense, interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Insurer or its liquidator, receiver, or statutory successor.

     13.2 Any expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against the Ceding Insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Insurer solely as a result of the defense undertaken by Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the resulting expense shall be apportioned In accordance with the terms of the reinsurance agreement as though such expense had been Incurred by the Ceding Insurer.

     14. Abatement. This Modified Coinsurance Agreement may not be Abated until such time as the Marketing Agreement has been terminated, after which time this Modified Coinsurance Agreement may be Abated:

     (a)  By the mutual consent of the Ceding Insurer and the Reinsurer;

     or

     (b) By Ceding Insurer upon thirty (30) days written notice to Reinsurer;

     (c)  By Reinsurer upon thirty (30) days written notice to Ceding
      Insurer.

     15. Termination. This Modified Coinsurance Agreement may not be terminated until such time as the Marketing Agreement has been terminated, after which time this Modified Coinsurance Agreement may only be terminated:

     (a)  By the mutual consent of the Ceding Insurer and the Reinsurer;

     or

     (b) By Ceding Insurer in the event of a material breach hereof by Reinsurer and such breach is not cured or eliminated within thirty
          (30) days after receipt of written notice thereof to Reinsurer from Ceding Insurer; or

     (c) By Reinsurer in the event of a material breach hereof by Ceding Insurer and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Ceding Insurer from Reinsurer.

     16. Recapture of Reinsured Business. If any Cumulative Production Goal is not met by the Target Date applicable thereto, or if this Agreement is terminated prior to the Completion Date pursuant to the provisions of Paragraph 15(a) or 15(b) above, the Ceding Insurer shall have the right, upon six months' prior written notice to Marketing Company and Reinsurer, to recapture all of the Insurance Business ceded by the Ceding Insurer to Reinsurer under this Modified Coinsurance Agreement. No consideration shall be paid by the Ceding Insurer or FMI to Marketing Company or to Reinsurer for the recapture of such insurance business.

     17. Right of First Refusal. Ceding Insurer shall have a right of first refusal to reinsure the Policies reinsured hereunder to Reinsurer under the terms, conditions and provisions set forth in Paragraph 7 of the Marketing Agreement.

     18. Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Modified Coinsurance Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions, or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach hereof or of any other covenant, condition or agreement herein contained. All remedies provided for in this Modified Coinsurance Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

     19. Amendments. This Modified Coinsurance Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

     20. Approvals, Consents, etc. In any instance where agreement, approval, acceptance or consent of any party is required by any provision of this Modified Coinsurance Agreement, such action shall not be unreasonably delayed or withheld.

     21. Force Majeure. Ceding Insurer or Reinsurer shall be excused from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or In part, as a result of an Act of God, fire, war, civil disturbance court order, insurance department regulatory order, labor dispute, or other cause beyond its reasonable control, and such nonperformance shall not be a ground for Termination hereof or assertion of default hereunder. In the event either party hereto shall be excused from performance under this provision, said party shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivilent fulfillment of its obligations hereunder.

     22. Severability. If any provision of this Modified Coinsurance Agreement is declared or found to be illegal1 unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Modified Coinsurance Agreement, and all other provisions hereof shall remain in full force and effect.

     23. Governing Law. This Agreement shall be governed by and construed enforced in accordance with the laws of the Commonwealth of Massachusetts.

     IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this  Modified
Coinsurance Agreement to be signed and delivered by their respective officers thereunto duly authorized, all as the date first hereinabove written.




Attest:                             MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY


Title:                              By: /s/
                                        ----------------------------------
                                        Title: Chairman of the Board

Attest:
                                    FIRST FINANCIAL LIFE INSURANCE COMPANY

      /s/ Thomas A. Peterson        By: /s/ Donald E. Ebbert
Title:    Exec. Vice President          -----------------------------------
                                        Title:  President

Exhibit 10.2.1
                                   SCHEDULE B

                           Experience Account Balance


The Experience Account Balance at the inception of the agreement is zero. With respect to each Accounting Period, the Experience Account Balance at the end of the Accounting Period will be equal to the sum of:


     (a) The Experience Account Balance at the beginning of the Accounting Period accumulated with interest at the Experience Account Interest Rate;

     (b)  The  Reinsurer's  Quota Share of Gross  Premiums  for such  Accounting
          Period;

     (c) The Gross Investment Income for such Accounting Period; minus the sum of:

     (d) The Reinsurer's Quota Share of any decrease in Reserve Liability for such Accounting Period;

     (e) The Reinsurer's Quota Share of all disbursements made by Ceding Insurer with respect to the policies for such Accounting Period (other than disbursements relating to Policy Issue Expenses, Policy Maintenance Expenses, Reserves and Policy Loans), including, without limitation, all death benefits, nonforfeiture benefits, matured endowments, disability waiver of premium benefits, policyholder dividends; premium taxes, commissions, bonuses and all costs and expenses incurred by Reinsurer or on Its behalf in connection with retrocession of any liability on the policies reinsured hereunder;

     (f) Reinsurer's Quota Share of all Policy Issue Expenses and Policy Maintenance Expenses for such Accounting Period;

     (g) Reinsurer's Quota Share of all increases in Reserve Liability for such Accounting Period.

     (h) Reinsurers retrocession premium, allowances, and claims. The Experience Account Balance shall be increased for any payments by the Reinsurer to the Ceding Insurer and decreased for any payments by the Ceding Insurer to the Reinsurer. The Experience Account Balance at the beginning of any Accounting Period will be equal to the Experience Account Balance determined above at the end of the prior period, adjusted for such payments Experience Account Balance shall be limited to Five-Hundred Thousand Dollars ($500,000).

Experience Account Interest Rate. The Experience Account Interest Rate for any Accounting Period shall be equal to the highest Gross Rate of Interest as dictated in Schedule A of this reinsurance treaty for such Accounting Period plus guaranteed maximum cost of three hundred basis points.

                                   SCHEDULE A


                 Expense Allowances and Gross Rates of Interest

                    Policy Issue Expenses          Policy Maintenance Expenses
                    ---------------------          -----------------------------
                                   Percent of
                    Per         Annualized or      Annual         Per      Per
Product           Policy      Control Premium    Per Policy      Lapse    Death
-------           ------      ---------------    ----------      -----    -----

Lifetrend          30.00              0%            30.00          0         0
   250 Basis Points
   (Interest-Sensitive
    whole life form NP-82)

Lifetime           30.00              0%            30.00          0         0
   250 Basis Points
   (Flexible premium
    adjustable life
    form UN-84)




Expense allowances and Gross Rates of Interest for additional insurance products must be made part of this treaty by amendment before such products can be reinsured under this treaty.

Exhibit 10.2.2

                                    EXHIBIT C

                        ADMINISTRATIVE SERVICES AGREEMENT



     THIS ADMiNISTRATIVE SERVICES AGREEMENT made and entered into as of the 23rd day of February, 1989 by and between FACILITIES MANAGEMENT INSTALLATION ("FMI"), a Delaware corporation with its principal Colorado offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111, and FIRST FINANCIAL LIFE INSURANCE COMPANY ("Life Company"), am Arizona stock life insurance corporation with principal offices at Tampa, Florida, and administrative offices at 7887 East Belleview Avenue, Englewood, Colorado 80111.

                              W-I-T-N-E-S-S-E-T-H:

     WHEREAS, FMI, MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY ("MGLIC"), FIRST FINANCIAL MARKETING SERVICES, INC. "Company"), FIRST FINANCIAL LIFE COMPANIES, INC. ("Parent") and Life Company have entered into a Marketing Agreement (herein so-called) of even date herewith under which, among other things, FMI and Life Company agreed to enter into this Administrative Services Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. All terms used in the Marketing Agreement shall have the same meaning in this Agreement unless otherwise indicated herein.

     2. Administrative Services. FMI agrees to provide to Life Company all administrative services and to perform all functions necessary to fully process, administer and account for all Insurance Business issued as a result of applications solicited by General Agents which Insurance Business is ceded by MGLIC to and reinsured by Life Company under the Coinsurance Agreement and Modified Coinsurance Agreements between Life Company and MGLIC (the "Reinsured Business"). Such administrative services and functions shall include, without limitation, all necessary actuarial, premium billing and collections, accounting, financial reporting, regulatory compliance and claims services required to fully process, administer and account for all of the Reinsured Business. Notwithstanding any provision herein, FMI shall not be obligated hereunder to process, administer or account for anY individual cession reinsurance. This Agreement shall not become effective until such time as Life Company is issued a Certificate of Authority from the Arizona Insurance Commissioner to engage in the business of life reinsurance.

     3. Service Fee. As consideration for rendering the administrative services and performing the functions specified in Paragraph 2 above, Life Company agrees to pay to FMI a monthly Service Fee (herein so-called) equal to one-sixth of one percent (.1677.) of the premiums on the policies of MGLIC in force each month and reinsured by Life Company. For purposes of this calculation, premiums in force shall consist of (i) annualized premiums for all fixed premium policies in force, excluding single premium whole life and (ii) units in force multiplied by the control premium at date of issue for all universal life policies. The Service Fee shall be payable to FMI within sixty (60) days after the end of each Accounting Period as defined in the certain Coinsurance Agreement and Modified Coinsurance Agreement of even date herewith and shall constitute full compensation to FMI for the rendition of such administrative services and the performance of such functions, including FMI's costs and expenses related to such services. Such Service Fee shall be payable to FMI in addition to any fees, expenses or allowances payable by Life Company to MGLIC under the said Coinsurance Agreement and Modified Coinsurance

Agreement. In the event that such payment would he in violation of applicable insurance or state laws, FMI shall not accept the payment and shall be released from future obligations under this Agreement.

     4. Investments. As part of the consideration for the Service Fee, and if requested by Life Company's Board of Directors, FMI agrees to invest the assets of Life Company in accordance with the directions of Life Company's Board of Directors.

     5. Supervision of Life Company. All services performed by FMI hereunder shall at all times be subject to the review, control and supervision of Life Company's Board of Directors. FMI shall at all times act in a fiduciary capacity with respect to Life Company. FMI shall prepare and submit to Life Company such reports as to services provided and costs incurred as Life Company may reAsonably request. FMI shall allow representatives of Life Company to inspect and copy, at all reasonable times, FMI's financial and other records pertaining to services provided to Life Company.

     6. Third Party Agreements. Life Company acknowledges that FMI may, as a part of its normal business, perform similar services and functions for its affiliates and for other nonaffiliated third parties ("Other Parties") and that FMI may utilize the same office space, equipment and personnel to perform such services and functions for its affiliates and Other Parties as it utilizes to perform such services and functions for Life Company.

     7. Responsible Officer. Life Company shall designate an officer who shall be authorized to direct FMI in the performance of its duties hereunder.

     8. Other Business. Upon the written request of Life Company, FMI agrees to enter into a separate agreement with Life Company on such terms as may be mutually agreeable, to provide all administrative services and to perform all functions necessary to fully process, administer and account for other insurance business which may be ceded to and reinsured by Life Company or written directly by Life Company: provided, however, that FMI shall not be obligated to administer, process or account for any individual cession reinsurance. As consideration for the rendition of such services, under such separate agreement, Life Company shall agree to pay to FMI an amount equal to FMI's actual cost of rendering such services plus an amount equal to 25% of such actual costs.

     9. Termination. This Agreement may not be terminated until such time as all Coinsurance Agreements an Modified Coinsurance Agreements between MGLIC and Life Company have been terminated, after which this Agreement may only be terminated:

     (a)  By the mutual consent of the parties hereto; or

     (b) By FMI in the event of a material breach hereof by Life Company and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to Life Company from FMI; or

     (c) By Life Company in the event of a material breach hereof by FMI and such breach is not cured or eliminated within thirty (30) days after receipt of written notice thereof to FMI from Life Company.

     10. Further Assurance. Upon the sale of Parent of Life Company, the sale of all or substantially all the assets of Parent, or upon the sale or transfer of any Insurance Business ceded to Life Company for which FMI provides administrative services, FMI will cooperate and cause its affiliates to cooperate to effect the orderly transition of the business, operations, or affairs (as the case may be) of Parent or Life Company (as the case may be) and will take such action as Life Company reasonably requests in connection therewith.

     11. Miscellaneous.

          (a) Assignments. This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this Agreement without the prior written consent of the other parties.

          (b) Counterparts.  This   Agreement   may  be   executed   in  two  or
     counterparts, each of which shall be deemed; an original, but all of taken together shall constitute one and the same instrument.

          (c) Section Headings. The headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (d) Waiver. No delay or omission by any party hereto to exercise any right or power arising upon any noncompliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions, or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

          (e) Amendments. This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

          (f) Relationship of Parties. In furnishinq services to Life Company, FMI shall be deemed to be acting as an independent contractor. FMI does not undertake by this Agreement or otherwise to perform any obligation of Life Company, whether regulatory or contractual, except as provided herein. FMI shall not be deemed to be joint venturer with, or an employee, of Life Company.

          (g) Approvals, Consents, etc. In any instance where agreement, approval, acceptance or consent of any party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

          (h)  Force  Maleure.  FMI  or  Life  Company  shall  be  excused  from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, and such nonperformance shall not be a ground for termination hereof or assertion of default hereunder. In the event FMI shall be excused from performance under this provision, FMI shall use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, equivalent fulfillment of its obligations hereunder.

          (i) Severability. If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

          (j) Arbitration. All disputes, controversies, claims, and other matters in question between the parties hereto arising in connection with this Agreement or the breach hereof shall be submitted to arbitration pursuant to the procedure set forth in Paragraph 8 of the Marketing Agreement.

          (k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

          IN WITNESS WHERE0F, the parties hereto have caused this Agreement to be signed and delivered by their respective officers thereunto duly
     authorized,   all  as  of  the  date  first  hereinabove  written.

     Attest:                                FACILITIES MANAGEMENT INSTALLATION



                                          By: /s/
                                              ---------------------------------
     Title:                                   Title



     Attest:                              FIRST FINANCIAL LIFE INSURANCE COMPANY



     /s/                                  By: /s/
    ---------------------------               ---------------------------------
     Title:                                   Title:  President

Exhibit 10.2.3

                                    EXHIBIT F
                             REINSURANCE AGREEMENT



THIS REINSURANCE AGREEMENT, made and entered into as of the 1st day of April, 1990, by and between FIRST FINANCIAL LIFE INSURANCE COMPANY, an Arizona insurance corporation with principal offices located at Phoenix, Arizona, (hereinafter called Ceding Insurer) and MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY, a Massachusetts insurance corporation with principal offices located at 7887 East Belleview Avenue, Englewood, Colorado 80111 (hereinafter called Reinsurer).

WHEREAS: Reinsurer has entered into automatic reinsurance agreements with Life Re Assurance Company (hereinafter called Life Re) dated April 1, 1990 and Connecticut General Life Insurance Company (hereinafter called CIGNA) dated April 1, 1990; and

WHEREAS:   Ceding  Insurer  and  Reinsurer  are  desirous  of  entering  into  a
Reinsurance Agreement for new business issued on or after April 1 1990;

NOW, THEREFORE, WITNESSETH that in consideration of the premises and mutual promises of the parties hereto and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to reinsure new business written on or after April 1, 1990 on the terms and conditions set out below. This agreement is solely between Ceding Insurer and Reinsurer and performance of the obligations of each party under this agreement shall be rendered solely to the other party. In no instance shall anyone other than the Ceding Insurer or Reinsurer have any rights under this agreement.

                                    Article 1

APPLICATION OF AGREEMENT

     Reinsurance under this agreement will be limited to the Insurance Plans listed in Schedule D attached to this agreement.

                                    Article 2

AUTOMATIC REINSURANCE

     Whenever Ceding Insurer requires reinsurance for the excess risk over its retention of life insurance risk, then Reinsurer shall accept, on an automatic basis, all excess risk Reinsurer has ceded to Ceding Insurer pursuant to the Modified Coinsurance Agreements between the parties dated February 23, 1989 and the Reinsurance Agreement between the parties dated February 23, 1989. Ceding Insurer shall retain its maximum level of retention of risk as shown in Schedule A attached hereto.

CONTINUATION OF REINSURANCE

     Any policy issued in exchange or conversion of a prior policy will be reinsured under this agreement provided that the original policy was reinsured in Reinsurer and further provided that underwriting guidelines and rate schedules specific to such exchanges and/or conversions are mutually agreed upon between the two companies.

SUPPLEMENTARY BENEFITS

     Reinsurance under this provision will include the supplementary disability waiver of premium benefit for an amount not greater than that corresponding to the accompanying life reinsurance provided that Ceding Insurer is retaining its maximum limit of retention for such benefit as shown in Schedule A.

OPTED INSURANCE

     Reinsurance accepted under this provision will include the excess over Ceding Insurer's then maximum limit of retention of standard insurance issued by Ceding Insurer under the provisions of a Guaranteed Insurability rider provided that the policy to which the rider is attached was issued on a standard basis and while this agreement was in effect.

     Future modifications or cancellations of this provision will not alter Ceding Insurer or Reinsurer obligations to reinsure, as herein provided, insurance issued by Ceding Insurer under Guaranteed Insurability riders attached to policies issued by Reinsurer while this provision is in effect.

NEW RETENTION LIMITS

     Ceding Insurer will have the right to modify its limits affecting reinsurance by giving Reinsurer thirty days' notice in writing. The amount of reinsurance to be ceded automatically to Reinsurer on any life after such new limits take effect will be determined by mutual agreement between the two companies.

                                    Article 3

FACULTATIVE REINSURANCE

     Whenever Ceding Insurer desires reinsurance on a risk not eligible for automatic cession under the provisions of Article 2, Ceding Insurer may apply to Reinsurer for facultative reinsurance.

FACULTATIVE REINSURANCE PROCEDURE

     Whenever Ceding Insurer applies to Reinsurer for facultative reinsurance, it will forward Reinsurer the original application~ medical examiners' reports, inspection reports, and all other papers bearing on the insurability of the risk. Reinsurer will examine the papers immediately upon receipt of such application and, as soon as possible, notify Ceding Insurer of its decision.

NOTIFICATION

     Ceding Insurer will notify Reinsurer when reinsurance is not required on a risk for which reinsurance has been applied on a facultative basis.

                                    Article 4

LIABILITY OF REINSURER

     The liability of Reinsurer on any reinsurance under this agreement, subject to the prior approval of Reinsurer in the case of facultative reinsurance, will commence simultaneously with that of Ceding Insurer. Subject to the provisions of Articles 9, 12, and 16, and subject to the payment of reinsurance premiums as provided under Articles 7 and 10 of this agreement, each reinsurance will be continued in force as long as Ceding Insurer is liable under its respective policy and will terminate when the liability of Ceding Insurer terminates.

                                    Article 5

CONDITIONS OF REINSURANCE

     Reinsurance under this agreement will be subject to all the applicable provisions contained in the respective policies of Ceding Insurer.

     Reinsurer will not be called upon to participate in policy loans on policies reinsured hereunder.

     Ceding Insurer will furnish Reinsurer with specimen copies of all of its current application, policy and rider forms, and tables of rates and values which may be required for the proper administration of the reinsurance under this agreement and will advise Reinsurer of all subsequent modifications thereof and new forms under which reinsurance may be effected. In addition, Ceding Insurer will promptly notify Reinsurer of any non-contractual modifications of its policy forms and any systematic revision of available benefits.

                                    Article 6

YEARLY RENEWABLE TERM

     Life reinsurance under this agreement will be on the Yearly Renewable Term plan for the amounts at risk on the portion of the original policy reinsured in Reinsurer.

AMOUNTS AT RISK

     At the end of each month, the reinsured risk amount shall be determined as follows:

     a.   If Death Benefit Option A:

              Reinsured    (Ceded)* (1 - Value of the Accumulation Account*)
                                         ----------------------------------
              Risk Amount  (Amount) (                Death Benefit         )

              *not less than zero

     b.   If Death Benefit Option B:

              Reinsured    =   Ceded
              Risk Amount      Amount

     In the case of policies which do not have an accumulation account provision, the reinsured risk amount is equal to the ceded amount.

     Notwithstanding the above, in the case of universal life - or interest sensitive-type plans, the percentage relationship of reinsurance to total original issue will be determined at issue and will then remain constant for the given death benefit. The reinsurance amount at risk will be the amount equal to the death benefit at issue less the cash value less the amount Ceding Insurer is retaining on the policy.

     Increases in the death benefit that are underwritten in accordance with Ceding Insurer's usual underwriting standards for individually selected risks for new issues will be considered as new insurance for the purpose of determining the reinsurance amount at risk.

                                    Article 7

PREMIUM RATES

     Premiums for reinsurance under this agreement will be computed at the rates shown in Schedule C, attached hereto. The renewal rates which are guaranteed for life reinsurance, however, are those shown in Schedule C, except that where such rates are less than the 1980 CSO net premiums at 5.5% for the applicable rating, it is such net premium rates which are guaranteed.

ACCIDENTAL DEATH BENEFITS

     The Ceding Insurer shall cede 100% of its Quota Share of Accidental Death Benefits to Reinsurer and will be "Bulk Reported" to Reinsurer on an annual basis. The total amount of such Accidental Death Benefits in force as of December 31 in any year, shall be determined from line 41, Page 15 (Exhibits of Life Insurance), as shown in the Ceding Insurer's annual statement filed with the State Insurance Department.

     The premium due Reinsurer from the Ceding Insurer will be determined for each calendar year as follows:

     a. At the beginning of each calendar year an advance premium at the rate of $0.60 per $1,000 of Accidental Death Benefits in force on December 31st immediately preceding the beginning of each calendar year shall be payable; and

     b. at the close of such calendar year, premium at the rate of $0.30 per $1,000 of increase of such insurance in force, from the preceding December 31st to the current December 31st, shall be payable.

PREMIUM PAYMENTS BASIS

     Reinsurance premiums will be calculated on a monthly basis payable on a quarterly basis and in accordance with the provisions of Article 10.

     Whenever reinsurance hereunder is reduced or terminated, Reinsurer will refund the unearned reinsurance premium.

     Whenever reinsurance hereunder is reinstated, Ceding Insurer will pay Reinsurer the reinsurance premium for the proportionate part of the month following the date of reinstatement. Thereafter, reinsurance premiums will be payable in accordance with Articles 7 and 10.

     In the event of Disability, Ceding Insurer will continue to pay to Reinsurer the Schedule C premiums for all coverages which continue during disability, notwithstanding any payments made by Reinsurer to Ceding Insurer under the provisions of Article 11.

PREMIUMS FOR OPTED INSURANCE

     The basic premiums payable for reinsurance of opted insurance issued under the provisions of guaranteed insurability riders will be calculated at the rates effective for regular new reinsurance ceded under this agreement at the date of option. A single extra payment will also be payable for such reinsurance and will be calculated at the rates shown in Schedule E, attached hereto. This extra payment will be payable at issue of the opted policy and will not be subject to refund for any reason.

                                    Article 8

PREMIUM TAX REIMBURSEMENTS

     Reinsurer will not reimburse Ceding Insurer for any premium taxes.

                                    Article 9

CHANGES

     Whenever a change is made in the underwriting classifications of a policy reinsured hereunder which effects the rate charged for the individual policy, a corresponding change shall be made in the reinsurance rates charged under this agreement. If such reinsurance was effected on a facultative basis, then any corresponding change will be made subject to the prior approval of Reinsurer. It is hereby understood that Ceding Insurer shall pay to Reinsurer the same rate charged to Reinsurer by life Re and/or CIGNA for any reinsurance described in Article 2 - Automatic Reinsurance which Reinsurer shall cede to Life re and/or CIGNA.

REDUCTIONS AND TERMINATIONS

     Reductions and terminations of Ceding Insurer's policies, riders or benefits will reduce or terminate the reinsurance thereon in a corresponding amount as of the effective date of such reduction or termination. If reinsurance applies to more than one policy, the reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured, whereby Ceding Insurer will maintain the same retention in effect prior to the decrease in reinsurance.

REINSTATEMENTS

     Whenever a policy reinsured hereunder lapses, or is continued on the paid-up or extended term insurance basis, and is later approved for reinstatement by Ceding Insurer in accordance with its usual underwriting standards, reinsurance of the excess over Ceding Insurer original retention resulting from such reinstatement will be automatically reinstated by Reinsurer for an amount not exceeding that part of the policy originally reinsured in Reinsurer.

       Ceding Insurer will promptly notify Reinsurer of such reinstatement, and the reinsurance so reinstated will become effective as of the date of Ceding Insurer's underwriting approval of reinstatement.

                                   Article 10

ACCOUNTING STATEMENTS

     The monthly premiums for life reinsurance will be computed in accordance with the rates contained in Schedule C, using the applicable modal factor. On or before the 45th day following the last day of the preceding calendar quarter, Reinsurer will forward Ceding Insurer an itemized statement, in substantial accord with Schedule B - Section I, attached hereto, covering the following for the quarter immediately preceding:

     a.   First year premiums due on new reinsurance.

     b.   Renewal   premiums   due  on   existing   reinsurance   with   renewal
          anniversaries during the previous month.

     c. Premium adjustments outstanding on changes in reinsurance and previous accounting statement entries.

     Ceding Insurer will settle with the Reinsurer, on a quarterly basis, any balance due Reinsurer under this agreement. This said settlement shall be calculated in conjunction with the settlement of any monies owed pursuant to the Modified Coinsurance Agreement between the parties dated February
     23. 1989.

     The payment of reinsurance premiums in accordance with the terms of the preceding paragraph will be a condition precedent to the liability of Reinsurer under reinsurance covered by this agreement. If reinsurance premiums due Reinsurer are not paid by Ceding Insurer within sixty days of the date described above, Reinsurer will have the right to terminate the reinsurance under the cessions for which premiums are in default. If Reinsurer elects to exercise its right of termination, it will give Ceding Insurer thirty days' written notice of termination. If all reinsurance premiums in default, including any which may become in default during the thirty-day period, are not paid before the expiration of such period,

     Reinsurer will thereupon be relieved of future liability under all reinsurance for which premiums remain unpaid.

DATA REQUIREMENTS

     Ceding Insurer will provide Reinsurer with details pertaining to the policies reinsured hereunder when and as requested by Reinsurer.

                                   Article 11

SETTLEMENT OF CLAIMS

     Reinsurer shall be liable to Ceding Insurer for the insurance and annuity benefits reinsured under this agreement as Ceding Insurer shall be liable for such benefits and all claim settlement shall be subject to the terms and conditions of the particular form of policy or contract under which Ceding Insurer is liable. At such time as Ceding Insurer is advised of a claim under a policy or contract reinsured hereunder, it shall promptly notify Reinsurer and, upon request, shall deliver to Reinsurer copies of all papers connected with the claim. Reinsurer will accept the decision of Ceding Insurer on payment of a claim under a policy or contract reinsured hereunder. Ceding Insurer shall promptly advise Reinsurer of its intention to contest, compromise or litigate a claim under a policy or contract reinsured hereunder, and Reinsurer shall, at the request of Ceding Insurer, advise and assist Ceding Insurer in its determination of liability and in the best procedure to follow with respect to any such claim of doubtful validity. Ceding Insurer and Reinsurer shall share pro rata all unusual expenses incurred in connection with contesting. compromising or settling claims under policies or contracts reinsured hereunder. If Reinsurer declines to participate in the contest of or assertion of defenses to any such claim. Reinsurer promptly shall discharge all of its liability for the claim, or any expenses, damages, fees or costs connected therewith by payment of the full amount of reinsurance of the policy or contract under which the claim is asserted against Ceding Insurer

                                   Article 12

MISSTATEMENT OF AGE OR SEX

     Whenever the amount of insurance on a policy reinsured hereunder is increased or reduced because of a misstatement of age or sex established after the death of the insured, the two companies will share in such increase or reduction in proportion to the respective net liabilities carried by the two companies on the policy immediately prior to the adjustment.

                                   Article 13

INSOLVENCY

     All reinsurance under this agreement will be payable by Reinsurer directly to Ceding Insurer, its liquidator, receiver or statutory successor on the basis of the liability of Ceding Insurer under the policy or policies. without diminution because of the insolvency of Ceding Insurer. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of Ceding Insurer will give written notice of the pendency of a claim against Ceding Insurer on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to Ceding Insurer or its liquidator or receiver or statutory successor.

     It is further understood that the expense thus incurred by Reinsurer will be chargeable, subject to court approval, against Ceding Insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Ceding Insurer solely as a result of the defense undertaken by Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by Ceding Insurer.

                                   Article 14

 EXPERIENCE REFUNDS

     Life reinsurance accepted under this agreement will not be eligible for experience refunds.

                                   Article 15

ARBITRATION

     Any disagreement that should arise between Ceding Insurer and Reinsurer regarding the rights or liabilities of either party under any transaction pursuant to this agreement shall be referred to arbitrators. One arbitrator is to be chosen by each party from among officers of other life insurance companies, which said officers are familiar with reinsurance transactions. A third arbitrator shall be chosen by the said two arbitrators before entering into arbitration. An arbitrator may not be a present or former officer, attorney, or consultant of Ceding Insurer or Reinsurer or either's affiliates. If the arbitrators appointed by the two parties cannot agree on a third person then either party may apply to the President of the American Life Insurance Association for appointment of a third arbitrator. The arbitrators' decision will be final and binding upon both parties.

     The place of the meeting of the arbitrators will be decided by a majority vote of the members thereof. All expenses and fees of the arbitrators will be borne equally by Ceding Insurer and Reinsurer, unless the arbitrators decide otherwise.

                                   Article 16

DURATION OF AGREEMENT

     This agreement will take effect as of April 1, 1990. If Reinsurer shall cease to cede to Ceding Insurer certain insurance risks pursuant to a Modified Coinsurance Agreement between the parties dated February 23, 1989 and/or if the automatic reinsurance agreements between Reinsurer and Life Re and Reinsurer and CIGNA shall be terminated, then in any such event this agreement shall be terminated with respect to the issuance of new insurance business. Such termination as to new reinsurance will not affect existing reinsurance which will remain in force until the termination or expiry of each individual reinsurance in accordance with the terms and conditions of this agreement provided, however, that Reinsurer will not be liable under this agreement for any premium refunds which are not reported to Reinsurer within 180 days following the termination or expiry of all reinsurance reinsured hereunder.

                                Article 17 WAIVER

     No delay or omission by any party hereto to exercise any right or power arising upon any non-compliance or default by any other party with respect to any of the terms of this Agreement shall impair any such right or power to be construed as a waiver thereof. A waiver by any of the parties hereto of the fulfillment of any of the covenants, conditions or agreements to be performed by any other shall not be construed to be a waiver of any succeeding breach hereof or of any other covenant, condition or agreement herein contained. All remedies provided for in this Agreement shall be cumulative in addition to and not in lieu of any other remedies available to any party at law, in equity or otherwise.

                                   Article 18

AMENDMENTS

     This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing duly executed by the parties hereto or their respective successors or permitted assigns.

                                   Article 19

APPROVALS, CONSENTS, ETC.

     In any instance where agreement, approval, acceptance or consent of any party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

                                   Article 20

FORCE MAJEURE

     Ceding Insurer or Reinsurer shall be excused from performance hereunder for any period when either is prevented from performing any services to be provided hereunder, in whole or in part, as a result of an Act of God, fire, war, civil disturbance, court order, insurance department regulatory order, labor dispute, or other cause beyond its reasonable control, and such non-performance shall not be a ground for Termination hereof or assertion of default hereunder. In the event either party hereto shall be excused from performance under this provision. said party shall use its best efforts to provide. directly, or indirectly, alternative and, to the extent practicable, equivalent fulfillment or its obligations hereunder.

                                   Article 21

 SEVERABILITY

     If any provision of this Agreement is declared or found to be illegal, unenforceable or void by any administrative agency, regulatory body, or court of competent jurisdiction, such finding shall not affect the remaining provisions of this Agreement, and all other provisions hereof shall remain in full force and effect.

                                Article 22 NOTICE

     Any notices required or permitted under this agreement shall be in writing and shall be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to Ceding Insurer:

          Donald E. Ebbert
          President
          First Financial Life Insurance Company
          4830 West Kennedy Boulevard, Suite 595
          Tampa, Florida  33609

          If to Reinsurer:

          Cathy A. Shinagawa
          Vice President-Reinsurance
          Massachusetts General Life Insurance Company
          7887 East Belleview Avenue
          Englewood, Colorado  80111

                                   Article 23

SECTION READINGS

     The headings set forth herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this agreement.

                                    Article 2

 ASSIGNMENT

     This agreement shall be binding on the parties hereto and their respective successors and permitted assigns, but no party may assign this agreement without the prior written consent of the other parties.

                                   Article 25

GOVERNING LAW

     This agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado; provided, however, that the services to be rendered to Reinsurer shall be rendered in conformity with the laws of its domiciliary states.


IN WITNESS WHEREOF, the parties hereto have caused this Reinsurance Agreement to be signed and delivered by their respective officers thereunto duly authorized, all as of the date first hereinabove written.

 ATTEST:                                  FIRST FINANCIAL LIFE INSURANCE COMPANY



/s/
   -------------------------------        By /s/ Donald E.Ebbert
                                             -----------------------------------
                                              Donald E.Ebbert, President



ATTEST:                                   MASSACHUSETTS GENERAL LIFE INSURANCE
                                          COMPANY


/s/                                       By  /s/ Lee G. Baker
   -------------------------------            ----------------------------------
   Witness                                    Lee G. Baker, President

                         RUSHMORE FINANCIAL GROUP, INC.


                                  Exhibit 11.1

Statement regarding computation of earnings per share.

The computation of earnings per share can be clearly determined from the information provided in the consolidated financial statements included in the form SB-2. During a loss period, the assumed exercise of stock options have an antidilutive effect. As a result, these shares are not included in the weighted average shares outstanding until actual conversion to common stock occurs. All shares in the earnings per share calculations are retroactively stated to reflect capital structure change through October 17, 1997.

                                  Exhibit 15.1

Letter on unaudited interim financial information.

(see attached letter)


                                  Exhibit 15.1






                                                     December 11, 1997




United States Securities
  and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


Dear Sirs:

We are aware of the inclusion of unaudited financial statements as of September 30, 1996 and 1997 and for the nine months ended September 30, 1997 in the Form SB-2 registration statement dated December 15, 1997 covering up to 1,250,000 shares of common stock.




                                                     S/CHESHIER & FULLER, L.L.P.
                                                       ------------------------
                                                       CHESHIER & FULLER, L.L.P.

Exhibit 23.2



                                                              December 11, 1997



Rushmore Financial Group, Inc.
13355 Noel Road, Suite 650
Dallas, TX  75240

Gentlemen:

We hereby consent to the inclusion of our audit report dated November 12, 1997 covering the consolidated financial statements of Rushmore Financial Group, Inc. as of December 31, 1996 and for the two years then ended and we also consent to the inclusion of our review report dated November 25, 1997 covering the consolidated financial statements of Rushmore Financial Group, Inc. as of September 30, 1997 and for the nine months ended September 30, 1996 and 1997 into the Form SB-2 registration statement dated December 15, 1997 covering up to 1,250,000 shares of common stock.


                                                   /s/ Cheshier & Fuller L.L.P
                                                       -----------------------

                                                      CHESHIER & FULLER, L.L.P.

Exhibit 23.3






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-XXXX) of Rushmore Financial Group, Inc. of our report dated November 20, 1997, on our audits of the consolidated financial statements of First Financial Life Companies, Inc. as of December 31, 1996 and for each of the two years in the period then ended. We also consent to the references to our firm under the caption "Experts."


                                                        /s/ Coopers & Lybrand
                                                        ------------------------
                                                        COOPERS & LYBRAND L.L.P.



Indianapolis, Indiana
December 11, 1997

EXHIBIT 23.4

                                                 December 5, 1997

Mr. D. M. Rusty Moore, President
Rushmore Financial Group, Inc.
13355 Noel Road, Suite 650
Dallas, Texas 75240

Gentlemen:

         I hereby consent to the use of my name as a prospective director of Rushmore Financial Group, Inc. in the Company's registration statement being filed with the SEC on Form SB-2.

                                                    Sincerely,


                                                    /s/ James Fehleison
                                                    James Fehleison

EXHIBIT 23.5

                                                 December 5, 1997

Mr. D. M. Rusty Moore, President
Rushmore Financial Group, Inc.
13355 Noel Road, Suite 650
Dallas, Texas 75240

Gentlemen:

         I hereby consent to the use of my name as a prospective director of Rushmore Financial Group, Inc. in the Company's registration statement being filed with the SEC on Form SB-2.

                                                         Sincerely,


                                                         /s/ Gayle C. Tinsley
                                                         Gayle C Tinsley

                                  Exhibit 27.1

                   Appendix D to Item 601(c) of Regulation S-B
               Broker-Dealers and Broker Dealer Holding Companies
                           Financial Data Schedule BD
                  December 31, 1996 and for the Year Then Ended


 Item
Number      Item Description

101         cash and cash items                                     $  117,738
103         receivables from brokers and dealers,
              customers and others                                      27,255
104         securities purchased under resale agreements                   -0-
104         securities borrowed                                            -0-
108         financial instruments owned                                    -0-
109         property, plant and equipment, net of depreciation          67,894
112         total assets                                               543,086
201         short term borrowings including commercial paper               -0-
203         payable to customers, brokers/dealers (including
              clearing brokers) and others                              83,733
204         securities sold under agreements to repurchase                 -0-
205         securities loaned                                              -0-
206         instruments sold, not yet purchased (at market)                -0-
208         long-term debt                                              12,854
209         preferred stock-mandatory redemption                           -0-
210         preferred stock-no mandatory redemption                    180,920
211         common stock                                                14,369
212         other stockholders' equity                                 155,648
213         total liabilities and stockholders' equity                 543,886
301         revenue from trading activities                                -0-
302         interest and dividends                                         -0-
303         commissions                                              1,493,908
304         revenues from investment banking activities                    -0-
305         revenues from asset management and other services           44,616
310         interest expense                                             4,535
311         compensation and employee related expense                1,241,476
313         income/loss before income tax                             (170,891)
314         income/loss before extraordinary items                    (170,891)
315         extraordinary items, less tax                                  -0-
316         cumulative change in accounting principles                     -0-
317         net income or loss                                        (170,891)
318         earnings per share-primary                                    (.12)
319         earnings per share-fully diluted                               -0-

                                  Exhibit 27.1

                   Appendix B to Item 601(c) of Regulation S-B
                               Insurance Companies
                           Article 7 of Regulation S-X
              September 30, 1997 and for the Nine Months Ended 1997

 Item
Number              Item Description

7-03(1)(a)          fixed maturities held for sale                           $      -0-
7-03(1)(a)          fixed maturities held to maturity-carrying value                -0-
7-03(1)(a)          fixed maturities held to maturity-market value                  -0-
7-03(1)(b)          investment in equity securities                                 -0-
7-03(1)(c)          mortgage loans on real estate                                   -0-
7-03(1)(d)          investment in real estate                                       -0-
7-03(1)(h)          total investments                                               -0-
7-03(2)             cash and cash equivalents                                 1,290,170
7-03(6)             reinsurance recoverable on paid losses                          -0-
7-03(7)             deferred policy acquisition costs                         4,281,359
7-03(12)            total assets                                             35,585,840
7-03(13)(a)(1)      policy liabilities-future benefits, losses, claims       33,563,841
7-03(13)(a)(2)      policy liabilities-unearned premiums                            -0-
7-03(13)(a)(3)      policy liabilities-other claims and benefits                    -0-
7-03(14)            other policy holder funds                                       -0-
7-03(16)            notes payable, bonds, mortgages and similar debt                -0-
7-03(21)            preferred stocks mandatory redemption                           -0-
7-03(22)            preferred stock-not mandatory                               180,920
7-03(23)            common stock                                                 25,043
7-03(24)            other stockholders' equity                                1,103,523
7-03(25)            total liabilities and stockholders' equity               35,585,840
7-04(1)             premiums                                                   (836,807)
7-04(2)             net investment income                                           -0-
7-04(3)             realized investment gains and losses                            -0-
7-04(4)             other income                                              4,052,413
7-04(5)             benefits, claims, losses and settlement expenses          1,128,230
7-04(7)(a)          underwriting acquisition and insurance expenses-
                      amortization of deferred policy acquisition costs       1,041,328
7-04(7)(b)          underwriting acquisition and insurance expense-other        697,655
7-04(8)             income or loss before income taxes                           (3,448)
7-04(9)             income tax expense                                           63,594
7-04(12)            income/loss continuing operations                           (20,778)
7-04(13)            discontinued operations                                     (25,992)
7-04(15)            extraordinary items                                             -0-
7-04(16)            cumulative effect-changes in accounting principles              -0-
7-04(17)            net income or loss                                          (84,413)
7-04(18)            earnings per share-primary                                     (0.5)
7-04(18)            earnings per share-fully diluted                                -0-



                                  Exhibit 27.1

                   Appendix D to Item 601(c) of Regulation S-B
               Broker-Dealers and Broker Dealer Holding Companies
                           Financial Data Schedule BD
              September 30, 1997 and for the Nine Months Then Ended


 Item
Number       Item Description

101          cash and cash items                                   $  131,652
103          receivables from brokers and dealers,
               customers and others                                    46,432
104          securities purchased under resale agreements                 -0-
104          securities borrowed                                          -0-
108          financial instruments owned                                  -0-
109          property, plant and equipment, net of depreciation           -0-
112          total assets                                             195,707
201          short term borrowings including commercial paper             -0-
203          payable to customers, brokers/dealers (including
               clearing brokers) and others                            89,533
204          securities sold under agreements to repurchase               -0-
205          securities loaned                                            -0-
206          instruments sold, not yet purchased (at market)              -0-
208          long-term debt                                               -0-
209          preferred stock-mandatory redemption                         -0-
210          preferred stock-no mandatory redemption                      -0-
211          common stock                                                 -0-
212          other stockholders' equity                                   -0-
213          total liabilities and stockholders' equity               285,240
301          revenue from trading activities                              -0-
302          interest and dividends                                       -0-
303          commissions                                            1,620,543
304          revenues from investment banking activities                  -0-
305          revenues from asset management and other services        103,292
310          interest expense                                             -0-
311          compensation and employee related expense              1,425,141
313          income/loss before income tax                             10,388
314          income/loss before extraordinary items                   (10,388)
315          extraordinary items, less tax                                -0-
316          cumulative change in accounting principles                   -0-
317          net income or loss                                       (42,186)
318          earnings per share-primary                                  (.02)
319          earnings per share-fully diluted                             -0-

                                  Exhibit 27.1

                   Appendix F to Item 601(c) of Regulation S-B
               Consolidated Totals for Registrants Filing Multiple
                            Financial Data Schedules
                           Financial Data Schedule CT
              September 30, 1997 and for the Nine Months Then Ended


 Item
Number                     Item Description

5-02(18)       total assets                                       $ 35,585,840
5-02(28)       preferred stock-mandatory redemption                        -0-
5-02(29)       preferred stock-no mandatory redemption                 180,920
5-02(30)       common stock                                             25,043
5-02(31)       other stockholders' equity                            1,103,523
5-02(32)       total liabilities and stockholders' equity           35,585,840
5-03(b)1       total revenues                                        4,980,984
5-03(b)(11)    income tax expense                                       95,393
5-03(b)(14)    income/loss continuing operations                        (5,174)
5-03(b)(15)    discontinued operations                                 (25,992)
5-03(b)(17)    extraordinary items                                         -0-
5-03(b)(18)    cumulative effect-changes in accounting principles          -0-
5-03(b)(19)    net income or loss                                     (126,559)
5-03(b)(20)    earnings per share-primary                                 (.07)
5-03(b)(20)    earnings per share-fully diluted                            -0-